UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
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Securities Exchange Act of 1934

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SOTERA HEALTH COMPANY
(Name of Registrant as Specified In Its Charter)
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Sotera Health

2026 Proxy Statement and Notice of Annual Meeting of Stockholders

Our Commitment to Safeguarding Global Health®

Sotera Health Company (Nasdaq: SHC) is a leading global provider of mission-critical end-to-end sterilization solutions, lab testing and advisory services for the healthcare industry. The name, Sotera Health, was inspired by Soteria, the Greek goddess of safety, and reflects the Company's unwavering commitment to its mission, Safeguarding Global Health®.

Company Highlights

90+ years of sterilization and lab services

Over **3,000** employees across the globe

Network of **63** global facilities

Global customer base in 50+ countries

Our Three Businesses

STERILIZATION SERVICES

Leader in sterilization services

Sterigenics

Comprehensive sterilization services

Provider of mission-critical and often government-mandated sterilization services

49 locations

2,000+ customers

Nordion

Gamma technologies

Global leader in supply of Cobalt-60, the key input for gamma sterilization

2 locations

~40 customers

LAB SERVICES

Leader in lab testing & advisory services

Nelson Labs

Expert lab testing and advisory services

Provider of mission-critical medical device and pharmaceutical lab testing and advisory services

12 locations

~3,000 customers

Living Our Mission Every Day

At Sotera Health, we are steadfast in our commitment to our mission, Safeguarding Global Health®. Our work helps to ensure the safety of millions of patients and healthcare workers around the globe, as well as the communities in which we operate and our 3,000+ global team members. While our high-quality testing, safe and reliable sterilization services and Cobalt-60 supply expertise enable the safety of the global healthcare industry, it is our team's commitment to living our mission every day that makes an extraordinary difference.

Our Values

SAFETY

We are uncompromising in our commitment to health and well-being.

CUSTOMER FOCUS

We are driven to fulfill our customers' needs with the highest quality and care.

PEOPLE

We value our people who are part of a global team that is diverse, respectful, passionate and collaborative.

INTEGRITY

We are honest, reliable and accountable in everything we do.

EXCELLENCE

We exceed the expectations of our stakeholders and continue to improve and innovate in everything we do.

A Letter from the Chairman of the Board

Michael B. Petras, Jr.
Chairman and Chief Executive Officer

Dear Stockholders,

As we reflect on the past year, I am proud of the continued progress our Company has made in advancing our mission of **Safeguarding Global Health®** while strengthening our position as a global leader in a rapidly expanding healthcare market. The Board remains aligned with management on our long-term strategy, which is grounded in operational excellence, disciplined growth and an unwavering commitment to the patients, customers and communities who rely on us. We believe our oversight, corporate governance priorities and investment philosophy are all built to support sustainable value creation – today and for the future.

This past year, the Company demonstrated exceptional focus and commitment. Our team extended our **20-year track record of revenue growth**, expanded margins and improved free cash flow – all while maintaining a relentless commitment to safety, quality and service excellence. Our global network, end-to-end capabilities across sterilization and lab testing services and customer demand in an increasingly regulated environment continue to underpin the durability of our model. Our strong execution has resulted in our consistent performance.

The Company has progressed in several key areas that are essential to long-term success: strengthening our cobalt supply chain; investing in modernized facilities and new sterilization modalities; driving productivity through disciplined operational excellence; and deepening customer partnerships through integrated end-to-end solutions. These efforts reflect our **clarity of purpose, strong culture and commitment to delivering above-market growth and long-term value creation**.

At our upcoming Annual Meeting, four Directors – **Sean L. Cunningham, Richard G. Kyle, Vincent K. Petrella and Christopher A. Simon** – will stand for re-election to our Board. They bring deep expertise, proven judgment, vast financial experience and a clear understanding of the strategic, corporate governance and global dynamics shaping our industry. Their leadership has helped guide the Company through a period of accelerated investment and development as a public company. I am confident they will continue to contribute meaningfully to our long-term success.

In early 2026, we welcomed **Richard G. Kyle and Kenneth D. Krause** to the Board. They both bring valuable expertise in finance, strategy, global operations and public company governance. We are grateful for their expertise, and we look forward to their continued contributions to our Company.

After 11 years of dedicated service, **Constantine S. Mihas** has stepped down from our Board. In addition, **Robert B. Knauss** will not stand for re-election at the upcoming Annual Meeting. We thank them both for their service and appreciate the leadership, expertise and commitment they imparted to our Company.

We believe our Board refreshment efforts continue to strengthen our Board, with four Directors joining since 2023. We continue to evaluate Board composition to ensure alignment with the Company's long-term strategic needs.

Looking ahead, we are confident in the Company's direction and momentum as we enter 2026. **Our strategy is clear: deliver excellence in serving our customers with end-to-end solutions; win in growth markets; drive operational excellence to enhance free cash flow; and ensure disciplined capital deployment.** We believe that with a strong balance sheet and a clear strategy, we are well positioned to deliver **sustainable growth** for stockholders while advancing our mission of **Safeguarding Global Health®**.

On behalf of the entire Board of Directors, thank you for your continued trust and support.

Michael B. Petras, Jr.
Chairman and Chief Executive Officer

Sotera Health Company 9100 South Hills Blvd, Suite 300 Broadview Heights, Ohio 44147
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Time and Date	Place	Record Date
Thursday, May 21, 2026	Virtual	Friday, March 27, 2026
9:00 a.m., Eastern Daylight Time	The 2026 Annual Meeting of Stockholders (the “Annual Meeting”) will be held through a virtual meeting platform at www.virtualshareholdermeeting.com/SHC2026. You will not be able to attend the Annual Meeting in person, but we are committed to affording stockholders who attend the virtual meeting the same rights and opportunities to participate as they would be afforded at an in-person meeting. Please see the “Virtual Annual Meeting” section of the accompanying proxy statement for additional information.	Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and vote at, the Annual Meeting.

Proposals
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To elect Sean L. Cunningham, Richard G. Kyle, Vincent K. Petrella and Christopher A. Simon as our Class III directors to our Board, each to serve a three-year term ending in 2029.

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To approve, on an advisory basis, the compensation of our named executive officers.

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To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.

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To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board recommends you vote (1) FOR the election of the four nominees for directors named in this Proxy Statement, (2) FOR the approval, on an advisory basis, of the compensation of our named executive officers and (3) FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
Your vote is important to us. You may vote via the internet or by telephone, or if you requested to receive printed proxy materials, by signing, dating and returning your proxy card. If you are voting via the internet or by telephone, your vote must be received by 11:59 p.m., Eastern Daylight Time, on Wednesday, May 20, 2026. For specific voting instructions, please refer to the information provided in this Proxy Statement, together with your proxy card or the voting instructions you receive by e-mail or that are provided via the internet. If you received only a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) but you prefer a paper copy of the proxy materials to vote by mail, the Notice of Internet Availability includes instructions on how to request a paper copy of the proxy materials.
Whether or not you plan to attend the Annual Meeting online, we encourage you to promptly vote and submit your proxy via the internet, by telephone or mail in advance of the Annual Meeting.

By order of the Board of Directors,
Erika Ostrowski
Corporate Secretary
April 8, 2026
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on May 21, 2026. Our Proxy Statement and Annual Report to Stockholders are being made available on or about April 8, 2026 at www.proxyvote.com. We are providing access to our proxy materials over the internet under the rules adopted by the Securities and Exchange Commission.

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CEO PAY RATIO	81
PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026	82
Independent Registered Public Accounting Firm Fees	82
Policy on Audit Committee’s Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm	83
AUDIT COMMITTEE REPORT	85
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	87
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	91
Registration Rights Agreement	91
Stockholders Agreement	93
Limitation of Liability and Indemnification of Officers and Directors	94
Policies and Procedures for Related Party Transactions	96
OTHER INFORMATION	97
2027 Stockholder Proposals	97
Annual Meeting Advance Notice Requirements	97
QUESTIONS AND ANSWERS ABOUT THE PROXY STATEMENT AND OUR 2026 ANNUAL MEETING OF STOCKHOLDERS	98

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Proxy Statement Summary
Annual Meeting of Stockholders
Proxy Statement Summary
Your proxy is being solicited on behalf of the Board of Directors (“Board”) of Sotera Health Company (“Sotera Health,” the “Company,” “we,” “us” or “our”) to vote at the 2026 Annual Meeting of Stockholders (“Annual Meeting”). We are making this Proxy Statement available to stockholders beginning on or about April 8, 2026. This proxy statement summary represents only selected information. We encourage you to read the entire Proxy Statement before voting.
Annual Meeting of Stockholders
Time and Date	Thursday, May 21, 2026 at 9:00 a.m., Eastern Daylight Time.
Place
The Annual Meeting will be a virtual meeting held online at www.virtualshareholdermeeting.com/SHC2026 via a live audio webcast. Please see the “Virtual Annual Meeting” section on the following page for additional information.

Record Date	Friday, March 27, 2026
Voting
Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and vote at, the Annual Meeting. Each share of common stock is entitled to one vote on each director nominee and one vote on each of the proposals.

Attendance	Stockholders and their duly appointed proxies may attend the Annual Meeting.
Proposals and Board Recommendations
Proposal	Board Voting Recommendation
1. Election of Sean L. Cunningham, Richard G. Kyle, Vincent K. Petrella and Christopher A. Simon as Class III directors to our Board	FOR these nominees
2. Approval, on an advisory basis, of the compensation of our named executive officers	FOR
3. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026	FOR

Proxy Statement Summary
Information on the Director Nominees
Information on the Director Nominees
Information as of March 27, 2026 about the four nominees for Class III directors is set forth below. The Nominating and Corporate Governance Committee (“NCG Committee”) reviewed the attributes and contributions of each of the nominees (without Mr. Cunningham and Mr. Kyle’s involvement in the review and discussion of their respective attributes or contributions), and the Board recommends that stockholders vote FOR the election of each of these director nominees.
Name and Occupation	Age	Director Since	Independent	Committees
Sean L. Cunningham Managing Director, GTCR, LLC	50	2015		NCG Committee
Richard G. Kyle Former President and Chief Executive Officer, The Timken Company	60	2026		Leadership Development and Compensation Committee (“LDC Committee”) NCG Committee
Vincent K. Petrella Former Executive Vice President, Chief Financial Officer and Treasurer, Lincoln Electric Holdings, Inc.	65	2020		Audit Committee (Chair)
Chistopher A. Simon President and Chief Executive Officer, Haemonetics Corporation	62	2024		LDC Committee
Virtual Annual Meeting
Our Annual Meeting will be held exclusively online in a virtual format through a live audio webcast. You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 27, 2026, the record date, or hold a valid proxy for the meeting.
To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/SHC2026, you must enter the 16-digit control number found next to the label “Control Number” on your Notice of Internet Availability, proxy card or the voting instructions you receive by email. Stockholders may vote their shares electronically during the Annual Meeting through the virtual meeting platform; for more information on how to vote your shares, please refer to “Questions and Answers About the Proxy Statement and Our 2026 Annual Meeting of Stockholders.”
We are committed to ensuring that stockholders who attend our virtual Annual Meeting are afforded the same rights and opportunities to participate as stockholders at in-person meetings. Stockholders will be able to submit questions to Sotera Health’s management and directors during the Annual Meeting through the virtual meeting platform, and we will answer as many properly submitted questions as possible.
The Annual Meeting webcast will begin promptly at 9:00 a.m., Eastern Daylight Time, on May 21, 2026. Online access and check-in will begin approximately 15 minutes prior to the 9:00 a.m. start

2026 Notice and Proxy Statement

Proxy Statement Summary
Virtual Annual Meeting
time. We encourage you to access the meeting prior to the start time to allow ample time for check-in procedures. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call 844-986-0822 (U.S.) or 303-562-9302 (International). If there are any technical issues in convening or hosting the meeting, we plan to promptly post information to our investor relations website, https://investors.soterahealth.com/, including information on when the meeting will be reconvened.

Stockholder Engagement — 2025

Stockholder Engagement — 2025
Stockholder feedback is a valuable input into the Board’s oversight of strategy, governance and risk management. Senior management, including our Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”), regularly engages with analysts and institutional investors, through investor conferences, non-deal roadshows and direct outreach to our largest stockholders, including following the release of our quarterly earnings reports.
In addition to these ongoing investor relations efforts, our Executive Corporate Responsibility Committee (“CR Committee”), which reports to our CEO and provides regular updates to the NCG Committee, engages with investors on matters relating to corporate governance, executive compensation and sustainability. In the second half of 2025, we conducted a targeted stockholder outreach program to institutional stockholders representing over 70% of outstanding shares held by non-affiliates and met with stockholders representing approximately 37% of outstanding shares held by non-affiliates. These discussions included members of senior management and representatives of the CR Committee.
Feedback from these engagements was shared with the NCG Committee and the Board and informed the Board’s oversight activities.
Scope of Outreach		Who We Met With
70%	We reached out to stockholders1 representing over 70% of outstanding shares held by non-affiliates	37%	We met with stockholders1 representing approximately 37% of outstanding shares held by non-affiliates
The following table highlights key themes that stockholders raised about corporate governance matters during our engagements and how management and the Board address these matters.
What We Heard	What We Do
Stockholders expressed interest in our Board refreshment process, including regarding our director nomination processes, selection criteria and evolving Board composition.	The NCG Committee oversees ongoing Board refreshment and succession planning and regularly evaluates Board composition in light of the Company’s strategy. We continue to enhance our proxy disclosures regarding director qualifications, skills, nomination processes and the Board’s annual self-evaluation.

1
The outreach and meeting percentages are based on publicly available information about institutional stockholder holdings of our stock, shares held by affiliates and outstanding shares as of June 30, 2025 and reflect a pro forma adjustment to give effect to the Company’s secondary offering as of September 4, 2025.

2026 Notice and Proxy Statement

Stockholder Engagement — 2025

What We Heard	What We Do
Stockholders discussed our classified board structure and supermajority voting standards.	The NCG Committee periodically evaluates the Company’s Board structure and voting standards, including board classification and supermajority provisions, to assess their continued appropriateness in light of the Company’s evolving ownership profile and long-term strategy.
Stockholders expressed support for recent changes to our executive compensation and provided perspectives on further strengthening pay-for-performance alignment, including through the potential refinement of performance metrics used in our long-term incentive program.
The LDC Committee regularly evaluates the design of our executive compensation program to align with Company performance and long-term interests of stockholders. In doing so, the LDC Committee considers stockholder feedback, Company strategy, performance outcomes, prevailing market practice and advice from its independent compensation consultant.
Please see the “Compensation Discussion and Analysis” section below for a discussion of how we responded to stockholder feedback on our compensation programs.

Board Composition, Nominations Process and Director Qualifications
Board Composition
Board Composition, Nominations Process and Director Qualifications
Board Composition
Our Board represents the interests of our stockholders and oversees our business and affairs.
Five of our twelve directors were members of the board of managers (“Board of Managers”) of our predecessor company, Sotera Health Topco Parent, L.P. (“Topco Parent”). In connection with our initial public offering (“IPO”) in November 2020, Topco Parent distributed shares of Sotera Health common stock to its partners, including investment funds and entities affiliated with Warburg Pincus LLC (“Warburg Pincus”) and GTCR, LLC (“GTCR” and, together with Warburg Pincus, the “Sponsors”).
In connection with the IPO, the Company, our Sponsors and certain stockholders entered into a stockholders agreement (the “Stockholders Agreement”) pursuant to which the Sponsors have director designation rights based on their ownership levels. These designation rights are based on each Sponsor’s ownership level and decrease as such ownership declines. A director designated by a Sponsor is permitted to serve out the remainder of his or her then-current term in accordance with the Stockholders Agreement.
Four of our current twelve directors were designated by our Sponsors. Mr. Chen, Mr. Knauss and Mr. Neary are Warburg Pincus-designated directors, and Warburg Pincus is currently entitled to designate one director for election to our Board. As a Class II director and as a Class I director, Mr. Chen and Mr. Neary, respectively, are not up for re-election at this year’s Annual Meeting, and their terms expire at the 2027 and 2028 annual meeting of stockholders, respectively. Mr. Knauss, a Class III director, will not stand for re-election at the Annual Meeting. Immediately following the Annual Meeting, the Board expects to reduce the size of the Board from twelve directors to eleven directors. Mr. Cunningham is a GTCR-designated director, and GTCR is entitled to designate one director for election to our Board. GTCR has nominated Mr. Cunningham for re-election to the Board at the Annual Meeting.
On February 4, 2026, the Board increased the size of the Board from eleven directors to twelve directors and appointed Mr. Kyle as a Class III director of the Board. On March 12, 2026, Mr. Mihas, a Class I director who had been nominated by GTCR, notified the Company of his resignation from the Board, effective March 16, 2026. On March 15, 2026, the Board appointed Kenneth D. Krause as a Class I director to fill the vacancy created by Mr. Mihas’ resignation, effective March 16, 2026. Prior to Mr. Kyle joining the Board, he was identified by a third-party search firm and recommended to the NCG Committee as a potential director.
The current members of Class III are Mr. Cunningham, Mr. Knauss, Mr. Kyle, Mr. Petrella and Mr. Simon. Directors hold office until their successors have been elected and qualified or until the earlier of their resignation or removal.
The following table provides summary information, as of March 27, 2026, about the four nominees for election at our Annual Meeting and our other continuing directors. Additional information about each director’s background and experience can be found in the sections “Board Skills, Experience and Attributes,” “Board Composition” and “Proposal 1 — Election of Director Nominees.”

2026 Notice and Proxy Statement

Board Composition, Nominations Process and Director Qualifications
Board Composition
Members of the Board and Standing Committees
Name	Age	Class and Year in Which Current Term Will Expire	Director Since(1)	Independent	Audit Committee	LDC Committee	NCG Committee
Director Nominees for Election
Sean L. Cunningham	50	Class III – 2026	2015	Yes			✓
Richard G. Kyle	60	Class III – 2026	2026	Yes		✓	✓
Vincent K. Petrella Lead Independent Director	65	Class III – 2026	2020	Yes	C
Christopher A. Simon	62	Class III – 2026	2024	Yes		✓
Continuing Directors
Kenneth D. Krause	51	Class I – 2027	2026	Yes	✓
James C. Neary	61	Class I – 2027	2015	Yes		C
Michael B. Petras, Jr. Chairman and CEO	58	Class I – 2027	2016	No
David E. Wheadon, M.D.	68	Class I – 2027	2021	Yes	✓		✓
Ruoxi Chen	42	Class II – 2028	2020	Yes			✓
Karen A. Flynn	63	Class II – 2028	2023	Yes	✓
Ann R. Klee	64	Class II – 2028	2020	Yes	✓		C
(1) Year in which director began service as a Company director or as a member of Topco Parent’s Board of Managers.	✓ Member C Committee Chair
Board Skills, Experience and Attributes
Our Board comprises individuals with a variety of skills, experience and attributes, providing a range of perspectives and judgment to oversee our strategy, monitor execution and promote long-term stockholder value. As described in further detail in “Director Nominee Criteria and Process,” our NCG Committee regularly evaluates the composition of our Board in light of the Company’s strategic priorities and evolving business needs.
The table below summarizes the key characteristics of each of our director nominees and continuing directors, with the exception of Mr. Knauss who will not stand for re-election at the Annual Meeting, relevant to their Board service. The table is intended as a high-level summary and not an exhaustive list of each director’s skills or contributions.

Board Composition, Nominations Process and Director Qualifications
Board Skills, Experience and Attributes
Name	Healthcare/ MedTech	Finance	International	Legal/ Regulatory	Technology & Science	Corporate Responsibility	C-Suite/ Operations	Cybersecurity	Enterprise Risk Management	Strategy	Service on Other Public Company Boards

Ruoxi Chen	●	●	●		●	●			●	●	—
Sean L. Cunningham	●	●	●	●						●	1
Karen A. Flynn	●	●	●	●	●	●	●		●	●	2
Ann R. Klee		●	●	●		●	●		●		1
Kenneth D. Krause		●	●	●	●	●	●	●	●	●	—
Richard G. Kyle		●	●			●	●	●		●	2
James C. Neary	●	●	●							●	1
Michael B. Petras, Jr.	●	●	●	●	●	●	●	●	●	●	—
Vincent K. Petrella		●	●	●	●	●	●	●	●	●	2
Christopher A. Simon	●	●	●	●	●	●	●	●	●	●	1
David E. Wheadon, M.D.	●	●	●	●	●	●			●	●	2
As further described in “Director Nominee Criteria and Process,” all directors and director nominees are expected to demonstrate integrity, sound judgment, strength of character and significant business experience, as well as relevant areas of expertise and the ability to devote adequate time and effort to Board responsibilities. Additional information regarding the qualifications and experience of each of the four nominees for election at the Annual Meeting, and for each continuing director, is included in the individual biographies below.
We are committed to achieving a mix of Board members that represents a variety of skills, experience and backgrounds.
(1)
The Ethylene Oxide (“EO”) Litigation Committee and Nordion Pricing Committee are not standing committees of the Board and do not have chairs. See “Board Committees” for more information.

2026 Notice and Proxy Statement

Board Composition, Nominations Process and Director Qualifications
Board Skills, Experience and Attributes
The following Board Demographics table presents our current Board composition.
Board Demographics
Total Number of Directors 12
	Female		Male
Directors	2		10
Demographic Background
African American or Black	—		1
Asian	—		1
White	2		8
LGB		1
Director Nominee Criteria and Process
The NCG Committee is responsible for identifying and screening director candidates; developing and recommending candidates to the Board; evaluating candidates recommended or nominated by stockholders (including Sponsor designees); recommending nominees for election at the annual meeting of stockholders; and recommending any other appropriate action with respect to stockholder nominations. The NCG Committee’s recommendations are made in accordance with our organizational documents, applicable law and the Company’s obligations under the Stockholders Agreement. See “Board Composition” and “Certain Sponsor Rights.”
In evaluating candidates, the Board seeks individuals who possess the independence of mind to represent the interests of all stockholders and contribute practical insights and a range of perspectives shaped by varying career paths, educational backgrounds and life experiences. The Board is committed to partnering with search firms to identify candidates with a variety of backgrounds, experiences and skills when conducting a director search. This includes individuals who bring diverse personal and professional perspectives, including, but not limited to, differences in career paths, education and life experiences.
The NCG Committee, together with the Board, annually reviews the independence, qualifications and overall composition of the Board in determining whether to recommend incumbent directors for re-election. In identifying potential director candidates, the NCG Committee considers recommendations from directors, stockholders and management, and may, from time to time, engage executive search firms to assist in identifying qualified candidates.
Once potential candidates are identified, the NCG Committee conducts a comprehensive evaluation process. In evaluating and selecting directors, the NCG Committee and the Board consider the needs of the Board and other relevant factors. In addition to the qualifications required under our organizational documents, applicable U.S. legal, regulatory and The Nasdaq Stock Market LLC (“Nasdaq”) listing requirements and the Company’s obligations under the Stockholders Agreement, they consider factors such as integrity, strength of character and judgment, business experience, the composition of the Board, the ability to devote adequate time and effort to Board responsibilities, participation on other public company boards and specific areas of expertise.

Board Composition, Nominations Process and Director Qualifications
Stockholder Nominations for Directors
Stockholder Nominations for Directors
The NCG Committee will consider potential director candidates recommended by stockholders in accordance with the procedures set forth in our Corporate Governance Guidelines, organizational documents, the Stockholders Agreement and applicable law. The NCG Committee may conduct, subject to applicable law, inquiries into the background and qualifications of any candidate for the Board.
Our amended and restated bylaws provide advance notice procedures for stockholders seeking to nominate candidates for election as directors at our annual meeting of stockholders. Any stockholder nomination must comply with the requirements set forth in our amended and restated bylaws and should be sent in writing to our Corporate Secretary at Sotera Health Company, 9100 South Hills Blvd, Suite 300, Broadview Heights, Ohio 44147.
To be considered timely, the Corporate Secretary must receive a stockholder’s notice not earlier than the opening of business 120 days before, and not later than the close of business 90 days before, the first anniversary of the date of the preceding year’s annual meeting of stockholders.
If no annual meeting was held in the previous year, or if the date of the applicable annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then the Corporate Secretary must receive a stockholder’s notice, in order to be considered timely, not earlier than the opening of business 120 days before the date of such annual meeting and not later than the close of business on the later of (i) 90 days prior to the date of such annual meeting and (ii) the 10th day following the day on which public announcement of the date of such annual meeting was first made.
No such nominations were made for the Board’s consideration this year.

2026 Notice and Proxy Statement

Proposal 1: Election of Director Nominees
Nominees for Election as Class III Directors
Proposal 1: Election of Director Nominees
Our Board currently comprises twelve directors, divided into three classes, each of whom serve for staggered three-year terms. Each class consists, as nearly as possible, of one-third of the total number of directors.
The members of the classes are divided as follows:
●
The Class III directors are Mr. Cunningham, Mr. Knauss(1), Mr. Kyle, Mr. Petrella and Mr. Simon, and their terms will expire at the Annual Meeting;

●
The Class I directors are Mr. Krause, Mr. Neary, Mr. Petras and Dr. Wheadon, and their terms will expire at the Annual Meeting of Stockholders in 2027; and

●
The Class II directors are Mr. Chen, Ms. Flynn and Ms. Klee, and their terms will expire at the Annual Meeting of Stockholders in 2028.

(1)
Mr. Knauss, a Class III director, will not stand for re-election at the Annual Meeting. Immediately following the Annual Meeting, the Board expects to reduce the size of the Board from twelve directors to eleven directors.

Upon the expiration of the terms of a class of directors, directors in that class are eligible for re-election to new three-year terms at the annual meeting of stockholders in the year in which their term expires. While our directors are elected by a plurality voting standard, we have adopted a majority voting policy for the election of directors in our Corporate Governance Guidelines with respect to our mandatory resignation policy. Pursuant to the majority voting policy, in an uncontested election, a director nominee must receive more votes cast “FOR” his or her election than votes “WITHHELD” to be elected. If a director nominee receives a greater number of votes “WITHHELD” than votes “FOR” such election, our Corporate Governance Guidelines require that such person promptly tender his or her resignation to the NCG Committee following certification of the vote, and the NCG Committee shall recommend to the Board the action to be taken with respect to such resignation for the Board’s review and consideration.
Nominees for Election as Class III Directors
At the Annual Meeting, stockholders will vote to elect four Class III director nominees to serve until the 2029 Annual Meeting of Stockholders and until their successors are duly elected and qualified. On the recommendation of the NCG Committee, our Board has unanimously nominated Sean L. Cunningham, Richard G. Kyle, Vincent K. Petrella and Christopher A. Simon for election as Class III directors to our Board. Mr. Knauss, a current Class III director, will not stand for re-election at the Annual Meeting. If any nominee becomes unable or unwilling to serve, proxies may be voted for the election of another candidate designated by our Board or the Board may decrease the size of the Board.
The following biographical information includes the primary experience, qualifications, attributes and skills of each nominee, as well as a brief statement of those aspects of each director or director nominee’s background, that led us to conclude that he or she should serve as a member of our Board.

Proposal 1: Election of Director Nominees
Nominees for Election as Class III Directors
Sean L. Cunningham Age: 50 Director
Biographical Information: Sean L. Cunningham has served as a member of our Board since 2015 and was a member of Topco Parent’s Board of Managers from 2015 to November 2020. Mr. Cunningham joined GTCR, a private equity investment firm, in 2001 and is currently a Managing Director of the firm. Prior to joining GTCR, he worked as a consultant with The Boston Consulting Group.
Mr. Cunningham serves on the board of directors of Maravai LifeSciences (NASDAQ: MRVI) and several private companies. He holds A.B. and B.E. degrees in engineering sciences from Dartmouth College and an M.B.A. from the Wharton School at the University of Pennsylvania.
Qualifications: Mr. Cunningham was selected to serve on our Board based on his wide range of experience overseeing and assessing the performance of companies in our industry, as well as his decades-long investment practice, extensive knowledge of strategy and business development and deep familiarity with the Company.

Richard G. Kyle Age: 60 Director
Biographical Information: Richard G. Kyle has served as a member of our Board since February 2026. Mr. Kyle served as President and Chief Executive Officer of The Timken Company (NYSE: TKR) (“Timken”), a global manufacturer of bearings, transmissions and industrial motion products, from May 2014 to September 2024, and he also served as interim President and Chief Executive Officer of Timken from March 2025 to September 2025. During his tenure as CEO, Mr. Kyle led Timken’s financial transformation and strategic diversification, including expanding its industrial motion portfolio, entering new product lines and diversifying end markets. Prior to serving as CEO, Mr. Kyle held various senior leadership roles at Timken, including Chief Operating Officer and President of multiple business segments. Earlier in his career, Mr. Kyle held leadership positions at Hubbell Incorporated and Cooper Industries.
Mr. Kyle has served on Timken’s board of directors since 2013. He has also served on the board of directors of Sonoco Products Company (NYSE: SON) since 2015, where he is a member of the Audit Committee and the Corporate Governance and Nominating Committee and serves as Chair of the Executive Compensation Committee. He holds a B.S. in Mechanical Engineering from Purdue University and an M.B.A. from Northwestern University.
Qualifications: Mr. Kyle was selected to serve on our Board based on his experience leading global operations, strong financial acumen and his public company governance expertise.

2026 Notice and Proxy Statement

Proposal 1: Election of Director Nominees
Nominees for Election as Class III Directors
Vincent K. Petrella Age: 65 Lead Independent Director
Biographical Information: Vincent K. Petrella has served as a member of our Board since November 2020 and was elected Lead Independent Director in January 2025. Mr. Petrella served as the Executive Vice President, Chief Financial Officer and Treasurer at Lincoln Electric Holdings, Inc. (“Lincoln Electric”), a welding, cutting and brazing products manufacturer, from January 2004 to April 2020. Prior to that, he served as Vice President, Corporate Controller from 1997 to 2003 and Internal Audit Manager from 1995 to 1997. Before Lincoln Electric, Mr. Petrella was an auditor at PricewaterhouseCoopers.
Mr. Petrella serves on the board of directors of Applied Industrial Technologies, Inc. (NYSE: AIT) and The Gorman-Rupp Company (NYSE: GRC). Mr. Petrella holds a B.A. in business administration (accounting) from Baldwin Wallace University and is a Certified Public Accountant in Ohio (inactive).
Qualifications: Mr. Petrella was selected to serve on our Board based on his significant global finance, accounting and international business development experience, as well as his audit committee expertise and wide-ranging director experience.

Christopher A. Simon Age: 62 Director
Biographical Information: Christopher A. Simon has served as a member of our Board since August 2024. Mr. Simon has served as the President and Chief Executive Officer of Haemonetics Corporation (NYSE: HAE), a global medical technology company, since May 2016. Prior to that, Mr. Simon served as a Senior Partner of McKinsey & Company, a strategy and management consulting firm, where he led the Global Medical Products Practice. Prior to his career at McKinsey & Company, Mr. Simon served in commercial roles with Baxter International Inc. (formerly, Baxter Healthcare Corporation), a healthcare company, and as a U.S. Army Infantry Officer in Korea and with the 1st Ranger Battalion.
Mr. Simon serves on the board of directors of Haemonetics Corporation and AdvaMed, a private, global trade association of companies that develop, produce, manufacture and market medical technologies. Mr. Simon holds a B.S. in economics from the Wharton School at the University of Pennsylvania and an M.B.A. from Harvard Business School.
Qualifications: Mr. Simon was selected to serve on our Board based on his extensive knowledge of healthcare supply chains, as well as his management and business development experience in the healthcare industry.

The Board recommends a vote “FOR” the election of each of the director nominees set forth above to serve until the 2029 Annual Meeting of Stockholders.

Proposal 1: Election of Director Nominees
Directors Continuing in Office
Directors Continuing in Office
Seven directors are serving for terms that will continue after the Annual Meeting, with terms expiring at the 2027 or 2028 Annual Meeting of Stockholders, as applicable. The following biographical information includes the primary experience, qualifications, attributes and skills of each continuing director, as well as a brief statement of those aspects of each director’s background that led us to conclude that he or she should continue to serve as a member of our Board.
Class I Directors (Terms Expire at 2027 Annual Meeting)
Kenneth D. Krause Age: 51 Director
Biographical Information: Kenneth D. Krause has served as a member of our Board since March 2026. Mr. Krause has served as Executive Vice President and Chief Financial Officer of Rollins, Inc. (NYSE: ROL) (“Rollins”), a global consumer and commercial pest control services company, since September 2022. In 2024, his role expanded to include oversight of Rollins’ International Brands. During his tenure at Rollins, he has led modernization initiatives that have driven improvements in growth, profitability, capital allocation and access to capital, enabling strong stockholder returns. Prior to joining Rollins, Mr. Krause served as Senior Vice President, Chief Financial Officer, Chief Strategy Officer and Treasurer of MSA Safety Incorporated (NYSE: MSA) from 2015 to 2022, after holding positions of increasing responsibility in the finance function at MSA Safety Incorporated from 2006 to 2015. Earlier in his career, Mr. Krause served as a Senior Manager in the audit practice of KPMG LLP.
Mr. Krause holds a B.S. in Business Administration (Accounting) from Slippery Rock University and an M.B.A. from the University of Pittsburgh Katz Graduate School of Business and is a Certified Public Accountant (inactive) in Pennsylvania.
Qualifications: Mr. Krause was selected to serve on our Board based on his experience as a public company chief financial officer and his expertise in corporate strategy, capital allocation and public company governance.

2026 Notice and Proxy Statement

Proposal 1: Election of Director Nominees
Directors Continuing in Office
James C. Neary Age: 61 Director
Biographical Information: James C. Neary has served as a member of our Board since October 2020 and was a member of Topco Parent’s Board of Managers from 2015 to November 2020. Mr. Neary is a Managing Director and Partner at Warburg Pincus and joined the firm in 2000. He is Co-Head of U.S. Private Equity and a member of the firm’s Executive Committee and has led or co-led the firm’s technology, industrial and business services and healthcare groups.
Mr. Neary serves on the board of directors of WEX Inc. (NYSE: WEX) and several private companies. He previously served on the board of directors of Endurance International Group Holdings, Inc. from 2013 to 2021. He holds a B.A. in economics and political science from Tufts University and an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University, where he was the Eugene Lerner Finance Scholar.
Qualifications: Mr. Neary was selected to serve on our Board based on his extensive knowledge of strategy and business development, as well as his wide-ranging experience as a director and deep familiarity with the Company.

Michael B. Petras, Jr. Age: 58 Chairman & CEO
Biographical Information: Michael B. Petras, Jr. has served as our CEO since June 2016 and as the Chairman of our Board since October 2020. Mr. Petras was also a member of Topco Parent’s Board of Managers from June 2016 to November 2020 and the Chairman of Topco Parent’s Board of Managers from January 2019 to November 2020. Prior to joining the Company, Mr. Petras served as Chief Executive Officer of Post-Acute Solutions at Cardinal Health, Inc. (“Cardinal Health”), a multinational healthcare services company, from 2015 to 2016 and as Chief Executive Officer of Cardinal Health at-Home from 2013 to 2015. He was also the Chief Executive Officer for AssuraMed Holdings, Inc., a medical products supplier, from 2011 to 2013, which was sold to Cardinal Health. Mr. Petras was also President and Chief Executive Officer of GE Lighting, a business unit of General Electric (“GE”), a multinational conglomerate, from 2008 to 2011. During his more than 20-year career at GE, he held several management positions across multiple disciplines.
Mr. Petras was named to the board of directors of the Cleveland Clinic in 2016 and was elected Vice Chair of the board of directors in 2020. He also serves on the board of directors of John Carroll University. Mr. Petras holds a B.S.B.A. in finance from John Carroll University and an M.B.A. in marketing from Case Western Reserve University.
Qualifications: Mr. Petras was selected to serve on our Board based on his perspective as our CEO, as well as his extensive commercial, financial and general management experience across global industries.

Proposal 1: Election of Director Nominees
Directors Continuing in Office
David E. Wheadon, M.D. Age: 68 Director
Biographical Information: David E. Wheadon, M.D. has served as a member of our Board since May 2021. Dr. Wheadon served as Senior Vice President, Global Regulatory Affairs, Patient Safety, and Quality Assurance at AstraZeneca Plc from December 2014 to July 2019. Prior to that, he served as Executive Vice President, Research and Advocacy at Juvenile Diabetes Research Foundation International Inc. from May 2013 to December 2014, and as Senior Vice President, Scientific and Regulatory Affairs at Pharmaceutical Research and Manufacturers of America (PhRMA) from January 2009 to May 2013. Dr. Wheadon served as Vice President, Global Pharmaceutical Regulatory and Medical Science, and Group Vice President, Global Pharmaceutical Regulatory Affairs at Abbott Laboratories from 2005 to 2009. Prior to Abbott Laboratories, he held senior regulatory and clinical development leadership positions at GlaxoSmithKline Plc and Eli Lilly and Company.
Dr. Wheadon serves on the board of directors of Indivior, Inc (NASDAQ: INDV) and Vaxart, Inc. He also serves on the board of directors of ConnectiveRx and Seaport Therapeutics, both privately-held companies. Dr. Wheadon holds an A.B., cum laude, in biology from Harvard College and an M.D. from Johns Hopkins University. He completed a post-doctoral psychiatry fellowship at the Boston VA Medical Center and Tufts New England Medical Center.
Qualifications: Dr. Wheadon was selected to serve on our Board based on his extensive experience in the biopharmaceutical industry, as well as his expertise in global health policy and regulatory affairs, product quality and patient safety.

2026 Notice and Proxy Statement

Proposal 1: Election of Director Nominees
Directors Continuing in Office
Class II Directors (Terms Expire at 2028 Annual Meeting)
Ruoxi Chen Age: 42 Director
Biographical Information: Ruoxi Chen has served as a member of our Board since November 2020. Mr. Chen is a managing partner at Warburg Pincus, a private equity firm investment firm, and joined the firm in 2011. Prior to joining Warburg Pincus, Mr. Chen worked at the Carlyle Group in the U.S. Buyout Fund and in investment banking at Citigroup Inc.
Mr. Chen is currently a board member of several private healthcare companies. He received a B.S., magna cum laude, in economics and computer science from Duke University and an M.B.A. from Harvard Business School.
Qualifications: Mr. Chen was selected to serve on our Board based on his extensive knowledge of strategy and business development in the healthcare sector, as well as his wide-ranging experience as a director and deep familiarity with the Company.

Karen A. Flynn Age: 63 Director
Biographical Information: Karen A. Flynn has served as a member of our Board since November 2023. Ms. Flynn served as President, Biomodalities at Catalent Pharma Solutions (“Catalent”), a pharmaceutical contract development and manufacturing services company, from April 2023 to October 2023 and President, Biologics and Chief Commercial Officer at Catalent from January 2020 to September 2022. Before Catalent, Ms. Flynn was Senior Vice President and Chief Commercial Officer for West Pharmaceutical Services, Inc. from 2016 to 2019, and served as its President of Pharmaceutical Packaging Systems from 2014 to 2016.
Ms. Flynn serves on the board of directors of Quanterix Corporation (NASDAQ: QTRRX), Stevanato Group (NYSE: STVN), GermFree Laboratories and Ascend Advanced Therapies. Previously, she was a member of the board of directors of Recro Pharma, Inc. (now known as Societal CDMO, Inc.) from September 2015 to January 2020. She also serves on the board of trustees for The Franklin Institute and with the University of Notre Dame’s Hesburgh Women of Impact mentorship program. Ms. Flynn received her B.S. in Pre-Professional Studies from the University of Notre Dame. She holds a Master of Science in Business Administration from Boston University and a Master of Science in Engineering from the University of Pennsylvania.
Qualifications: Ms. Flynn was selected to serve on our Board based on her extensive experience in commercial strategy and strategic planning, as well as her expertise in innovation, quality management and the healthcare industry.

Proposal 1: Election of Director Nominees
Directors Continuing in Office
Ann R. Klee Age: 64 Director
Biographical Information: Ann R. Klee has served as a member of our Board since October 2020 and was a member of Topco Parent’s Board of Managers from May 2020 to November 2020. Ms. Klee served as the Executive Vice President, Business Development & External Affairs at Suffolk Construction, a construction contracting company, from February 2020 until March 2021. Prior to that, she served as Vice President, Environment Health & Safety at GE from February 2008 to September 2019, and as Vice President, Boston Development & Operations at GE, from January 2016 to September 2019. At GE, she also served as President of the GE Foundation from August 2015 to September 2019, where she oversaw the company’s $140 million annual charitable contributions.
Ms. Klee was a partner at Crowell & Moring LLP in Washington, D.C. from 2006 to 2007, where she served as Co-Chair of the firm’s Environment and Natural Resources Group. Prior to that, she served as General Counsel to the U.S. Environmental Protection Agency, as Counselor and Special Assistant to the Secretary of the U.S. Department of the Interior and as Chief Counsel to the U.S. Senate’s Environment and Public Works Committee.
Ms. Klee serves on the board of directors of Wabtec Corporation (NYSE: WAB) and is the chair of its Compensation and Talent Management Committee. She holds a B.A., with high honors, in classics from Swarthmore College and a J.D. from the University of Pennsylvania Carey Law School.
Qualifications: Ms. Klee was selected to serve on our Board based on her extensive experience as an environmental lawyer managing complex litigation matters and her expertise in environmental law, regulation and policy and corporate responsibility matters.

2026 Notice and Proxy Statement

Corporate Governance
Structure and Role of the Board
CORPORATE GOVERNANCE
Structure and Role of the Board
Board Structure and Leadership
In accordance with our amended and restated certificate of incorporation, and as permitted by the General Corporation Law of the State of Delaware (“DGCL”), our Board is divided into three classes, a structure that has been in place since our IPO. While the Board believes that this structure continues to be in the best interests of the Company and our stockholders at this time, the NCG Committee reviews the Board’s classified structure annually and makes recommendations to the Board as appropriate.
Our Corporate Governance Guidelines provide that the Chair of our Board may be an officer of the Company. It is presently the Company’s policy that the positions of the Chair and the CEO be held by the same person except in unusual circumstances. The principal duty of the Chair is to lead and oversee the Board. Mr. Petras has served as CEO since June 2016 and has been Chairman of the Board since October 2020. The Board believes that combining the Chair and CEO roles continues to provide effective leadership and oversight, given Mr. Petras’ extensive knowledge of the Company’s operations and the industries we serve, as well as his collaborative leadership style and ability to facilitate clear accountability between management and the Board.
The NCG Committee annually reviews the Board’s leadership structure, including the combined Chair and CEO roles and the continued appointment of a Lead Independent Director, and makes recommendations to the Board as it deems appropriate. Mr. Petrella currently serves as the Company’s Lead Independent Director.
The Board believes the Lead Independent Director role strengthens independent oversight and facilitates effective communication between the Chairman and CEO and the independent directors. The responsibilities of the Lead Independent Director include:
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Coordinating the activities of the independent directors, including having the authority to call meetings of the independent directors and other non-management directors, with or without management present, establishing the agenda for such meetings and facilitating discussions on key issues and concerns (including CEO and management succession planning);

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Presiding at meetings of the Board when the Chair is not present, including executive sessions of the independent directors;

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Serving as liaison between the Chair and the independent directors, including by providing feedback from executive sessions to the Chair;

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Consulting with the Chair regarding Board meeting agendas, pre-read materials, calendars and schedules, including to ensure there is sufficient time for discussion of agenda items;

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Approving information sent to the Board; and

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Being available for consultation and direct communication with major stockholders.

Corporate Governance
Certain Sponsor Rights
Certain Sponsor Rights
While the Company no longer qualifies as a “controlled company” pursuant to corporate governance standards set by Nasdaq, the Company remains subject to certain director designation rights held by Warburg Pincus and GTCR pursuant to the Stockholders Agreement. These designation rights decrease as each Sponsor’s ownership percentage declines. Pursuant to the Stockholders Agreement, a director designated by a Sponsor is permitted to serve out the remainder of his or her then-current term even if the Sponsor’s ownership level subsequently falls below the applicable threshold.
Based on the Sponsors’ respective ownership levels as of the applicable determination date under the Stockholders Agreement and as of the date of this proxy statement, each Sponsor is currently entitled to designate one director for election to the Board.
Under the terms of the Stockholders Agreement, Warburg Pincus is entitled to designate one director for election to the Board for so long as Warburg Pincus holds 6 2∕3% or more and less than 20% of the shares of our common stock that Warburg Pincus held immediately following our IPO. As of March 27, 2026, Warburg Pincus held 16.06% of such shares.
The Stockholders Agreement also provides that GTCR is entitled to designate one director for election to our Board for so long as it holds between 10% or more and less than 40% of the shares of our common stock that GTCR held immediately following our IPO. As of March 27, 2026, GTCR held 16.06% of such shares.
Our amended and restated certificate of incorporation provides that only the Board may change the authorized number of directors, subject to the rights of any holders of any series of preferred stock. Pursuant to the Stockholders Agreement, the authorized number of directors may not exceed eleven without the consent of Warburg Pincus or GTCR, as long either Warburg Pincus or GTCR is entitled to designate at least one director. Any additional directorships resulting from an increase in the authorized number of directors are allocated among the three classes of directors so that, as nearly as possible, each class consists of one-third of the directors. The classified Board structure may have the effect of delaying or discouraging changes in our control or management of the Company.
Subject to applicable law and Nasdaq listing rules, the Stockholders Agreement provides that Warburg Pincus and GTCR are each entitled to representation on each committee of the Board proportionate to the number of directors each Sponsor is entitled to designate to the Board, which each Sponsor may elect to exercise in its discretion. Consistent with Nasdaq’s heightened independence requirements for audit committees, no Sponsor-designated director serves on the Audit Committee. In addition, for so long as Warburg Pincus is entitled to designate at least one director to the Board, Warburg Pincus is entitled to designate the Chair of the LDC Committee.
See “Stockholders Agreement” for additional information regarding the terms of the Stockholders Agreement.
Our amended and restated certificate of incorporation provides that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the votes entitled to be cast in an annual election of directors.

2026 Notice and Proxy Statement

Corporate Governance
Director Independence
Director Independence
Our Board, together with the NCG Committee and the Company’s legal counsel, conducts an annual review of the independence of each director. Based on information provided by the directors and director nominees regarding their backgrounds, employment, affiliations and family relationships, the Board has determined that none of the directors or director nominees has any relationship that would interfere with her or his exercise of independent judgment in carrying out the responsibilities of a director.
The Board has determined that all directors and director nominees, with the exception of Mr. Petras, are “independent” under Nasdaq listing standards. Such independent directors and director nominees include Ruoxi Chen, Sean L. Cunningham, Karen A. Flynn, Ann R. Klee, Robert B. Knauss, Kenneth D. Krause, Richard G. Kyle, James C. Neary, Vincent K. Petrella, Christopher A. Simon and David E. Wheadon. In making these determinations, the Board considered all relevant facts and circumstances, including current and prior relationships with the Company, and all other facts and circumstances the Board deemed relevant in determining their independence, including their beneficial ownership of the Company’s common stock, and any transactions between the Company and the directors or director nominees, as further described under “Certain Relationships and Related Party Transactions.”
Board’s Role in Risk Oversight
The Board plays an active role in overseeing our risk management practices. To help fulfill this duty, the Board is assisted by its committees, each focusing on risks within its primary responsibilities and expertise. The ongoing oversight responsibilities of the Board and its committees, along with others involved in risk management, are detailed below.
An important element of the Board’s oversight involves regular interaction with senior management. Throughout the year, the Board receives reports from senior management, including from leaders of each of the Company’s three business units, to inform the Board of risk exposures related to the Company’s strategy and operations. These reports address, among other matters, environmental, health and safety, cybersecurity, sustainability, quality, legal and regulatory, financial reporting, reputational and human capital management risks.

Corporate Governance
Board’s Role in Risk Oversight
In addition, the Board has delegated primary oversight of certain risk areas to its committees, as summarized below.
Primary Areas of Risk Oversight
Audit Committee
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Oversees the Company’s accounting and financial reporting processes, and receives regular briefings from the internal audit function regarding our systems of internal control and reviews the capacity and performance of the internal audit function.

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Oversees the Company’s enterprise risk management (“ERM”) program and reviews with management the Company’s major financial and enterprise risks, including competitive, strategic, operational, financial, legal, regulatory and sustainability-related risks.

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Reviews significant regulatory and litigation matters.

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Reviews any significant concerns raised by stakeholders, including reports received through our Global Ethics Line.

Leadership Development and Compensation Committee	● Oversees the Company’s executive compensation programs. ● Reviews senior executive succession plans and processes.
Nominating and Corporate Governance Committee
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Assesses risks related to our corporate governance practices and the independence of directors.

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Oversees our corporate responsibility and sustainability matters, including environmental, social and corporate governance issues, trends and other initiatives.

EO Litigation Committee	● Receives regular briefings regarding ongoing litigation related to EO. ● Oversees management’s strategy with respect to EO litigation risks.
Nordion Pricing Committee
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Reviews and approves Nordion customer contracts to oversee confidentiality and appropriate risk management.

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Oversees controls designed to prevent confidential information related to Nordion’s customers from being shared with individuals involved in the day-to-day operations of Sterigenics.

Board Meetings and Attendance
All directors are expected to attend all meetings of the Board, all meetings of the committees of the Board on which they serve, and the Company’s annual meeting of stockholders. The Board met five times in 2025, and each director attended at least 75% of the aggregate number of meetings of the Board and the committees on which he or she served during the period in which he or she was a director or committee member. All directors then currently serving attended the 2025 Annual Meeting of Stockholders.

2026 Notice and Proxy Statement

Corporate Governance
Board Meetings and Attendance
Executive Sessions
Executive sessions are typically scheduled with the Chairman at the beginning of each regular Board meeting and without members of management immediately after each regular Board meeting. Throughout 2025, directors met in regular executive sessions, both with the Chairman and without the Chairman or any other member of management present. Each of the Audit Committee, the NCG Committee and the LDC Committee also met in executive sessions without members of management present. In addition, the Audit Committee held regularly scheduled private sessions with the CFO, internal audit leadership and the Company’s independent registered public accounting firm. The LDC Committee held regularly scheduled private sessions with the Chief Human Resources Officer (“CHRO”) and Exequity, LLP (“Exequity”), the LDC Committee’s independent compensation consultant.
Board Committees
As of March 27, 2026, the composition and responsibilities of each Board committee are outlined below. Each standing committee operates under a written charter, which is available under the Governance tab on the Company’s Investor Relations website at https://investors.soterahealth.com/. These charters are subject to regular review and assessment by each committee.
Members of the Board and Standing Committees
Name	Age	Class and Year in Which Current Term Will Expire	Director Since(1)	Independent	Audit Committee	LDC Committee	NCG Committee
Director Nominees for Election
Sean L. Cunningham	50	Class III – 2026	2015	Yes			✓
Richard G. Kyle	60	Class III – 2026	2026	Yes		✓	✓
Vincent K. Petrella Lead Independent Director	65	Class III – 2026	2020	Yes	C
Christopher A. Simon	62	Class III – 2026	2024	Yes		✓
Continuing Directors
Kenneth D. Krause	51	Class I – 2027	2026	Yes	✓
James C. Neary	61	Class I – 2027	2015	Yes		C
Michael B. Petras, Jr. Chairman and CEO	58	Class I – 2027	2016	No
David E. Wheadon, M.D.	68	Class I – 2027	2021	Yes	✓		✓
Ruoxi Chen	42	Class II – 2028	2020	Yes			✓
Karen A. Flynn	63	Class II – 2028	2023	Yes	✓
Ann R. Klee	64	Class II – 2028	2020	Yes	✓		C
(1) Year in which director began service as a Company director or as a member of Topco Parent’s Board of Managers.	✓ Member C Committee Chair
We have the Audit Committee, the LDC Committee, the NCG Committee, the EO Litigation Committee and the Nordion Pricing Committee. The NCG Committee is responsible for reviewing committee

Corporate Governance
Board Committees
membership and making recommendations to the Board regarding committee composition, consistent with the Company’s organizational documents, the Stockholders Agreement and applicable law. Members serve on committees until their resignation or until our Board determines otherwise. Our Board may change the membership of committees or establish other committees as it deems necessary or appropriate from time to time.
Audit Committee
The Audit Committee’s primary responsibilities are to assist the Board in overseeing the Company’s accounting and financial reporting processes, its relationship with the independent registered public accounting firm, compliance with legal and regulatory requirements and the Company’s policies and procedures relating to risk assessment and risk management.
In carrying out these responsibilities, the Audit Committee:
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oversees the design, implementation, adequacy and effectiveness of the Company’s disclosure controls and procedures, system of internal controls over financial and accounting processes, internal audit function and the preparation and audit of the Company’s consolidated financial statements;

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appoints our independent registered public accounting firm annually, reviews the annual audit plan, pre-approves audit and permissible non-audit services, evaluates the firm’s qualifications and performance and monitors its independence;

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oversees procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission of such complaints;

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reviews and approves, or ratifies, in accordance with Company policy, related-party transactions as required by applicable rules and regulations;

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oversees legal and regulatory matters and reviews the adequacy and effectiveness of the Company’s compliance policies and procedures, including the Company’s Global Code of Conduct;

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approves the annual internal audit plan and budget, reviews the results of internal audit work and annually evaluates the performance of the internal audit function;

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oversees the Company’s policies and practices with respect to financial risk assessment and enterprise risk management; and

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oversees the Company’s ERM program and receives regular reports on significant enterprise risks identified, assessed and prioritized through the Company’s ERM program, which is overseen by the CFO and our Vice President, Corporate Controller.

The Audit Committee met six times in 2025. The current members of the Committee are Mr. Petrella (Chair), Ms. Flynn, Ms. Klee, Mr. Krause and Dr. Wheadon. Each member of the Audit Committee is “independent” as defined under Nasdaq listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that each member of the Audit Committee is financially literate and that Mr. Petrella qualifies as an audit committee financial expert.

2026 Notice and Proxy Statement

Corporate Governance
Board Committees
Leadership Development and Compensation Committee
The primary responsibilities of the LDC Committee are to oversee the compensation of our directors and employees, including our CEO and other executive officers, and to oversee management development, succession planning and related matters.
In carrying out these responsibilities, the LDC Committee:
●
reviews and approves our corporate goals and objectives relevant to executive compensation and evaluates the performance of our CEO and other executive officers against those goals and the Company’s values;

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determines the compensation of our CEO and other executive officers based on such evaluations, competitive market data for comparable companies and other relevant factors;

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administers and exercises discretionary authority under the Company’s equity incentive plan, including with respect to the issuance of equity awards;

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evaluates post-service arrangements applicable to the CEO and other executive officers;

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administers the Company’s Clawback Policy (as defined below);

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oversees compliance by the executive team and non-employee directors with the Company’s stock ownership guidelines;

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periodically reviews the structure and operation of the Company’s compensation programs, taking into account our business strategy, the results of the most recent Say-on-Pay vote and relative competitiveness in the market;

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advises the Board with respect to compensation of the Board and Board committees;

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prepares the Leadership Development and Compensation Committee Report on executive compensation and reviews and discusses with management the “Compensation Discussion and Analysis” section proposed for inclusion in our Securities and Exchange Commission (“SEC”) filings; and

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oversees short-term and long-term management succession planning, leadership assessment and leadership development.

The LDC Committee met five times in 2025. The members of the LDC Committee are Mr. Neary (Chair), Mr. Kyle and Mr. Simon. Each member of the LDC committee is “independent” as defined under Nasdaq listing standards.
Nominating and Corporate Governance Committee
The primary responsibilities of the NCG Committee are to identify and evaluate individuals qualified to become members of the Board in accordance with criteria approved by the Board, to recommend to the Board a slate of director nominees for election by the Company’s stockholders, to develop and recommend to the Board a set of Corporate Governance Guidelines, to lead the annual evaluation of the performance of the Board and its standing committees and to oversee the Company’s corporate responsibility program.
In carrying out these responsibilities, the NCG Committee:

Corporate Governance
Board Committees
●
evaluates the composition, size, organization, performance and governance of the Board and its committees and makes recommendations regarding director appointments to Board committees;

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develops and maintains policies and criteria for identifying and evaluating director nominees;

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engages in regular succession planning for the Board and its committees;

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oversees and conducts director independence determinations;

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oversees compliance with the Corporate Governance Guidelines and reviews and recommends any changes to the Board on an annual basis; and

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monitors developments and oversees the Company’s practices and policies related to corporate responsibility and sustainability, including environmental, social and corporate governance issues, trends and initiatives.

The NCG Committee met four times in 2025. The members of the NCG Committee are Ms. Klee (Chair), Mr. Chen, Mr. Cunningham, Mr. Kyle and Dr. Wheadon. Each member of the Committee is “independent” as defined under Nasdaq listing standards.
EO Litigation Committee
The EO Litigation Committee was formed in October 2022 to oversee the Company’s management of litigation involving EO. The EO Litigation Committee monitors litigation developments, oversees our overall litigation strategy and reports to and makes recommendations to the Board as may be warranted. The EO Litigation Committee met eight times in 2025. The current members of the EO Litigation Committee are Mr. Cunningham, Ms. Klee, Mr. Knauss, Mr. Krause and Mr. Petrella.
Nordion Pricing Committee
The Nordion Pricing Committee oversees matters related to Nordion’s pricing that implicate sensitive or confidential customer information. The main purpose of the Nordion Pricing Committee is to prevent confidential information relating to Nordion’s customers from being shared with individuals involved in the day-to-day operations of Sterigenics. The Nordion Pricing Committee met four times in 2025. The members of the Nordion Pricing Committee are Mr. Chen, Mr. Cunningham, Ms. Flynn and Mr. Petrella.
Corporate Governance Policies and Practices
Corporate Governance Guidelines
The NCG Committee is responsible for annually reviewing our Corporate Governance Guidelines and recommending any changes to the Board that the NCG Committee deems necessary or appropriate to enhance the effectiveness of the Board in discharging its responsibilities. The full text of our Corporate Governance Guidelines is accessible on under the Governance tab of our investor relations website at https://investors.soterahealth.com/.

2026 Notice and Proxy Statement

Corporate Governance
Board and Committee Self-Evaluations
Board and Committee Self-Evaluations
The Board and each standing committee conduct annual self-evaluations to assess their effectiveness. Consistent with its charter, the NCG Committee leads the Board self-evaluation process and oversees the annual evaluation of the performance of each standing committee.
The annual self-evaluation process involves each director completing a detailed questionnaire assessing the performance of the Board and each committee on which the director serves. The questionnaires include both numerical ratings and narrative responses and are designed to identify strengths, areas for improvement and topics requiring additional focus or attention. Aggregated results are shared with the Board and the relevant committees, which review and discuss the feedback to identify opportunities to enhance Board and committee effectiveness, inform agenda planning and shape future areas of discussion.
The Chair of the NCG Committee reports to the Board regarding the results of the self-evaluations and makes recommendations to the Chair and/or the Board regarding any changes the NCG Committee considers appropriate. The Board believes that this self-evaluation process supports effective governance and oversight and helps to continue to align the Board and committee practices with evolving best practices. In recent years, feedback from the evaluation process has informed Board and committee agendas and helped identify skills and experience priorities in connection with the Board’s director refreshment efforts.
Code of Business Conduct and Ethics
The Board has adopted policies and procedures designed to promote compliance with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC and Nasdaq, including a global code of conduct applicable to the Company’s directors, officers and employees, including the CEO, CFO and other executive and senior financial officers and all persons performing similar functions. Our global code of conduct is available on our website and is accessible under the Governance tab of our investor relations website at https://investors.soterahealth.com/. We intend to disclose any amendments to the global code of conduct, or any waivers of its requirements, on our website to the extent required by applicable U.S. federal securities laws and Nasdaq corporate governance rules.
Promoting Integrity
Integrity is one of our core values, and we expect employees to adhere to the highest standards of ethical conduct in their interactions with customers, suppliers, regulators and one another. Employees are encouraged to promptly report concerns regarding ethics, legal or regulatory compliance, Company policies or workplace culture through our Global Ethics Line, which is available 24 hours a day, seven days a week, worldwide. Reports may be submitted by telephone or electronically and may be made anonymously to the extent permitted by applicable law.
Reports received through the Global Ethics Line are handled in accordance with the Company’s whistleblower policy and are reviewed by appropriate internal teams, including representatives from the legal, human resources or internal audit functions, depending on the nature of the report. Matters involving potential financial reporting issues are reviewed by senior members of management,

Corporate Governance
Promoting Integrity
and potentially material matters are promptly shared with the Chair of the Audit Committee. The Office of the General Counsel provides periodic updates to the Audit Committee regarding significant matters raised through the Global Ethics Line.
The Company’s whistleblower policy prohibits retaliation against any individual who raises a question or concern or participates in an investigation in good faith.
Insider Trading Policy
The Company maintains an insider trading policy applicable to its directors, executive officers and other employees, and has implemented processes for the Company, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, including Nasdaq rules, in connection with the purchase, sale and/or other dispositions of Company securities or the securities of other companies with which we do business.
Communications with the Board
Stockholders and other interested parties may communicate with the Board, a Board committee, or individual directors regarding matters related to the duties and responsibilities of the Board by emailing board@soterahealth.com. The Office of the Corporate Secretary reviews all communications sent to the Board and forwards inquiries relating to the functions of the Board or committee matters to the appropriate recipients. Communications that are unrelated to the duties and responsibilities of the Board or its committees — including complaints, solicitations, advertisements, resumes or other employment inquiries, service or product inquiries, or materials that are threatening or unlawful — are not forwarded.

2026 Notice and Proxy Statement

Non-Employee Director Compensation
2025 Director Compensation Table
NON-EMPLOYEE DIRECTOR COMPENSATION
2025 Director Compensation Table
The following table sets forth information regarding the compensation earned by or paid to each person who served as a non-employee director of our Board during 2025. Mr. Petras, our Chairman and CEO, receives no compensation for his service as a director and is not included in this table. The compensation Mr. Petras received as CEO is presented in the Summary Compensation Table.
Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Ruoxi Chen	$77,500	$234,558	$312,058
Sean L. Cunningham	102,500	234,558	$337,058
Karen A. Flynn	82,500	234,558	$317,058
Ann R. Klee	97,500	234,558	$332,058
Robert B. Knauss	75,000	234,558	$309,558
Constantine S. Mihas	80,000	234,558	$314,558
James C. Neary	95,000	234,558	$329,558
Vincent K. Petrella	165,000	234,558	$399,558
Christopher A. Simon	105,000	234,558	$339,558
David E. Wheadon, M.D.	85,000	234,558	$319,558

(1)
Reflects cash retainer or other payments for service on our Board or any committee of our Board in 2025. See “Non-Employee Director Compensation Policy.”

(2)
Amounts in this column reflect the aggregate grant date fair value of 19,132 service-based restricted stock units awarded during the year. The grant date fair value of this compensation was computed as of the date of grant of May 22, 2025 in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, Stock Compensation. The assumptions that we used to calculate these amounts are discussed in Note 16, “Share-Based Compensation” and Note 1, “Significant Accounting Policies” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The grant date fair value does not necessarily correspond to the actual economic value that may be realized for these awards.

Non-Employee Director Compensation Policy
Our Board adopted a compensation policy for non-employee directors that became effective in connection with our IPO. Pursuant to this policy, non-employee directors receive the compensation described below. Our non-employee director compensation policy may be amended by our Board from time to time.

Non-Employee Director Compensation
Non-Employee Director Compensation Policy
Cash Compensation
Each non-employee director is entitled to receive a cash retainer of $75,000 for annual service to the Company, with an additional $7,500 for annual service on the Audit Committee (or, in the case of the chair of the Audit Committee, $25,000), an additional $5,000 for annual service on the LDC Committee (or, in the case of the chair of the LDC Committee, $20,000) and an additional $2,500 for annual service on the NCG Committee (or, in the case of the chair of the NCG Committee, $15,000). Mr. Petrella is entitled to receive an additional $40,000 for his annual service to the Company as Lead Independent Director of the Board. Further, for 2025, Mr. Cunningham, Mr. Petrella and Mr. Simon received an additional payment of $25,000 for service on a special committee of the Board. There is no additional compensation for service on the EO Litigation or Nordion Pricing Committees. The cash retainers are paid on a quarterly basis, pro-rated for any non-employee director whose service (or whose service in any of the additional capacities described above) begins or ends during a calendar year.
Equity Compensation
Each non-employee director is also entitled to receive an annual grant of restricted stock units (“RSUs”) under the Sotera Health Company 2020 Omnibus Incentive Plan (“2020 Incentive Plan”) with a target grant date value of $225,000 with the number of granted units determined by dividing the target award value by the average closing sales price as quoted on Nasdaq of one share of Common Stock during the trailing 60-trading day period that ends on the day before the grant date, rounded down to the nearest whole unit. The RSUs are time-based and vest in full on the earlier of (i) the first anniversary of the date of grant and (ii) the date immediately prior to the Company’s next regular annual meeting of stockholders, in each case generally subject to the director’s continued service through such date. Annual grants of RSUs are generally made on the day immediately after our regular annual meeting of stockholders to non-employee directors who are serving on our Board on such date.
Expenses
We reimburse our non-employee directors for all reasonable out-of-pocket expenses incurred in connection with their service on our Board, including attendance at meetings of the Board, the board of directors of any of our subsidiaries and any committees thereof, in accordance with the terms of our amended and restated bylaws and our expense reimbursement policy, as in effect from time to time.

2026 Notice and Proxy Statement

Proposal 2: Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers

Proposal 2: Approval, on an Advisory Basis, of the Compensation of Our Named Executive Officers
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, we are asking stockholders to approve, on an advisory basis, the compensation of our Named Executive Officers as reported in this Proxy Statement. While this vote (commonly referred to as a “say-on-pay” vote) is non-binding, we and our Board value the opinions of our stockholders, and we expect to consider the outcome of this vote when making future compensation decisions.
We encourage stockholders to review the “Compensation Discussion and Analysis” section, beginning on page 32, as well as the Summary Compensation Table and other related tables, notes and narrative. For the reasons detailed in the Compensation Discussion and Analysis, our executive compensation program aligns the interests of our executive officers and our stockholders by linking a significant portion of our executives’ compensation to Sotera Health’s performance and providing a competitive level of compensation designed to recruit, retain and motivate executives who are critical to Sotera Health’s long-term success.
In accordance with the Dodd-Frank Act, this vote does not overrule any decisions by the Board, will not create or imply any change to the duties of the Board and will not prevent or limit the ability of stockholders generally to make proposals for inclusion in proxy materials related to executive compensation.
We are asking our stockholders to approve, on an advisory, non-binding basis, the following resolution:
RESOLVED, that the stockholders of Sotera Health Company approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, the other compensation tables and related notes and narrative in this Proxy Statement for the 2026 Annual Meeting of Stockholders.
At the 2022 Annual Meeting of Stockholders, the stockholders approved the Board’s proposal to seek advisory approvals of the compensation of our Named Executive Officers on an annual basis. Accordingly, we expect the next advisory approval of executive compensation will occur at the 2027 Annual Meeting of Stockholders.
The Board recommends a vote “FOR” approval, on an advisory basis, of the compensation of our Named Executive Officers.

Compensation Discussion and Analysis
Overview
Compensation Discussion and Analysis
Overview
This Compensation Discussion and Analysis describes the Company’s 2025 executive compensation program and provides an overview of our executive compensation-related policies, practices and decisions for 2025. Our “Named Executive Officers,” or “NEOs,” determined as of December 31, 2025, are listed below:
Michael B. Petras, Jr.	Chairman and CEO
Jonathan M. Lyons	Senior Vice President (“SVP”), CFO
Michael P. Rutz	President of Sterigenics
Alexander Dimitrief(1)	SVP and General Counsel

(1)
Mr. Dimitrief retired from the Company effective March 31, 2026.

2025 Business Performance Highlights
2025 marked the 20th consecutive year of annual revenue growth for the Company. On a consolidated basis, we grew revenue by 5.7% to $1.164 billion, which was 5.2% growth on a constant currency basis, and we achieved net income of $77.9 million. Adjusted EBITDA(1) increased 8.2% to $594 million, or 7.8% on a constant currency basis, with margins expanding 118 basis points to 51.0% for the year. Sterigenics, our largest reporting segment, delivered 8.3% revenue growth for the full year, which was 7.7% growth on a constant currency basis. Sterigenics’ growth was driven by favorable pricing and improved volume and mix, and our Sterigenics team made significant progress on its EO facility enhancement program, as well as continued construction of a new X-ray facility, which opened in 2026. These enhancements continue to demonstrate our overarching commitment to safe operations for our employees, customers and the communities in which we operate. Our Nordion segment delivered 8.2% revenue growth for the full year, which was 9.1% on a constant currency basis. Our Nordion team continues to make progress on their cobalt development programs and, during the fourth quarter, signed a cobalt-development agreement with Westinghouse and PSEG and secured a 25-year Class 1B license renewal for its Ottawa facility — the longest ever issued by the Canadian Nuclear Safety Commission. Finally, Nelson Labs experienced a 3.9% revenue decline for the full year (5.0% decline on a constant currency basis), driven by favorable pricing, growth in core lab testing services volume and mix, offset by decline in expert advisory services and consulting revenue.
(1)
This is a non-GAAP financial measure. See our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 24, 2026 for more information and reconciliations to the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States.

2026 Notice and Proxy Statement

Compensation Discussion and Analysis
2025 Executive Compensation Highlights
2025 Executive Compensation Highlights
Our executive compensation program is designed to align the interests of our executives with the interests of our stockholders and is guided by three core principles:
●
We pay for performance. The majority of our executives’ compensation is contingent, rather than fixed, and subject to variability commensurate with Company and individual performance. We set challenging financial and operational performance goals designed to build sustainable, long-term stockholder value while embedding into individual performance goals objectives that advance the Company’s values.

●
We balance the achievement of both short-term and long-term business performance goals. Executives receive short-term and long-term incentive awards, the values of which are dependent on Company performance. Annual variable cash compensation is based on the achievement of predetermined performance goals, which motivates executives to achieve key objectives that support the achievement of the Company’s long-term strategic goals. Long-term equity compensation aligns executive and stockholder interests by linking executive compensation to long-term value creation and stock price performance.

●
We provide competitive compensation to attract, retain and motivate top talent. Our compensation programs are market competitive and enable us to attract, retain and motivate highly talented individuals. We reward over-achievement and our highest performing executives can expect differentiated rewards, contributing to retention and engagement.

The following summarizes the LDC Committee’s key actions with respect to our 2025 executive compensation program and demonstrates the program’s focus on the three principles described above.
2025 Annual Incentive Plan (AIP) Payouts. The Company’s 2025 performance produced payouts under our Annual Incentive Plan (“AIP”) at 103% of target for overall Company performance and at 108% of target for Sterigenics performance.
Executive payouts are based on the achievement of applicable financial performance goals and individual performance, including the extent to which the executive demonstrates our core values. See “Annual Incentive Plan (AIP)” on page 42 for more information.
2025 Long-Term Incentive Design Changes in Response to Stockholder Input. In response to input from our stockholders, we revised the design of our 2025 long-term incentive program for our NEOs. In particular, stockholders expressed a preference for long-term incentives that are tied to three-year financial objectives and that represent at least 50% of our NEOs’ long-term incentive awards. Our 2025 grants to NEOs directly addressed these preferences. In particular, we:
●
Introduced performance share units (“PSUs”) into our grant mix for our NEOs, tied to the achievement of rigorous but attainable revenue and free cash flow goals over a three-year performance period;

●
Further aligned our CEO’s total target pay with stockholder value creation by awarding him share appreciation units (“SAUs”) that are earned in annual tranches based on the achievement of challenging stock price improvement goals over their total three-year performance period;

●
Introduced performance criteria to a portion of the RSUs granted to our non-CEO NEOs, tightening the linkage between these executives’ pay and stockholder value creation; and

Compensation Discussion and Analysis
2025 Executive Compensation Highlights
●
Structured the award mix to our NEOs such that at least 50% of the long-term incentives awarded in 2025 is tied to performance goals.

Annual Long-Term Equity Incentive Awards Granted in 2025. In March 2025, we granted awards in our annual equity award cycle under our new long-term incentive design. Each NEO we employed as of March 2025 received a long-term equity incentive award comprised of PSUs and time-based RSUs, with the RSU awards to our non-CEO NEOs including a performance-based modifier, and our CEO receiving an award of SAUs. Consistent with our compensation philosophy, we use equity incentive compensation to incentivize long-term value creation and align our executives’ interests with those of our stockholders. The LDC Committee also uses equity incentive compensation to help attract and retain talent.
Consideration of 2025 Say-On-Pay Result
Our stockholders vote annually, on an advisory basis, to approve the compensation of our NEOs as set out in the Compensation Discussion and Analysis section and in the compensation tables and accompanying narrative disclosure in the Proxy Statement. At our 2025 Annual Meeting, we received over 99% approval, based on the total votes cast, for our annual advisory say-on-pay proposal to approve the compensation of our NEOs.
The LDC Committee believes these voting results demonstrate significant support for our NEO compensation program. The LDC Committee carefully considered this result as well as other factors in connection with its review of compensation policies and decisions during the remainder of 2025 and as it designed 2026 executive compensation. The LDC Committee will continue to work to monitor changes in executive compensation to keep our executive compensation program aligned with best practices in our competitive market.
As noted above, in response to input from our stockholders we have revised our approach to long-term incentives granted to NEOs in 2025. Specifically, we have:
●
Eliminated granting stock option awards in 2025 and replaced this long-term incentive component with PSUs that are tied to rigorous but attainable revenue and free cash flow goals over their three-year performance period;

●
Established revenue and free cash flow goals for the PSUs that reflect cumulative performance over the full three-year performance period;

●
Beyond the incorporation of PSUs into our long-term incentive program in 2025, we adjusted our CEO’s 2025 long-term incentive vehicle mix to better align with stockholder value creation by awarding him SAUs that are earned annually based on challenging stock price increases over their total three-year performance period;

●
Added a performance feature to the RSU grant of our non-CEO NEOs, increasing alignment with stockholder value creation by tying a portion of the number of shares earned annually to stock price increases; and

●
Designed these awards so that at least 50% of each NEO’s long-term incentive grant is performance-based.

2026 Notice and Proxy Statement

Compensation Discussion and Analysis
Consideration of 2025 Say-On-Pay Result
2025 Target Total Direct Compensation
Our NEOs’ 2025 target total compensation was consistent with our pay for performance philosophy and focused on variable compensation that was aligned with the Company’s overall performance and the Company’s stock performance. The chart below shows that 89% of the CEO’s 2025 compensation was performance-based or subject to a risk of forfeiture and a majority of the CEO’s total compensation is tied to the future performance of the Company. For our other NEOs (on average), 77% of their 2025 target total compensation was performance-based or subject to a risk of forfeiture, with a majority of their total compensation tied to the future performance of the Company. The primary variable elements of our 2025 compensation program included our (i) Annual Incentive Plan, which is our annual cash incentive award program and (ii) Long-Term Equity Incentive Program. For 2025 this was comprised of PSUs, SAUs tied to the achievement of challenging stock price performance goals and time-based RSUs for our CEO, as well as PSUs and time-vested RSUs with a performance modifier (for our non-CEO NEOs) tied to the achievement of challenging stock price performance goals.
CEO Target Total Compensation Mix

Non-CEO NEOs Average Total Compensation Mix

Compensation Philosophy and Program
Our executive compensation program is guided by three principles: (i) paying for performance; (ii) driving achievement of the Company’s annual and long-term business performance goals; and (iii) paying competitively to attract, retain and motivate top talent. These principles generally guide our program’s design, pay levels and approach to total rewards. Our executive compensation program comprises three elements: base salary, short-term annual cash incentive compensation and long-term equity incentive compensation. Our NEOs are also eligible to participate in: the standard health and welfare benefit plans and retirement plans offered to our other employees; a non-qualified

Compensation Discussion and Analysis
Compensation Philosophy and Program
deferred compensation plan for which the Company has not-to-date provided matching, further described on page 49; and, upon certain qualifying terminations of employment (none of which occurred in 2025), severance payments and benefits (as described beginning on page 62).
We endeavor to incorporate best practices and good corporate governance policies and procedures throughout our executive compensation program. These compensation practices and governance policies include:
What We Do	What We Do Not Do
Require executives and directors to meet stock ownership levels	No automatic or guaranteed salary increases
Directly align executives’ incentive opportunities with the creation of stockholder value by tying a majority of executive compensation to stock value	No awards of compensation that would motivate actions that would risk the financial health of the Company
“Double-trigger” change in control equity vesting provisions	No significant executive perquisites
Conduct annual assessments of potential risks associated with compensation programs	No hedging or pledging of Company stock
Engage an independent compensation consultant to advise the LDC Committee	No tax gross-ups (other than on customary reimbursement of relocation expenses)
Annual advisory non-binding vote to approve named executive officer compensation	No repricing of underwater stock options

Align our incentive program design with commonly accepted “best practices,” such as multi-year long-term incentive goals, performance metrics and other design features that align with industry practices and delivery of a majority of the total pay opportunity of NEOs in the form of performance-based incentives

Include three-year performance goals in 2025 PSU awards to NEOs
Designed our program so that at least 50% of long-term incentives awarded to NEOs in 2025 are tied to achievement of performance goals

2026 Notice and Proxy Statement

Compensation Discussion and Analysis
Compensation Philosophy and Program
What We Do	What We Do Not Do
Exclude from our incentive program financial results any distortions that arise by virtue of M&A activity, such as acquisitions that may otherwise overstate financial performance
First Compensation Principle: Paying for Performance
Executive compensation, including merit increases and annual incentive payouts, is determined primarily by Company performance and individual performance. An individual’s annual performance can positively or negatively impact that individual’s opportunity for merit base pay increases. Earned values under our AIP are directly tied to Company-wide and business unit success. Demonstrating the link between pay and performance, we exceeded our EBITDA growth target in 2025, which resulted in an AIP payout at 103% of target for overall Company performance. Equity incentive compensation further aligns our NEOs’ compensation with long-term Company performance. PSUs are designed to help align with our long-term achievement by setting three-year performance goals and the performance of our stock drives the value of a portion of the RSUs for our non‑CEO NEOs and SAUs for our CEO.
Second Compensation Principle: Driving Achievement of Short- and Long-Term Business Performance Goals
We believe it is important to reward achievement of both annual and long-term business goals, and we structure our performance-based compensation accordingly. We maintain the AIP, pursuant to which the LDC Committee sets performance targets to motivate NEOs to achieve our short-term financial and operational objectives, helping ensure accountability for progress toward longer-term strategic goals. Under our AIP, NEOs receive annual cash incentive opportunities tied to the achievement of both target annual EBITDA performance metrics set for the Company (and, in Mr. Rutz’s case, for the Sterigenics business and the Company) and individual performance factors, which include individual performance against Company values foundational to our Company’s culture. See “Annual Incentive Plan (AIP)” on page 42 for additional detail about our annual performance assessment process.
While we believe incentivizing the achievement of annual business goals is critical, we strive to reward an appropriate balance of annual and long-term financial and strategic business results. Our pay mix is designed to deliver over 50% of NEOs’ target total compensation in the form of equity awards linked to the performance of the Company. We use equity awards to incentivize and reward long-term value creation and align our executives’ interests with those of our stockholders. Prior to 2025, our long-term equity incentive awards to NEOs were generally comprised of stock option awards and time-based RSUs granted as part of our annual equity award cycle. In direct response to input from our stockholders, at least 50% of the grant date fair value of our 2025 long-term incentive awards to each of our NEOs was tied to the achievement of performance goals. In addition, our 2025 awards of RSUs to our non-CEO NEOs included an incentive tied to stock price improvement. Our policies and practices regarding equity grants, including the timing of such grants, are further described beginning

Compensation Discussion and Analysis
Compensation Philosophy and Program
on page 45. The stock ownership guidelines we adopted to further align the interests of our senior executive team, executive officers and directors with those of our stockholders are further described on page 50.
Third Compensation Principle: Paying Competitively to Attract and Retain Top Talent
Our compensation program is designed to attract, retain and motivate high-performing executives critical to the Company’s short- and long-term success. As described in more detail below, we seek to provide an overall level of total compensation for our executive officers that is reasonable in relation to, and competitive with, the compensation similarly situated peer leader companies in our industry pay, subject to variation for individual factors such as experience, performance, duties, scope of responsibility, prior contributions and future potential contributions to our business. With the assistance of our independent compensation consultant, the LDC Committee monitors market trends, including the prevalence of compensation delivery mechanisms, and adjusts the design and operation of our executive compensation program periodically as the LDC Committee deems appropriate, including to achieve our executive retention objectives. We believe our current compensation program, in particular our equity incentive program, provides high retentive value for the members of our leadership team who are critical to the Company’s success. From time to time we have also included special cash bonuses and equity awards in the total compensation of our executives to help further attract and retain talent, as further discussed herein and in previously filed Proxy Statements.
Compensation-Setting Process
The Role of the LDC Committee
The LDC Committee establishes our executive compensation philosophy and annually reviews and approves our executive compensation program. The LDC Committee reviews and approves each NEO’s base salary and target and earned annual cash incentive awards, and recommends to the full Board for approval the elements and target value of each NEO’s long-term equity incentive award. The Board (without the CEO’s participation) also reviews and approves each element of our CEO’s compensation.
The LDC Committee is authorized to retain independent advisors to assist the LDC Committee in carrying out its responsibilities and, in 2021 through 2025, the LDC Committee retained Exequity to review and provide input on our executive compensation program. At least annually, the LDC Committee reviews with Exequity the executive compensation program, including incentive compensation plans and arrangements, to: (i) help ensure the elements of our compensation program are based on appropriate measures, goals and targets for our industry and our business objectives; (ii) help ensure our program is achieving its intended purpose of incentivizing achievement of short-and long-term business goals, as well as attracting and retaining executive talent; and (iii) determine whether any changes to our compensation program are advisable.
The Role of our CEO and Management
The LDC Committee works with members of management, including our CEO and CHRO, to determine the compensation of our NEOs and certain other executives. Management further works with the LDC Committee annually to recommend the structure of our AIP, to develop AIP performance metrics,

2026 Notice and Proxy Statement

Compensation Discussion and Analysis
Compensation-Setting Process
including threshold, target and maximum performance levels, and to evaluate actual Company performance against selected measures.
Additionally, the CEO makes recommendations to the LDC Committee regarding the compensation of the other NEOs and certain other executives. At the beginning of each year, our CEO reviews our NEOs’ and certain other executives’ prior year’s performance and makes recommendations to the LDC Committee for each element of such executives’ compensation (other than his own), including any salary adjustments, adjustments to AIP target as a percentage of salary for the current year, actual AIP payout for the previous year and target grant date value of long-term equity awards. The CEO’s compensation recommendations are based on his performance evaluation of each executive, the Company’s performance in the preceding year and data provided by Exequity concerning compensation practices among the Company’s compensation peer group. The LDC Committee considers the CEO’s recommendations when making executive compensation decisions, but the LDC Committee (and the Board, with respect to equity awards and CEO compensation) retains full discretion to set all compensation for our NEOs. For further discussion of the annual performance management process, see “Compensation Elements for 2025 — Annual Incentive Plan (AIP).”
The Role of the Compensation Consultant
The LDC Committee engaged Exequity as its independent compensation consultant for 2025. Although Exequity periodically meets with the CEO and CHRO to gather information and provide advice about management proposals to the LDC Committee, Exequity reports directly to the LDC Committee and not to management. Pursuant to its charter, the LDC Committee makes all determinations regarding the terms of the Company’s engagement with Exequity, including the services Exequity provides to the Company and the fees paid for those services. The LDC Committee retains the prerogative to replace its compensation consultant or hire additional advisors at any time. At the invitation of the LDC Committee, representatives of Exequity attend meetings of the LDC Committee. The LDC Committee also communicates with Exequity outside of meetings as needed.
The LDC Committee has assessed the independence of Exequity, as required under Nasdaq listing rules. Additionally, the LDC Committee has considered and assessed all relevant factors, including but not limited to those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act, that could give rise to a potential conflict of interest with respect to Exequity. Based on this review, the LDC Committee is not aware of any conflict of interest that has been raised by the work performed by Exequity.
The nature and scope of services that Exequity provided in 2025 included the following:
●
Advice and assistance developing a relevant compensation peer group;

●
Advice and assistance regarding compensation best practices and market trends for executives and directors, including new hire executive compensation packages and retention incentive programs;

●
Analysis of appropriate levels and design of total overall compensation and each element of compensation for our NEOs and directors;

●
Consultation on the design of 2025 long-term incentives in response to input from stockholders and enhance the performance linkages to these awards;

●
Consultation on technical matters such as the taxation of executive pay arrangements and assistance with disclosure of executive pay arrangements;

Compensation Discussion and Analysis
Compensation-Setting Process
●
Annual assessment of potential risks associated with compensation programs; and

●
Advice and assistance developing various Company policies or programs.

Competitive Positioning
Consistent with our goal of providing competitive compensation to attract and retain executives, the LDC Committee reviews market data on executive compensation levels and practices drawn from a group of peer companies similar to the Company in industry focus, revenue and market capitalization. While the LDC Committee does not specifically target any particular percentile for any element of an NEO’s compensation, it does generally consider as a reference point the market median for each element of an NEO’s compensation and for total target pay.
The LDC Committee assessed our 2024 compensation peer group for 2025 compensation decisions, based on a review by Exequity, and the LDC Committee determined that no changes were necessary. The 2024 peer group consisted of companies that we identified as competing with the Company for executive talent and business as well as companies referenced in executive compensation benchmarking analyses conducted by those competitors. In identifying candidates for the peer group, in consultation with Exequity, the LDC Committee reviewed companies that generally operated within the following industry segments: Health Care Equipment, Life Sciences Tools and Services, Health Care Supplies, Biotechnology and Pharmaceuticals and Health Care Technology. When assessing potential peers with these characteristics, the LDC Committee further considered the relative sizes of those peer candidates in relation to the Company. The LDC Committee generally sought to include peer candidates with annual revenues of 0.5x – 4.0x the Company’s revenues and a total enterprise value of 0.2x – 4.0x the Company’s total enterprise value. The LDC Committee also reviewed peer candidates’ EBITDA relative to the Company’s as an indicator of each company’s scale and performance.
The compensation peer group used for 2025 compensation decisions consisted of the following companies:
Avanos Medical, Inc.	Maravai LifeSciences Holdings, Inc.	ResMed Inc.
Bio-Techne Corporation	Masimo Corporation	STERIS plc
CONMED Corporation	Medpace Holdings, Inc.	Tandem Diabetes Care, Inc.
The Cooper Companies, Inc.	Merit Medical Systems, Inc.	Teleflex Incorporated
Haemonetics Corporation	QuidelOrtho Corporation	Waters Corporation
Hologic, Inc.	Repligen Corporation	West Pharmaceutical Services, Inc.
Integra LifeSciences Holdings Corporation
2025 Compensation Decisions
The factors described in the table below materially informed the LDC Committee’s decisions in setting 2025 executive compensation as further described below. Specifically, in determining our non-CEO NEOs’ 2025 total target compensation and recommending to the Board the CEO’s total target compensation and NEOs’ long-term equity incentive compensation, the LDC Committee considered:

2026 Notice and Proxy Statement

Compensation Discussion and Analysis
Compensation-Setting Process

●
Market-competitive pay levels and designs, as informed by analysis of peer group data

●
Experience, knowledge, skills, qualifications, tenure in position and expected future contributions of the individual, including with respect to EO litigation

●
The need to attract and retain executives with the unique talents and experience to preside over our continued success in an environment of extraordinary challenges

●
Performance of the executive in relation to short- and long-term business imperatives

●
Relative scope of each NEO’s responsibilities

●
Recommendations of our CEO (except with respect to his own compensation)

●
Historical compensation

●
Internal pay equity

The LDC Committee did not assign a particular weighting to any of these factors. Rather, the LDC Committee considered this information in light of their experience and knowledge of the Company, the competitive market in which the Company operates, their knowledge of each NEO and business judgment.
Compensation Elements for 2025
Base Salary
To maintain competitiveness and internal pay equity, we provide each NEO with a base salary. This compensation component constitutes a stable element of compensation while other compensation elements are variable. As described above, when setting base salaries, the LDC Committee considers a multitude of factors, including market practice, competitive market data provided by Exequity, individual performance, Company performance, any change in the executive’s position within our business, the scope of his or her responsibilities, experience in the position and any changes thereto.
Base salary increases are not guaranteed or automatic. In March 2025, based on the factors described above in “2025 Compensation Decisions,” and on the LDC Committee’s evaluation of each executive’s contributions in 2024 and position compared to market data, a base salary increase for Mr. Petras and Mr. Lyons, effective April 1, 2025, was approved. The LDC Committee considered all of the above-mentioned factors in reviewing potential pay changes for all NEOs. After reviewing these factors, Mr. Petras’ salary was increased to $1,141,088 from $1,102,500 and Mr.  Lyons’ salary was increased to $550,000 from $500,000. These adjustments reflect the LDC Committee’s evaluation of each individual’s performance, scope of responsibilities, expected future contributions and alignment with market data, with Mr. Lyons receiving a proportionally larger increase to address the gap between his current compensation and the peer group market median.

Compensation Discussion and Analysis
Compensation Elements for 2025
The base salaries of our NEOs for 2024 and 2025 were as follows:
	Base Salary (Annualized Rate)(1)
Named Executive Officer	2024	2025	% Change
Michael B. Petras, Jr.	$1,102,500	$1,141,088	3.49%
Jonathan M. Lyons	$500,000	$550,000	10.00%
Michael P. Rutz	$500,000	$500,000	—
Alexander Dimitrief	$600,000	$600,000	—

(1)
Please refer to the Summary Compensation Table for actual base salary amounts earned by our NEOs in 2023, 2024 and 2025, as applicable.

Annual Incentive Plan (AIP)
Our AIP is designed to reward high performance, help ensure employees are aligned with our mission, values and priorities and provide market competitive rewards. Our executive officers (including our NEOs) are eligible to participate in our AIP. The LDC Committee administers the AIP with respect to our NEOs by approving annual performance metrics, including threshold, target and maximum performance levels, establishing performance targets as a percentage of base salary for each NEO and evaluating actual Company performance against selected measures.
The annual cash incentive opportunities set for our NEOs under our 2025 AIP were tied to (i) the Company’s achievement of financial performance goals (and Sterigenics’ financial performance goals, in Mr. Rutz’s case) approved by the LDC Committee at the beginning of the applicable performance period and (ii) individual performance. There is no AIP payout if the Company does not (or, in the case of Mr. Rutz, the Company and Sterigenics do not) achieve threshold performance for the financial performance metric.
The target financial metrics for the Company and Sterigenics for our 2025 AIP are included in the below table. Our 2025 AIP financial performance metric for the Company (“Company AIP Metric”) was based on our non-GAAP financial measure, Adjusted EBITDA. In general, Adjusted EBITDA for these purposes is calculated as net income (loss) before interest expense, provision (benefit) for income taxes, depreciation (including depreciation of Co-60 used in our operations), amortization and certain other adjustments that we do not consider in our evaluation of our ongoing operating performance from period to period. The 2025 Company AIP Metric was calculated in a manner consistent with the calculation of Adjusted EBITDA as reported in the Company’s Form 10-K for the year ended December 31, 2025, subject to adjustments as deemed appropriate by the LDC Committee. Our 2025 AIP financial performance metric for Sterigenics (“Sterigenics AIP Metric”) was based on Sterigenics Segment Income excluding the impacts of the Corporate allocation. In general, Sterigenics Segment Income for these purposes is calculated as Sterigenics net income (loss) before interest expense, provision (benefit) for income taxes, depreciation (including depreciation of Co-60 used in our operations), amortization and certain other adjustments that we do not consider in our evaluation of our ongoing operating performance from period to period. The 2025 Sterigenics AIP Metric was calculated in a manner consistent with the calculation of Sterigenics Segment Income, excluding the Corporate allocation, as reported in the Company’s Form 10-K for the year ended December 31, 2025. AIP performance between threshold, target and maximum goals is determined based on linear interpolation.

2026 Notice and Proxy Statement

Compensation Discussion and Analysis
Compensation Elements for 2025
Target levels of performance were based on the Company’s beginning-of-year business plan, and were consistent with external guidance. The targets were deemed by the LDC Committee to be challenging but attainable with excellent performance. The ranges of performance from threshold to target were developed as a function of the variability of Company-wide Adjusted EBITDA and Sterigenics Segment Income, and are generally consistent with ranges employed by companies in our industry and in the general market with respect to EBITDA goals.
2025 Financial Performance Goal (dollars in millions)	Performance as Percentage of Target	AIP Earned Value (as % of Target Opportunity)
Company AIP Metric
Below Threshold: Adjusted EBITDA < $532.0 million	<90%	0%
Threshold: Adjusted EBITDA of $532.0 million	90%	70%
Target: Adjusted EBITDA of $591.4 million	100%	100%
Maximum: Adjusted EBITDA of $650.6 million or more	110%	Up to a maximum of 200%
Sterigenics AIP Metric
Below Threshold: Adjusted EBITDA of < $399.5 million	<90%	0%
Threshold: Adjusted EBITDA of $399.5 million	90%	70%
Target: Adjusted EBITDA of $444.1 million	100%	100%
Maximum: Adjusted EBITDA of $488.5 million or more	110%	Up to a maximum of 200%
The 2025 target bonus opportunities for Mr. Petras, Mr. Lyons, Mr. Rutz and Mr. Dimitrief were, respectively, 125%, 70%, 60% and 50% of their base salaries (unchanged levels from those in effect for 2024). Individual bonus payouts for Mr. Petras, Mr. Lyons and Mr. Dimitrief were determined by Company performance (80% of award) and individual performance (20% of award). Mr. Rutz’s bonus was determined by the performance of both the Company and Sterigenics (80% of award, with Sterigenics performance having a 75% weighting and Company performance a 25% weighting) and his individual performance (20% of award).
In determining annual incentive payouts payable for the achievement of financial performance goals, following the close of the fiscal year, the LDC Committee considered actual Company and Sterigenics performance against the financial performance metrics set forth in the table above. The LDC Committee assessed the Company AIP Metric to account for any extraordinary, unusual, or non-recurring events during the performance period, and no such adjustments were made. The LDC Committee also assessed and then adjusted the Sterigenics AIP Metric to account for the removal of corporate costs allocated to the Sterigenics segment. Corporate operating expenses include executive management, accounting, information technology, legal, human resources, treasury, investor relations, corporate development, tax, purchasing, marketing and other corporate departments that are directly incurred by Sterigenics, as well as an allocation primarily based on total net revenue of corporate operating expenses not directly incurred by the segments. The results for our 2025 Company AIP Metric and Sterigenics AIP Metric were $593.8 million and $449.2 million, respectively. The 2025 financial performance goals set forth under our AIP for overall Company performance and for Sterigenics performance were achieved at 100.4% of target and 101% of target, respectively.

Compensation Discussion and Analysis
Compensation Elements for 2025
The following table details the Company’s and Sterigenics’ Adjusted EBITDA performance in relation to the pre-established goals, as well as the related payout factors resulting from 2025 performance. Note the threshold, target and maximum numbers differ from the table above exclusively due to currency exchange rates:
Business	Business Weighting	Threshold Adjusted EBITDA: (90%) ($)(1)	Target Adjusted EBITDA: (100%) ($)(1)	Maximum Adjusted EBITDA: (110%) ($)(1)	Actual Performance ($)(1)	Actual Performance as % of Target Adjusted EBITDA	AIP Earned Value as % of Target AIP Opportunity
Mr. Petras, Mr. Lyons and Mr. Dimitrief
Company Performance	100%	532.0	591.4	650.6	593.8	100.4%	103%
Mr. Rutz
Sterigenics Performance	75%	399.5	444.1	488.5	449.2	101%	108%
Company Performance	25%	532.0	591.4	650.6	593.8	100.4%	103%

(1)
Dollars in millions.

When determining the amount payable to NEOs for the achievement of individual goals, the LDC Committee considers the recommendation of the CEO regarding the other NEOs’ individual performance. All NEOs participate in the Company’s annual performance management process. At the beginning of the year, in consultation with the CEO, each executive sets qualitative individual and business unit or functional goals as part of performance planning. At the end of the year, performance is assessed based both on the executive’s achievement of his set goals and the extent to which that executive demonstrated throughout the year the Company’s core values of safety, customer focus, people, integrity and excellence. The assessment of executive performance against the Company’s values, which are fundamental to our Company’s culture, and to our corporate responsibility initiatives, is a key component of each individual’s annual performance evaluation. The LDC Committee believes the fact that all employees that participate in our AIP are annually evaluated for the extent to which their work embodies our values is a key part of mitigating our overall compensation risk.
Mr. Petras evaluated the performances of Mr. Lyons, Mr. Rutz and Mr. Dimitrief and made recommendations to the LDC Committee regarding the level of individual performance each executive achieved relative to his established goals and the demonstration of our values. The Board evaluated Mr. Petras’ performance and considered the CEO’s recommendation regarding the individual achievement levels of the other NEOs. Based on performance related to their 2025 goals, each of Mr. Rutz and Mr. Dimitrief received 100% of his individual performance target, and each of Mr. Lyons and Mr. Petras received 110% of his individual performance target. Mr. Lyons received a payout above target based on Mr. Petras’ assessment that he exceeded expectations through his outstanding leadership in connection with the Company’s capital markets and operational finance activities. The Board determined that Mr. Petras exceeded expectations based on his strong leadership and execution that supported the Company’s strategic priorities and long-term value creation. The following table provides further detail about the 2025 annual bonus opportunity and payout under our AIP for each NEO:

2026 Notice and Proxy Statement

Compensation Discussion and Analysis
Compensation Elements for 2025
	Annual Incentive Threshold(1)		Annual Incentive Target		Actual 2025 AIP Bonus Payout
	% of Base Salary	Amount ($)	% of Base Salary	Amount ($)	% of Base Salary	Amount ($)
Michael B. Petras, Jr.(2)	87.5%	989,361	125.0%	1,413,373	131.3%	1,484,890
Jonathan M. Lyons(2)	49.0%	262,904	70.0%	375,577	73.5%	394,581
Michael P. Rutz(2)	42.0%	210,000	60.0%	300,000	64.1%	320,250
Alexander Dimitrief	35.0%	210,000	50.0%	300,000	51.5%	309,000

(1)
No payout is made for performance below threshold levels.

(2)
Amounts shown for Mr. Petras and Mr. Lyons are blended to reflect their base salary prior to and following their base salary increase.

Retention Cash Payment
In February 2025, the Board approved a special cash award to Mr. Lyons to help encourage his long-term retention and to promote continued alignment with the Company’s long-term objectives. Mr. Lyons was granted a cash award of $500,000 which will vest in four installments as follows: (i) 10% vested six months from the grant date; (ii) 20% vested twelve months from the grant date; (iii) 30% will vest eighteen months from the grant date; and (iv) 40% will vest twenty-four months from the grant date, subject in each case to Mr. Lyons’ continued service with the Company through each applicable vesting date. If Mr. Lyons’ employment with the Company and its subsidiaries terminates for any reason prior to any applicable vesting date, any unvested portion of the award will be forfeited.
Long-Term Equity Incentive Compensation
Consistent with our compensation philosophy, we use equity incentive compensation to incentivize long-term value creation and align our executives’ interests with those of our stockholders. The LDC Committee also uses equity incentive compensation to attract and retain talent. In 2025, we granted annual long-term equity incentive awards to our named executive officers. Our annual long-term equity incentive awards (the “2025 Annual Equity Awards”) are a component of our annual executive compensation package, designed to incentivize long-term value creation and align executives’ interests with those of our stockholders.
2025 Annual Equity Awards. As described above, in “2025 Compensation Decisions,” in March 2025, the LDC Committee recommended long-term equity incentive awards to each NEO we employed as of March 2025 considering, among other things, the executive’s 2024 performance and contributions to the Company’s key short- and long-term strategic goals, the executive’s experience, skills and expected future contributions and peer group data (the “March 2025 Annual Equity Awards”). The Board, upon the recommendation of the LDC Committee approved the March 2025 Annual Equity Awards for the non-CEO NEOs and, without the involvement of the CEO, approved the CEO’s March 2025 Annual Equity Award.
In response to stockholder input preferring that a significant portion of NEOs’ long-term incentive opportunities be tied to the achievement of performance objectives, we revised the long-term incentive mix in 2025 to be weighted at least 50% in the form of performance-based awards (measured in terms of the grant date fair value of awards). The target long-term incentive mix for the March 2025 Annual Equity Awards was 50% PSUs and 50% RSUs for our non-CEO NEOs and 40% PSUs, 20% SAUs,

Compensation Discussion and Analysis
Compensation Elements for 2025
and 40% RSUs for Mr. Petras. As explained above, for 2025, the LDC Committee determined that a combination of PSUs, SAUs and RSUs tightly aligned executives’ incentive opportunities with the creation of stockholder value. PSUs are tied to three-year performance goals and SAUs are tied to our stock price to further align our NEOs’ pay with stockholder value creation. RSUs help bolster the retention attributes of the program while incorporating performance goals for our non-CEO NEOs, which are critical in Sotera Health’s continued environment of challenging and variable operating conditions.
The table below indicates the target value of the executive’s 2025 Annual Equity Award. The target values for Mr. Lyons and Mr. Rutz were increased for 2025 to address the gap between their target values for 2024 and the peer group market median.
Named Executive Officer	2025 Annual Equity Award Target Value ($)
2025 Annual Equity Awards
Michael B. Petras, Jr.	8,000,000
Jonathan M. Lyons	1,600,000
Michael P. Rutz	1,300,000
Alexander Dimitrief	1,500,000
These target values may vary from the actual accounting grant date fair values presented in the tables below. The following sections further describe the equity incentive compensation awarded to our NEOs under the 2020 Incentive Plan in 2025.
Calculation of Equity Awards
When granting equity awards, we use formulas to calculate the number of RSUs, PSUs and SAUs to be granted to our employees based on the target value of the award. When granting RSUs, PSUs and SAUs, we determine the number of shares of stock to be granted by dividing the target award value by the average closing sales price as quoted on Nasdaq of one share of Common Stock measured during the trailing 60-day period that ends on the day before the grant date, rounded down to the nearest whole unit.
Performance Share Units
The 2025 PSU awards are designed to be earned based on the achievement of specific performance measures over a period of three calendar years. For the 2025-2027 cycle that began on January 1, 2025, and ends on December 31, 2027, 50% of the PSU award is earned based on a revenue growth goal (the “Revenue PSUs”) and 50% of the PSU award is earned based on a free cash flow (“FCF”) goal (the “FCF PSUs”). The revenue growth and FCF goals cover the entire 2025 – 2027 performance period, and represent rigorous but attainable levels achievement, consistent with the Company’s operating plans. Revenue is based on the Company’s cumulative annual revenue for each year of the performance period and excludes the impact of foreign currency exchange rates and revenue derived from mergers and acquisition activity, in each case plus or minus special items that may occur from time to time that the Committee believes should adjust the as-reported results for measurement of such Revenue performance. FCF is determined by the Company’s cash provided by operating activities minus capital expenditures and excludes free cash flow derived from mergers and

2026 Notice and Proxy Statement

Compensation Discussion and Analysis
Compensation Elements for 2025
acquisitions activity and the tax effected impact of EO litigation settlements and professional services related to EO sterilization facilities, in each case measured from the first day of the performance period through the last day of the performance period.
At threshold performance the number of Revenue PSUs and FCF PSUs that can be earned is 50% and 40% of the target number, respectively. The maximum number of Revenue PSUs and FCF PSUs that can be earned based on exceeding the performance goals is 200% of the target number.
Named Executive Officer	Target PSUs (#)
2025 Annual Equity Awards (PSUs)
Michael B. Petras, Jr.	298,953
Jonathan M. Lyons	59,790
Michael P. Rutz	48,579
Alexander Dimitrief	56,053
Share Appreciation Units
In order to further tighten the relationship between stockholder value creation and Mr. Petras’s total pay opportunities, SAUs were awarded to Mr. Petras in 2025. The grant date fair value of the SAUs awarded to Mr. Petras in March 2025 was $1,038,858 . The SAUs generally vest and are earned as to 60% of the award after one year and 20% of the award in each of the second and third years following the grant date. The SAUs are earned only to the extent that rigorous but attainable levels of performance tied to the compound annual growth rate or our stock price as of each applicable vesting date compared to the price of our common stock measured during the 60-day period that ended on the date prior to the grant date (“Stock Price CAGR”) over the 2025 – 2027 period, as applicable. No SAUs will be earned on an applicable vesting date unless the measured Stock Price CAGR as of the applicable vesting date is 8% or higher.
Mr. Petras was granted 149,476 SAUs, which represents the maximum number of SAUs that can be earned if the Company’s three-year annualized stock price appreciation over the 2025 – 2027 period is 15% per year or higher for each year. The table below details how the achievement of Stock Price CAGR determines the number of SAUs earned as of each applicable vesting date.
Stock Price CAGR Performance	Vesting Percentage
Less than 8%	0%
At least 8% but less than 9%	20%
At least 9% but less than 10%	40%
At least 10% but less than 15%	60%
15% or greater	100%
The LDC Committee evaluated the performance of the Stock Price CAGR performance goal for 2025 and deemed it was achieved at 32% resulting in the first tranche of the SAUs awarded to Mr. Petras vesting and being earned as to 89,686 shares of our common stock, the maximum level of attainment.

Compensation Discussion and Analysis
Compensation Elements for 2025
Restricted Stock Units
RSUs enhance the linkage between stockholder value creation and executive rewards and the value of an RSU is directly tied to our stock price. In addition, RSUs are a powerful retention incentive vehicle and are therefore especially critical to a company like Sotera that faces unique operating challenges and volatility. Each RSU represents the right to receive one share of our common stock.
The grant value of the 2025 Annual Equity Awards was comprised of approximately 40% RSUs for Mr. Petras and 50% RSUs for Mr. Lyons, Mr. Rutz and Mr. Dimitrief. The table below shows the number of RSUs granted to Mr. Petras, Mr. Lyons, Mr. Rutz and Mr. Dimitrief on March 3, 2025. The RSUs granted as 2025 Annual Equity Awards generally vest as to 60% of the target number of RSUs granted after one year and 20% of the target number of RSUs in each of the second and third years following the grant date. Continued service of the executive during the vesting period is generally required.
Named Executive Officer	RSUs (#)
2025 Annual Equity Awards (RSUs)
Michael B. Petras, Jr.	298,953
Jonathan M. Lyons	59,790
Michael P. Rutz	48,579
Alexander Dimitrief	56,053
In order to further tighten the relationship between non-CEO NEOs’ pay opportunities and stockholder value creation, the 2025 RSU award to Mr. Lyons, Mr. Rutz and Mr. Dimitrief includes a performance-based modifier that is tied to annual Stock Price CAGR results. As of each applicable vesting date for the 2025 RSU award, the number of RSUs earned will be the percentage of RSUs set to vest as of the applicable vesting date multiplied by the Stock Price CAGR modifier. The table below details how the achievement of Stock Price CAGR operates under the RSU awards:
Stock Price CAGR	Modifier
Less than 8%	1.0
At least 8% but less than 9%	1.1
At least 9% but less than 10%	1.2
At least 10% but less than 15%	1.3
15% or greater	1.5
The LDC Committee evaluated the performance of the Stock Price CAGR performance goal for 2025 and deemed it was achieved at 32%, resulting in the application of a modifier of 1.5 to the vesting of the first tranche of the modifier RSUs awarded to Mr. Lyons, Mr. Rutz and Mr. Dimitrief in March 2025, resulting in the vesting of 17,937, 14,573 and 16,816 shares of common stock, respectively.
2025 Retention Grant
In February 2025, the Board also approved a special grant of $500,000 in time-based RSUs to Mr. Lyons (the “Lyons Retention Award”) to help encourage his long-term retention. The award generally vests in two equal installments on March 2, 2026 and March 2, 2027. Half of this award vested in March 2026 due to Mr. Lyons’ service with the Company through the applicable vesting date.

2026 Notice and Proxy Statement

Compensation Discussion and Analysis
Compensation Elements for 2025
Please refer to “Potential Payments Upon Termination or Change in Control” on page 65 for more information regarding the post-employment treatment of each NEO’s unvested equity awards.
Retirement Plans
To offer competitive total rewards that align with practices among our talent competitors, we maintain a tax-qualified 401(k) savings plan (the “401(k) Plan”), in which all U.S. employees, including our NEOs, are eligible to participate. The 401(k) Plan allows participants to contribute up to 100% of their pay on a pre-tax basis (or on a post-tax basis, with respect to elective Roth deferrals) into individual retirement accounts, subject to the maximum annual limits set by the Internal Revenue Service. We have historically made annual contributions to employee 401(k) accounts of up to 4.5% of an employee’s eligible contributions to the 401(k) Plan. In 2025, we contributed up to $15,750 per employee. Participants are immediately fully vested in both their own contributions and our contributions to the 401(k) Plan.
Additionally, we maintain a non-qualified deferred compensation plan (the “Supplemental Retirement Benefit Plan”) under which a select group of management and highly compensated employees, including all our NEOs, are permitted to supplement contributions made under the 401(k) Plan by deferring up to 50% of their bonus or salary. Although permitted by the Supplemental Retirement Plan, we have not previously provided matching employer contributions under this plan. Participants in the Supplemental Retirement Benefit Plan are permitted to elect to invest their accounts in the same investment options as are available under the 401(k) Plan. Distributions from the Supplemental Retirement Benefit Plan will be made on the earlier of (i) the Participant’s termination of employment with us, or (ii) a specified date at least two years from the time of deferral selected by the Participant at the time of deferral.
Contributions to our Supplemental Retirement Benefit Plan are described beginning on page 60 in the Non-Qualified Deferred Compensation Table. Of our NEOs, only Mr. Rutz participates in the Supplemental Retirement Benefit Plan.
Other Benefits and Perquisites
Our NEOs are eligible to participate in the same employee benefits generally available to all full-time employees on the same basis as these benefits are generally made available to all other Company employees. The LDC Committee believes these benefits are competitive with similar arrangements among our talent competitors, and thereby help support the recruitment and retention of critical executive talent. These benefits include medical and dental insurance, life insurance and short- and long-term disability insurance. In 2025, the Company provided paid executive physical examinations for Mr. Petras, Mr. Lyons, Mr. Rutz and Mr. Dimitrief. Please see page 54 and note 7 to “All Other Compensation” in the Summary Compensation Table for details regarding the value of these perquisites.
Other Compensation Policies and Practices
Employment Arrangements
Although our NEOs are employed “at-will” and their employment can be terminated at any time for any reason with or without cause, the Company is party to employment agreements with Mr. Petras and

Compensation Discussion and Analysis
Other Compensation Policies and Practices
Mr. Rutz, and offer letters and restrictive covenants agreements with Mr. Dimitrief and Mr. Lyons. The employment agreements with Mr. Petras and Mr. Rutz and the offer letter with Mr. Lyons contain severance provisions, and the employment agreement with Mr. Petras contains “double-trigger” change in control provisions for the vesting of any portion of Mr. Petras’ equity awards in the event Mr. Petras is terminated without cause or resigns for good reason within 1 year following a change in control. The LDC Committee believes severance provisions assist us in attracting and retaining executive talent and that change in control provisions are appropriate to help ensure continuity of management during a potential change in control.
Additional detail regarding each NEO’s employment arrangements is provided in the sections “Employment Agreements” on page 62, and “Potential Payments Upon Termination or Change in Control” on page 65.
Policy Regarding Prohibition on Hedging and Pledging
We have adopted an Insider Trading Policy which provides that insiders, including executive officers and members of our Board, all employees at the Company’s global headquarters at 9100 South Hills Boulevard, Suite 300, Broadview Heights, Ohio and others reasonably expected to have access to material non-public information, are prohibited from entering into hedging or monetization transactions with respect to our securities, including zero-cost collars, equity swaps, exchange funds and forward sale contracts; holding our securities in a margin account; pledging our securities as collateral for a loan, unless approved in advance; short selling our securities; and engaging in any transaction in publicly traded options in our securities, including puts or calls or other derivative securities.
Stock Ownership Guidelines
To further align the interests of our senior executive team, executive officers and directors with those of our stockholders, in 2021, the LDC Committee adopted stock ownership guidelines. Within five years of becoming subject to the guidelines, our senior executive team is expected to hold Company stock valued at the following multiple of their annual base salary: five-times annual base salary for our CEO and two-times annual base salary for each of our other NEOs and other members of the senior executive team. Our non-employee directors are expected to hold Company stock valued at five-times their annual cash retainer within five years of becoming subject to the guidelines. Consistent with typical practices, we count shares underlying RSUs and shares of unvested restricted stock which are subject to time-based vesting requirements as owned shares for purposes of these guidelines but do not count shares underlying stock options or shares of unvested restricted stock which are subject to performance-based vesting requirements as owned shares. The LDC Committee monitors compliance with these guidelines on an annual basis.
Mr. Petras, Mr. Dimitrief, Mr. Rutz and Mr. Lyons complied with our executive stock ownership guidelines as of March 31, 2025. Additionally, each of our non-employee directors either complies with the ownership guidelines or is on track to meet the ownership guidelines within the time required.

2026 Notice and Proxy Statement

Compensation Discussion and Analysis
Other Compensation Policies and Practices
Clawback Policy
We maintain and operate a Policy for the Recovery of Erroneously Awarded Compensation (the “Clawback Policy”) to comply with clawback rules adopted by the SEC and Nasdaq. In general, effective October 2, 2023, the Clawback Policy requires the Company to recover from certain current and former executive officers of the Company (“Covered Officers”), in a reasonably prompt manner, erroneously awarded compensation awarded to a Covered Officer in the event of an accounting restatement, without regard to any taxes paid. “Erroneously awarded compensation” is generally the amount of incentive-based compensation received by a Covered Officer (including the NEOs), during an applicable three fiscal-year recovery period immediately preceding an accounting restatement trigger date, that exceeds the amount of incentive-based compensation that would have been received by such Covered Officer during such period had it been determined based on the relevant restated amounts. Incentive-based compensation potentially subject to recovery under the mandatory accounting restatement provisions of the Clawback Policy is generally limited to any compensation granted, earned or vested (on or after October 2, 2023) based wholly or in part on the attainment of one or more financial reporting measures, and “financial reporting measure” includes stock price and total stockholder return (“TSR”). The recovery of such incentive-based compensation under the Clawback Policy applies regardless of whether a Covered Officer engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. Under the Clawback Policy, the Company generally is not required to recover such excess compensation if the LDC Committee has made a determination that recovery would be impracticable and (1) the Company has already attempted to recover such amount but the direct expense paid to a third party to assist in enforcing the Clawback Policy would exceed the amount to be recovered, (2) recovery would violate applicable home country law that was adopted prior to November 28, 2022, or (3) recovery would likely cause an otherwise tax qualified retirement plan to fail to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”). The Company is prohibited from paying or reimbursing the cost of insurance for, or indemnifying, any Covered Officer against the loss of such recovered compensation. The LDC and Audit Committees oversee the administration of the Clawback Policy.
Compensation Risk Considerations
In consultation with Exequity, the LDC Committee has reviewed our compensation program to assess whether it presents risks that are reasonably likely to have a material adverse effect on the Company. In particular, the LDC Committee has reviewed and considered our compensation policies and practices, including our mix of short- versus long-term incentives; cash- versus stock-based awards; stock ownership guidelines; assessment of individual performance against Company values; and the independent Board oversight of our compensation program. Based on this review, the LDC Committee agreed with Exequity’s assessment that the compensation program does not present risks that are reasonably likely to have a material adverse effect on the Company. Our LDC Committee conducts this assessment annually.
Policies and Practices Regarding Equity Awards
Under the Company’s policies and practices, in general, the Company does not grant equity awards when in possession of material non-public information. While the Company does not have predetermined, fixed dates upon which grants must be made, in general, our broad-based equity awards (including grants to our NEOs) will be granted at approximately the same time each year (early March) following our release of full-year financial results. These grants are generally approved at

Compensation Discussion and Analysis
Other Compensation Policies and Practices
regularly scheduled LDC Committee meetings or via unanimous written consent executed by the LDC Committee during February each year. Such LDC Committee meetings are generally scheduled at least one year in advance. When equity grants are approved outside of our regular annual cycle (for example, in connection with a new hire, promotion or retention incentive), grants are generally made following the release of our next quarterly financial results.
As a general matter, the LDC Committee does not take material nonpublic information into account when determining the timing and terms of such awards. Due to the grant timing described above, grants are generally made during open trading windows. The grant process and timing described above is used to provide for a routine and regular grant practice regarding annual awards, and in order to make sure that the existence (or lack thereof) of material non-public information is not a material factor in decisions about the timing or size of grants. In this sense, the LDC Committee acts in a neutral manner with respect to the existence (or lack thereof) of material nonpublic information when making grants. Further, the Company has not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
Deductibility of Compensation
Prior to the effectiveness of the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), Section 162(m) of the Code (“Section 162(m)”) imposed an annual deduction limit of $1 million on the amount of compensation paid to both the chief executive officer and certain other named executive officers. The deduction limit did not apply to performance-based compensation satisfying the requirements of Section 162(m). Effective in fiscal year 2018, the Tax Act eliminated the Section 162(m) provisions exempting performance-based compensation from the $1 million deduction limit for compensation granted or materially modified after November 2, 2017. While the LDC Committee will take into account the tax and accounting implications (including with respect to the expected lack of deductibility under the revised Section 162(m)) when making compensation decisions, it reserves the right to make compensation decisions based on other factors if the LDC Committee determines it is in the Company’s best interests to do so and as a result, some of the compensation paid to our NEOs may not be deductible.
Compensation Committee Interlocks and Insider Participation
None of the members of our LDC Committee, including our former director and LDC Committee member Mr. Mihas, is or has been an officer or employee of our Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or LDC Committee.

2026 Notice and Proxy Statement

Compensation Discussion and Analysis
Leadership Development and Compensation Committee Report
Leadership Development and Compensation Committee Report
The Leadership Development and Compensation Committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on this review and discussion, the Leadership Development and Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
Respectfully submitted,
The Leadership Development and Compensation Committee
James C. Neary, Chair
Richard G. Kyle
Christopher A. Simon

Compensation Tables
2025 Summary Compensation Table
Compensation Tables
2025 Summary Compensation Table
The following table presents summary information regarding the total compensation that was awarded to, earned by or paid to our Named Executive Officers during the years ended December 31, 2023, December 31, 2024 and December 31, 2025, as applicable:
Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)(4)(5)	Option Awards	Non-Equity Incentive Plan Compensation(6)	All Other Compensation(7)	Total
Michael B. Petras, Jr. Chairman and CEO	2025	$1,130,699	—	$8,022,400(8)	—	$1,484,890	$18,074	$10,656,063
	2024	1,088,365	—	3,999,994	$4,007,275	1,278,830	18,004	10,392,468
	2023	1,050,000	—	3,749,995	3,745,697	1,137,938	17,375	9,701,005
Jonathan Lyons SVP, CFO	2025	536,539	$50,000	2,087,272(9)	—	394,581	17,991	3,086,383
	2024	493,269	—	599,999	601,089	324,571	119,744	2,138,672
	2023	237,500	200,000	1,299,973	298,791	141,312	—	2,177,576
Michael P. Rutz President of Sterigenics	2025	500,000	—	1,341,266	—	320,250	18,513	2,180,029
	2024	491,923	700,000	499,999	500,905	270,804	17,878	2,481,509
	2023	464,615	300,000	499,996	499,424	249,498	16,706	2,030,239
Alexander Dimitrief Former SVP and General Counsel	2025	600,000	—	1,547,623	—	309,000	2,989	2,459,612
	2024	600,000	—	749,999	751,361	282,000	7,611	2,390,971
	2023	600,000	—	—	—	260,100	2,077	862,177
(1)
Amounts reported in this column for 2025 represent annual base salary paid to our NEOs for 2025.

(2)
Amounts reported in this column for 2025 represent bonuses paid to our NEOs for 2025. The amount shown for Mr. Lyons represents the vesting in September 2025 of the first 10% of the $500,000 cash retention award agreement he was granted in March 2025. Another 20% of which vested in March 2026, 30% which will vest in September 2026 and 40% which will vest in March 2027. See “Retention Cash Payment.”

(3)
Amounts in this column for 2025 reflect the aggregate grant date fair value of time-vested RSUs and PSUs (or, for Mr. Petras, time-vested RSUs, PSUs and SAUs) awarded during the year in connection with our annual award cycle. The grant date fair value of this compensation was computed in accordance with the provisions of FASB ASC 718. The assumptions that we used to calculate these amounts are discussed in Note 16, “Share-Based Compensation” and Note 1, “Significant Accounting Policies” to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

(4)
On March 3, 2025, each NEO received time-based RSUs that vest over three years at 60% of target on March 2, 2026 and at 20% of target on the next two anniversaries of March 2. For Mr. Lyons, Mr. Rutz and Mr. Dimitrief, these RSUs are subject to a Stock Price CAGR modifier each year, reflecting an additional opportunity to earn additional performance-based RSUs for each year in a three-year performance period.

(5)
On March 3, 2025, each NEO received a PSU award which generally “cliff” vests after three years and is subject to Revenue and FCF performance objectives over the performance period. Maximum fair values for these PSUs can vary based on attainment from zero percent if the lowest milestone is not attained to a maximum payout level of 200%. Maximum grant date fair values for these PSUs would have been $6,983,542 for Mr. Petras, $1,396,694 for Mr. Lyons, $1,134,805 for Mr. Rutz and $1,309,398 for Mr. Dimitrief, assuming maximum performance for the applicable performance objectives.

(6)
Amounts in this column for 2025 reflect the value of annual cash incentive awards earned by each NEO under our AIP for 2025. See “Annual Incentive Plan (AIP).”

2026 Notice and Proxy Statement

Compensation Tables
2025 Summary Compensation Table
(7)
Amounts for fiscal year 2025 include the following: the value of Company contributions made on behalf of our NEOs under our 401(k) Plan, in which all U.S. employees, including our NEOs, are eligible to participate (for Mr. Petras $15,750, Mr. Lyons $15,750, Mr. Rutz $15,308 and Mr. Dimitrief $2,764); the value of Company paid executive physical examinations (for Mr. Petras $2,042, Mr. Lyons $1,987 and Mr. Rutz $2,923); and Company-paid life insurance.

(8)
Amounts for Mr. Petras reflect the grant date fair value of the SAUs, reflecting an opportunity to earn additional performance-based shares for each year in a three-year performance period.

(9)
Amount for Mr. Lyons also reflects the Lyons Retention Award and its grant date fair value.

Compensation Tables
2025 Grants of Plan-Based Awards
2025 Grants of Plan-Based Awards
The following table sets forth information regarding plan-based awards granted to each of our NEOs during the fiscal year ended December 31, 2025. Each RSU, PSU and SAU award was granted under our 2020 Incentive Plan.
				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All other stock awards: number of shares of stock or units (#)	Grant date fair value of stock awards ($)
Name	Award Type	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Michael B. Petras, Jr.	Annual Incentive Plan	—	—	989,361	1,413,373	2,826,746	—	—	—	—	—
	2020 Incentive Plan RSUs	3/3/2025	2/18/2025	—	—	—	—	—	—	298,953(2)	3,491,771
	2020 Incentive Plan SAUs	3/3/2025	2/18/2025	—	—	—	—	—	149,476(3)	—	1,038,858
	2020 Incentive Plan PSUs	3/3/2025	2/18/2025	—	—	—	59,791	298,953(4)	597,906	—	3,491,771
Jonathan Lyons	Annual Incentive Plan	—	—	262,904	375,577	751,154	—	—	—	—	—
	2020 Incentive Plan RSUs	3/3/2025	2/18/2025	—	—	—	—	—	—	59,790(2)	698,347
	2020 Incentive Plan RSUs TSR Component	3/3/2025	2/18/2025	—	—	—	—	—	29,895(5)	—	254,108
	2020 Incentive Plan PSUs	3/3/2025	2/18/2025	—	—	—	11,958	59,790(4)	119,580	—	698,347
	Retention RSUs	3/3/2025	2/18/2025	—	—	—	—	—	—	37,369(6)	436,470
Michael P. Rutz	Annual Incentive Plan	—	—	210,000	300,000	600,000	—	—	—	—	—
	2020 Incentive Plan RSUs	3/3/2025	2/18/2025	—	—	—	—	—	—	48,579(2)	567,403
	2020 Incentive Plan RSUs TSR Component	3/3/2025	2/18/2025	—	—	—	—	—	24,289(5)	—	206,461
	2020 Incentive Plan PSUs	3/3/2025	2/18/2025	—	—	—	9,716	48,579(4)	97,158	—	567,403
Alexander Dimitrief	Annual Incentive Plan	—	—	210,000	300,000	600,000	—	—	—	—	—
	2020 Incentive Plan RSUs	3/3/2025	2/18/2025	—	—	—	—	—	—	56,053(2)	654,699
	2020 Incentive Plan RSUs TSR Component	3/3/2025	2/18/2025	—	—	—	—	—	28,026(5)	—	238,225
	2020 Incentive Plan PSUs	3/3/2025	2/18/2025	—	—	—	11,211	56,053(4)	112,106	—	654,699

(1)
Represents the threshold, target and maximum values for payments under the Company’s AIP with respect to service in 2025. No payout is received for performance under the threshold metric. For Mr. Petras and Mr. Lyons, amounts shown are blended to reflect his base salary prior to and following his base salary increase. See “Compensation Elements for 2025 — Annual Incentive Plan (AIP).” For actual payouts under the AIP in 2025, see the “Non-Equity Incentive Plan Compensation” column in the 2025 Summary Compensation Table.

(2)
These RSUs vest in three annual installments, with 60% vesting on March 2, 2026, and 20% vesting on March 2, 2027 and March 2, 2028, respectively. These RSUs are subject generally to the NEO’s continued employment through each applicable vesting date.

(3)
These SAUs vest in three annual installments, with 60% vesting on March 2, 2026, and 20% vesting on March 2, 2027 and March 2, 2028, respectively, depending on Stock Price CAGR performance achievement. These SAUs are subject generally to the NEO’s continued employment through each applicable vesting date.

(4)
These PSUs generally cliff vest after a three-year performance period (2025 – 2027 Cycle) and are subject to Revenue and FCF performance objectives over the performance period. Attainment of these PSUs can vary from zero percent if the lowest milestone is not attained to maximum payout level of 200%. See “Compensation Elements for 2025 — Performance Share Units.”

(5)
These RSU awards for Non-CEO NEOs reflect a Stock Price CAGR performance objectives modifier for each vesting period, but are part of the total time-based RSUs award discussed in footnote two, above. Modification of these RSUs can vary from 0% if the lowest milestone is not achieved to a maximum increase of 50%. See “Compensation Elements for 2025 — Restricted Share Units.”

2026 Notice and Proxy Statement

Compensation Tables
2025 Grants of Plan-Based Awards
(6)
These RSUs were granted to Mr. Lyons as an incentive award on March 3, 2025, and vest in two equal annual installments on the March 2, 2026 and March 2, 2027. These RSUs are subject generally to Mr. Lyon’s continued employment through each applicable vesting date.

Compensation Tables
Outstanding Equity Awards at 2025 Year-End
Outstanding Equity Awards at 2025 Year-End
The following table sets forth information regarding outstanding equity awards held as of December 31, 2025 by each of our NEOs.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($/Sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(1)
Michael B. Petras, Jr.	1,118,012(2)	—	$23.00	11/20/2030	—	—	—	—
	478,932(3)	—	20.03	3/2/2032	—	—	—	—
	2,108,356(4)	—	6.37	11/7/2032	—	—	—	—
	269,396(5)	134,698(5)	17.59	3/6/2033	—	—	—	—
	181,503(6)	363,006(6)	14.59	3/4/2034	—	—	—	—
	—	—	—	—	71,063(7)	$1,253,551	—	—
	—	—	—	—	182,774(8)	3,224,133	—	—
	—	—	—	—	298,953(9)	5,273,531	—	—
	—	—	—	—	—	—	149,476(10)	$2,636,757
	—	—	—	—	—	—	59,791(11)	1,054,713
Jonathan Lyons	22,426(12)	11,214(12)	16.89	8/7/2033	—	—	—	—
	27,255(6)	54,451(6)	14.59	3/4/2034	—	—	—	—
	—	—	—	—	5,921(13)	104,446	—	—
	—	—	—	—	19,736(14)	348,143	—	—
	—	—	—	—	27,416(8)	483,618	—	—
	—	—	—	—	59,790(9)	1,054,696	29,895(15)	527,348
	—	—	—	—	37,369(16)	659,189	—	—
	—	—	—	—	—	—	11,958(11)	210,939
Alexander Dimitrief	602,387(17)	—	6.37	11/7/2032	—	—	—	—
	34,031(6)	68,064(6)	14.59	3/4/2034	—	—	—	—
	—	—	—	—	34,270(8)	604,523	—	—
	—	—	—	—	56,053(9)	988,775	28,026(15)	494,379
	—	—	—	—	—	—	11,211(11)	197,762
Michael P. Rutz	111,801(2)	—	23.00	11/20/2030	—	—	—	—
	63,857(3)	—	20.03	3/2/2032	—	—	—	—
	35,918(5)	17,961(5)	17.59	3/6/2033	—	—	—	—
	22,687(6)	45,376(6)	14.59	3/4/2034	—	—	—	—
	—	—	—	—	9,475(7)	167,139	—	—
	—	—	—	—	22,847(8)	403,021	—	—
	—	—	—	—	48,579(9)	856,934	24,289(15)	428,458
	—	—	—	—	—	—	9,716(11)	171,390

2026 Notice and Proxy Statement

Compensation Tables
Outstanding Equity Awards at 2025 Year-End
(1)
Represents the fair market value of the unvested awards as of December 31, 2025, based on the closing market price of $17.64 per share on December 31, 2025.

(2)
These stock options were granted in connection with our IPO.

(3)
These stock options vested or vest in substantially equal yearly installments on March 2, 2023, March 2, 2024 and March 2, 2025, subject to continued employment through each applicable vesting date.

(4)
These stock options were granted as an incentive award and vested in three installments, with 30% of the stock options vesting on each of November 7, 2023 and on May 7, 2024 and 40% of the stock options vesting on November 7, 2024.

(5)
These stock options vested or vest in three substantially equal installments on March 2, 2024, March 2, 2025 and March 2, 2026, subject to continued employment through each applicable vesting date.

(6)
These stock options vested or vest in three substantially equal installments on March 2, 2025, March 2, 2026 and March 2, 2027, subject generally to continued employment through each applicable vesting date.

(7)
These RSUs vested or vest in three substantially equal installments on March 2, 2024, March 2, 2025 and March 2, 2026, subject to continued employment through each applicable vesting date.

(8)
These RSUs vested or vest in three substantially equal installments on March 2, 2025, March 2, 2026 and March 2, 2027, subject generally to continued employment through each applicable vesting date.

(9)
These RSUs vest in three installments with 60% vesting on March 2, 2026, and 20% vesting on each of March 2, 2027 and March 2, 2028, subject generally to continued employment through each applicable vesting date.

(10)
These SAUs vest in three installments with 60% vesting on March 2, 2026, and 20% vesting on March 2, 2027 and March 2, 2028, subject generally to continued employment through each applicable vesting date, depending on performance achievement. For purposes of this disclosure, performance is reflected at maximum level for these SAUs.

(11)
These PSUs generally cliff-vest after a three year performance period (2025 – 2027 Cycle), subject generally to continued employment through each applicable vesting date. For purposes of this disclosure, performance is reflected at threshold level for these PSUs.

(12)
These stock options vested or vest in three substantially equal installments on August 5, 2024, August 5, 2025 and August 5, 2026, subject to continued employment through each applicable vesting date.

(13)
These RSUs vested or vest in three substantially equal installments on August 5, 2024, August 5, 2025 and August 5, 2026, subject to continued employment through each applicable vesting date.

(14)
These RSUs were granted in connection with the commencement of Mr. Lyons’ employment and vested or vest in three substantially equal installments on August 5, 2024, August 5, 2025 and August 5, 2026, subject to continued employment through each applicable vesting date.

(15)
These RSUs reflect the application of the Stock Price CAGR modifier, but are part of the total time-based RSUs award discussed in footnote nine, above. For purposes of this disclosure, performance of the Stock Price CAGR modifier is reflected at maximum levels.

(16)
These RSUs were granted as an incentive award and vest in two equal annual installments on each of March 2, 2026 and March 2, 2027, subject generally to continued employment through each applicable vesting date.

(17)
These stock options were granted in connection with the commencement of Mr. Dimitrief’s employment.

Compensation Tables
2025 Option Exercises and Stock Vested
2025 Option Exercises and Stock Vested
The following table sets forth information regarding stock vested in the fiscal year ended December 31, 2025 for each of our NEOs. None of our NEOs exercised stock option awards in the fiscal year ended December 31, 2025.
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Michael B. Petras, Jr.	224,856	$2,803,954
Jonathan M. Lyons	39,363	458,018
Michael P. Rutz	71,081	883,591
Alexander Dimitrief	17,135	213,673

(1)
For Mr. Petras and Mr. Rutz, these numbers include RSUs granted under our 2020 Incentive Plan, 33% of which vested on March 2, 2025 (224,856 and 29,220 RSUs vesting on such date, respectively). For Mr. Rutz, this number also includes shares of restricted stock distributed in respect of his respective limited partnership interest held in Topco Parent prior to our IPO that vested throughout the year. The number of shares of restricted stock that vested in 2025 for Mr. Rutz was 41,861 shares. For Mr. Lyons, these numbers include RSUs granted under our 2020 Incentive Plan, 33% of certain awards which vested on August 5, 2025 (25,655 RSUs) and 33% of other awards which vested on March 2, 2025 (13,708). For Mr. Dimitrief, this number includes RSUs granted under our 2020 Incentive Plan, 33% of which vested on March 2, 2025.

(2)
Consists of the value realized upon the vesting of RSUs and restricted stock, in each case, calculated by multiplying the number of shares vested by the share price on each applicable vesting date. March 2, 2025 was not a trading day, for purposes of calculating the value realized on vesting the closing price on the day preceding the vesting date was used.

2025 Non-Qualified Deferred Compensation
The following table sets forth information regarding contributions to our Supplemental Retirement Benefit Plan in the fiscal year ended December 31, 2025 by each of our NEOs. As of the date hereof, the only NEO who has participated in our Supplemental Retirement Benefit Plan is Mr. Rutz. We have not previously provided matching employer contributions under the Supplemental Retirement Plan, although we are permitted to do so by its terms. See “Retirement Plans” for more information on the Supplemental Retirement Plan. We do not offer any other nonqualified retirement plans or pension benefits.
Name	Executive Contributions in Last FY ($)(1)	Registrant contributions in last FY ($)(2)	Aggregate earnings in last FY ($)(3)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE ($)(4)
Michael B. Petras, Jr.	—	—	—	—	—
Jonathan M. Lyons	—	—	—	—	—
Michael P. Rutz	75,000	—	71,707	—	450,954
Alexander Dimitrief	—	—	—	—	—

(1)
Amounts in this column represent executive contributions to the Supplemental Retirement Benefit Plan, which are reflected in the “Salary” column of the 2025 Summary Compensation Table.

2026 Notice and Proxy Statement

Compensation Tables
2025 Non-Qualified Deferred Compensation
(2)
Amounts in this column would represent Company contributions to the Supplemental Retirement Benefit Plan. There have been no such contributions to date, and no such contributions are included in the 2025 Summary Compensation Table.

(3)
Amounts reported in this column reflect earnings in investment options that are consistent with those offered under the qualified 401(k) Plan. These amounts are not included in the 2025 Summary Compensation Table because the earnings are not “above-market” or preferential.

(4)
This column includes $379,247 previously reported for Mr. Rutz in prior years’ Summary Compensation Tables.

Potential Termination Payments
Employment Agreements
Potential Termination Payments
The Company is party to employment agreements with Mr. Petras and Mr. Rutz and offer letters and restrictive covenants agreements with Mr. Dimitrief and Mr. Lyons. Although all our executives are employed “at-will” and their employment can be terminated at any time for any reason with or without cause, the employment agreements with Mr. Petras and Mr. Rutz and the offer letter in effect with Mr. Lyons contain severance provisions. In this section, we describe the compensation agreements in effect with each NEO and describe and quantify the compensation that would have been payable to each NEO under such existing compensation arrangement or plan as of December 31, 2025.
Employment Agreements
Employment Agreement with Mr. Michael B. Petras, Jr.
Mr. Petras entered into an employment agreement with our subsidiary, Sotera Health LLC, dated May 25, 2016 (the “CEO Employment Agreement”), pursuant to which he served as CEO and as a member of Topco Parent’s Board of Managers. In connection with the IPO, Sotera Health LLC assigned its rights and obligations under the CEO Employment Agreement to our Company, and we entered into an amended and restated employment agreement with Mr. Petras which replaced his existing employment agreement effective as of the closing of the IPO (the “Amended and Restated CEO Employment Agreement”). Under the terms of the Amended and Restated CEO Employment Agreement, Mr. Petras serves as our CEO and Executive Chairman of our Board. Mr. Petras’ initial annual base salary was set at $1,000,000 as of November 2020, and as of March 2022, Mr. Petras’ annual base salary was set at $1,050,000. See the Summary Compensation Table for information on Mr. Petras’ base salary paid in 2025. Mr. Petras is eligible to receive an annual bonus based on the attainment of certain pre-established performance criteria established by our Board, with his annual target bonus opportunity equal to 125% of his then-current annual base salary.
Under the Amended and Restated CEO Employment Agreement, Mr. Petras is eligible to receive certain payments and benefits in the event of a termination of his employment by us without “cause” or due to his death or disability or a termination of employment by him for “good reason” (as each of these terms are defined in the Amended and Restated CEO Employment Agreement), which are described in detail under “Potential Payments Upon Termination or Change in Control” below. Under the Amended and Restated CEO Employment Agreement, Mr. Petras is subject to an indefinite confidentiality clause and non-disparagement clause, as well as non-competition and non-solicitation clauses which shall be effective during the term of employment and for 24 months following termination of employment.
Employment Agreement with Mr. Michael P. Rutz
Mr. Rutz entered into an employment agreement with our subsidiary, Sotera Health LLC, dated May 21, 2020 (the “Rutz Employment Agreement”), pursuant to which he serves as President, Sterigenics. Under the terms of the Rutz Employment Agreement, Mr. Rutz’s initial annual base salary was set at $430,000, and as of April 2024, Mr. Rutz’s annual base salary was set at $500,000. See the Summary Compensation Table for information on Mr. Rutz’s base salary paid in 2025. Under the Rutz

2026 Notice and Proxy Statement

Potential Termination Payments
Employment Agreements
Employment Agreement, Mr. Rutz is also eligible to receive an annual bonus based on his attainment of one or more pre-established performance criteria, with his annual target bonus opportunity equal to 60% of his then-current annual base salary.
In connection with the commencement of Mr. Rutz’s employment, he received a one-time lump sum cash payment equal to $50,000 (the “Rutz Bonus”), which was paid on the first ordinary payroll date following May 21, 2020. If Mr. Rutz’s employment with the Company had been terminated by Mr. Rutz without “good reason” (as described below in “Potential Payments Upon Termination or Change in Control,” but excluding a termination due to Mr. Rutz’s death or disability), or by the Company for “cause,” in each case prior to the second anniversary of the commencement of Mr. Rutz’s employment, he would have been obligated to repay, on a pre-tax basis, a pro-rata portion of the Rutz Bonus.
In addition, under the terms of the Rutz Employment Agreement, Mr. Rutz is entitled to receive a one-time lump sum cash payment equal to $1,500,000, less applicable tax withholdings, upon a change of control, contingent upon his continued employment through the consummation of a change of control.
Under the Rutz Employment Agreement, Mr. Rutz is eligible to receive certain payments and benefits in the event of a termination of his employment by us without “cause” or a termination of employment by him for “good reason” (as each of these terms are defined in the Rutz Employment Agreement), which are described in detail under “Potential Payments Upon Termination or Change in Control” below.
Under the Rutz Employment Agreement, Mr. Rutz is subject to an indefinite confidentiality clause and non-disparagement clause, as well as non-competition and non-solicitation clauses which shall be effective during the term of employment and for 12 months following termination of employment.
Offer Letter and Restrictive Covenants Agreement with Mr. Alexander Dimitrief
Mr. Dimitrief is a party to an offer letter with us dated October 28, 2022 (the “Dimitrief Offer Letter”), pursuant to which he served as Senior Vice President and General Counsel. Mr. Dimitrief’s employment with the Company commenced on November 1, 2022. Under the terms of the Dimitrief Offer Letter, Mr. Dimitrief’s initial annual base salary in connection with his appointment as Senior Vice President and General Counsel was set at $600,000. See the Summary Compensation Table for information on Mr. Dimitrief’s base salary paid in 2025. Under the Dimitrief Offer Letter, Mr. Dimitrief was also eligible to participate in the Annual Incentive Plan, with his annual target incentive opportunity equal to 50% of his then-current annual base salary. His 2022 award was prorated based on his hire date.
In connection with the commencement of Mr. Dimitrief’s employment, he received a grant of stock options and restricted stock, in each case with a targeted grant date fair value of $1,500,000 and which vested, in each case, in two equal installments on October 31, 2023 and October 31, 2024, subject to the terms and conditions of the 2020 Incentive Plan, as well as any applicable grant notices and agreements.
Also in connection with the commencement of Mr. Dimitrief’s employment, he received a one-time lump sum cash payment equal to $1,500,000 (the “Dimitrief Bonus”), which was paid on the first ordinary payroll date in November 2022. The Dimitrief Offer Letter does not provide for any severance

Potential Termination Payments
Employment Agreements
payments in the event of a termination of his employment by Mr. Dimitrief or us, with or without cause or advance notice.
In connection with the commencement of his employment and in consideration of the terms of the Dimitrief Offer Letter, Mr. Dimitrief also entered into a restrictive covenants agreement dated November 1, 2022 (the “Dimitrief RCA”). Per the terms of the Dimitrief RCA, Mr. Dimitrief is subject to an indefinite confidentiality clause and non-disparagement clause, as well as non-competition and non-solicitation clauses which shall be effective during the term of employment and for 12 months following termination of employment.
Offer Letter and Restrictive Covenants Agreement with Mr. Jonathan Lyons
Mr. Lyons is a party to an offer letter with us dated May 31, 2023, as amended and restated February 26, 2024 and further amended and restated as of February 26, 2025 (the “Lyons Offer Letter”), pursuant to which he serves as SVP and CFO. Mr. Lyons’ employment with the Company commenced on June 26, 2023. Under the terms of the Lyons Offer Letter, Mr. Lyons’ initial annual base salary in connection with his appointment as SVP and CFO was set at $475,000. See the Summary Compensation Table for information on Mr. Lyons’ base salary paid in 2025. Under the Lyons Offer Letter, Mr. Lyons is eligible to participate in the Annual Incentive Plan, with his annual target incentive opportunity equal to 70% of his then-current annual base salary and his 2023 award was prorated based on his hire date. Under the Lyons Offer Letter, Mr. Lyons is also eligible to participate in the Long-Term Incentive Plan, with his annual target grant date fair value of $1,200,000, which comprised of stock options and restricted stock units and was prorated 50% for 2023.
In August 2023, Mr. Lyons also received an equity replacement award comprised of restricted stock units, with a targeted grant date fair value of $1,000,000. These restricted stock units vested or will vest in three substantially equal installments on August 5, 2024, August 5, 2025 and August 5, 2026, subject to the terms and conditions of the 2020 Incentive Plan, as well as any applicable grant notices and agreements. In addition, to replace the forgone value of Mr. Lyons’ annual cash incentive award from his prior employer, he received a one-time lump sum cash payment equal to $200,000 (the “Lyons Bonus”), which was paid within the first payroll cycle after June 26, 2023. The Lyons Offer Letter also provides for Mr. Lyons to receive a one-time lump sum cash payment of $100,000 to defray costs associated with commuting to Cleveland, Ohio (the “Lyons Commuting Bonus”) and was paid in the final payroll cycle of April 2024. If Mr. Lyons’ employment with the Company had been terminated by Mr. Lyons for any reason other than due to death or disability, or by the Company for “cause” (as defined in the Lyons Offer Letter) in each case prior to the second anniversary of the commencement of Mr. Lyons’ employment, he would have been obligated to repay, on a pre-tax basis, a pro-rata portion of the Lyons Bonus and a pro-rata portion of the Lyons Commuting Bonus.
Under the Lyons Offer Letter, Mr. Lyons is eligible to receive certain payments and benefits in the event of a termination of his employment by us without “cause,” which are described in detail under “Potential Payments Upon Termination or Change in Control” below.
In connection with the commencement of his employment and in consideration of the terms of the Lyons Offer Letter, Mr. Lyons also entered into a restrictive covenants agreement dated June 26, 2023 (the “Lyons RCA”). Per the terms of the Lyons RCA, Mr. Lyons is subject to an indefinite confidentiality

2026 Notice and Proxy Statement

Potential Termination Payments
Employment Agreements
clause and non-disparagement clause, as well as non-competition and non-solicitation clauses which shall be effective during the term of employment and for 12 months following termination of employment.
Cash Retention Award with Mr. Jonathan Lyons
Mr. Lyons entered into a Cash Retention Bonus Agreement with us, dated as of March 3, 2025 pursuant to which Mr. Lyons is eligible for a cash bonus of $500,000 in consideration for his active employment with us through certain vesting dates. If Mr. Lyons’ employment with the Company and its subsidiaries terminates for any reason prior to any applicable vesting date, any unvested portion of the cash retention award will be forfeited in its entirety. For more information on Mr. Lyons’ Cash Retention Bonus Agreement see “Retention Cash Payment.”
Potential Payments Upon Termination or Change in Control
Potential Payments as Provided in Employment Agreements and Offer Letters
In addition to the treatment described below in “Treatment of NEO Equity Awards Upon Termination or Change in Control,” our NEOs are entitled to the following payments on certain terminations or a change in control of the Company pursuant to the terms of their respective employment agreements or offer letters.
Potential Payments to Mr. Michael B. Petras, Jr.
Under the Amended and Restated CEO Employment Agreement, in the event of a termination of employment by us without “cause” or by him for “good reason” (each as defined in the Amended and Restated CEO Employment Agreement), Mr. Petras, upon execution of a general release of claims in our favor and subject to continued compliance with the terms of such release and the restrictive covenants set forth in the Amended and Restated CEO Employment Agreement, will be eligible to receive:
●
An amount equal to two-times (2x) his then-current annual base salary (determined before any reduction that gave rise to executive’s right to terminate employment for “good reason”) payable in a lump sum within 60 days following his termination date;

●
If Mr. Petras elects COBRA, monthly reimbursement of the COBRA premiums incurred by Mr. Petras in an amount equal to the employer portion of the health insurance coverage provided to employees for up to 12 months, provided that this benefit will cease if Mr. Petras becomes reemployed with another employer prior to the expiration of the 12 month period; and

●
2 years of additional time-based vesting credit with respect to all then outstanding and unvested equity awards.

Under the Amended and Restated CEO Employment Agreement, “cause” generally means Mr. Petras’ (i) disclosure of confidential information or trade secrets of the Company, the Sponsors or any of their affiliates or any of their respective customers or suppliers, which use or disclosure causes or is demonstrably likely to cause a material injury to any of these parties, (ii) conviction of, or a plea of

Potential Termination Payments
Potential Payments Upon Termination or Change in Control
“guilty” or “no contest” to, a felony under the laws of the United States, Canada or any jurisdiction in which Mr. Petras resides, (iii) fraud, willful misconduct or gross neglect in the performance of his material duties or engagement in any other willful misconduct or willful engagement in any act or omission involving dishonesty, unethical business conduct or moral turpitude which has caused a material injury to the Company, the Sponsors or any of their affiliates or any of their respective customers or suppliers, (iv) intentional failure to perform assigned duties subject to a 30 day cure period, or (v) breach of his non-competition covenant or any material breach of any other restrictive covenants to which Mr. Petras may be subject.
Under the Amended and Restated CEO Employment Agreement, “good reason” generally means (i) any material reduction in Mr. Petras’ title, status or authority, including, following the completion of the IPO, the failure to elect Mr. Petras to serve as the Executive Chairman of the Board of Directors, (ii) any material reduction of Mr. Petras’ responsibilities, annual base salary or annual bonus opportunity, other compensation or the aggregate value of Mr. Petras’ benefits, (iii) the failure to grant certain equity awards in connection with our Initial Public Offering to Mr. Petras, or (iv) the failure to provide for certain time-based vesting protections in connection with any future equity awards granted to Mr. Petras.
Potential Payments to Mr. Michael P. Rutz
Under the Rutz Employment Agreement, in the event of a termination of employment by us without “cause” or by him for “good reason” (in each case as defined in the Rutz Employment Agreement), Mr. Rutz, upon execution of a general release of claims in our favor and subject to continued compliance with the terms of such release and the restrictive covenants set forth in the Rutz Employment Agreement, will be eligible to receive:
●
His then-current annual base salary (determined before any reduction that gave rise to executive’s right to terminate employment for “good reason”) for 12 months following the termination of his employment; and

●
Continuation of his health insurance coverage as though he had continued to be an active employee of the Company, or if he is unable to so participate and elects COBRA, monthly reimbursement for the difference between the monthly COBRA premium over the monthly premium he would have paid had he continued to be an active employee, for 12 months, provided that this benefit will cease if Mr. Rutz becomes reemployed with another employer that offers medical insurance prior to the expiration of the 12 month period.

Under the Rutz Employment Agreement, “cause” generally means Mr. Rutz’s (i) disclosure of confidential information or trade secrets of the Company, the Sponsors or any of their affiliates or any of their respective customers or suppliers, which use or disclosure causes or is likely to cause a material injury to any of these parties, (ii) conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States, Canada or any jurisdiction in which Mr. Rutz resides, (iii) fraud, willful misconduct or gross neglect in the performance of his duties or engagement in any other willful misconduct or willful engagement in any act or omission involving dishonesty, unethical business conduct or moral turpitude which has caused or is demonstrably likely to cause a material injury to the Company, the Sponsors or any of their affiliates or any of their respective customers or suppliers, (iv) intentional failure to perform assigned duties after a written notification from our Board and failure to correct such deficiencies within 30 days or (v) breach of the Rutz Employment Agreement.

2026 Notice and Proxy Statement

Potential Termination Payments
Potential Payments Upon Termination or Change in Control
Under the Rutz Employment Agreement, “good reason” generally means (i) any material reduction in Mr. Rutz’s title, status or authority, any material reduction of Mr. Rutz’s responsibilities, annual base salary, annual bonus opportunity, other compensation or the aggregate value of Mr. Rutz’s benefits, (ii) relocation of Mr. Rutz’s primary place of employment by more than 50 miles or (iii) the failure to grant the title of President, Sterigenics to Mr. Rutz by December 31, 2021.
In addition, under the terms of the Rutz Employment Agreement, Mr. Rutz is entitled to receive a one-time lump sum cash payment equal to $1,500,000, less applicable tax withholdings, upon a change in control, contingent upon his continued employment through the consummation of a change in control.
Potential Payments to Mr. Alexander Dimitrief
The Dimitrief Offer Letter does not provide for any severance payments in the event of a termination of his employment by Mr. Dimitrief or us, with or without cause or advance notice.
Potential Payments to Mr. Jonathan Lyons
Under the Lyons Offer Letter, prior to February 26, 2025, in the event of a termination of employment by us without “cause” (as defined in the Lyons Offer Letter), Mr. Lyons, upon execution of a general release of claims in our favor and subject to continued compliance with the terms of such release and the restrictive covenants set forth in the Lyons RCA, will be eligible to receive his then-current annual base salary for 12 months following the termination of his employment. Following the amendment and restatement of the Lyons Offer Letter, Mr. Lyons is also eligible to receive the sum of his then-current annual base salary plus his AIP target amount for the year of termination paid in substantially equal installments over the 12 months following the termination of his employment.
Under the Lyons Offer Letter, “cause” generally means Mr. Lyons’ (i) intentional unauthorized use or disclosure of the confidential information or trade secrets of the Company and its affiliates or any of their respective customers or suppliers, (ii) conviction of, a plea of “guilty” or “no contest” to, or indictment for a felony under the laws of the United States, Canada or any province or state thereof or the laws of any other jurisdiction in which Mr. Lyons resides, (iii) engagement in any fraud, willful misconduct or gross neglect in the performance of his duties or in any other willful misconduct which has caused material injury to the Company or any of its affiliates or any of their respective customers or suppliers, (iv) willful engagement in any act or omission involving dishonesty, breach of trust, unethical business conduct or moral turpitude, in each case involving the Company or any of its affiliates, or any of their respective customers or suppliers, (v) failure to perform lawful assigned duties or (vi) breach of any restrictive covenant to which he is subject.
Treatment of NEO Equity Awards Upon Termination or Change in Control
In addition to the treatment on termination described above, our NEOs are entitled to the following vesting treatment upon certain terminations or a change in control of the Company pursuant to the terms of the 2022 Equity Awards, the 2023 Equity Awards, the 2024 Equity Awards and the 2025 Equity Awards (in each case, as defined below) (collectively the “NEO Equity Awards”). See “Compensation Elements for 2025 — Long-Term Equity Incentive Compensation” and “Outstanding Equity Awards at 2025 Year-End” for additional information on the terms of the NEO Equity Awards.

Potential Termination Payments
Potential Payments Upon Termination or Change in Control
For purposes of this section, the “2022 Equity Awards” means (i) the stock options and RSUs granted under the 2020 Incentive Plan to Mr. Petras and Mr. Rutz in March 2022, (ii) the stock options granted to Mr. Petras under the 2020 Incentive Plan in November 2022 and (iii) the stock options and restricted stock granted to Mr. Dimitrief under the 2020 Incentive Plan in November 2022 (the “Dimitrief Equity Award”).
For purposes of this section, the “2023 Equity Awards” means (i) the stock options and RSUs granted under the 2020 Incentive Plan to Mr. Petras and Mr. Rutz in March 2023 and (ii) the stock options and RSUs granted under the 2020 Incentive Plan to Mr. Lyons in August 2023.
For purposes of this section, the “2024 Equity Awards” means the stock options and RSUs granted under the 2020 Incentive Plan to Mr. Petras, Mr. Lyons, Mr. Rutz and Mr. Dimitrief in March 2024.
For purposes of this section, the “2025 Equity Awards” means, as applicable, (i) the PSUs (the “2025 Equity Award PSUs”), SAUs (the “2025 Equity Award SAUs”) and RSUs (the “2025 Equity Award RSUs”) granted under the 2020 Incentive Plan to Mr. Petras, Mr. Lyons, Mr. Rutz and Mr. Dimitrief in March 2025 and (ii) the Lyons Retention Award.
Treatment upon Termination due to Death or Disability
Under the terms of NEO Equity Awards, the grantee will receive 2 years of additional time-based vesting credit in respect of all outstanding unvested equity awards, upon a termination of employment by reason of the grantee’s death or Disability (as defined in the 2020 Incentive Plan) with the vesting of unvested 2025 Equity Award PSU awards deemed earned and vested at target level of performance as of the date of such termination and actual performance for the 2025 Equity Award RSUs and 2025 Equity Award SAUs determined as of the date of such termination.
Treatment upon Qualifying Retirement
Each of Mr. Rutz and Mr. Lyons will receive an additional 2 years of time-based vesting credit in respect of all outstanding unvested NEO Equity Awards (other than the Lyons Retention Award and with the vesting of unvested PSU awards deemed earned and vested at target level of performance as of the date of such termination and actual performance for the 2025 Equity Award RSUs being determined as of the date of such termination) if, following the 1-year anniversary of the NEO Equity Award grant date (other than for the 2025 Equity Award PSUs) and following the 2-year anniversary of the 2025 Equity Award PSUs, he retires at or older than age 55 with 10 or more years of service to the Company. Notwithstanding the foregoing, the NEO Equity Awards for Mr. Rutz and Mr. Lyons do not qualify for such vesting credit to the extent they were granted within the 12-month period immediately prior to the NEO’s retirement.
Mr. Dimitrief will receive an additional 1 year of time-based vesting credit in respect of his 2024 Equity Awards and an additional 2 years of time-based vesting credit in respect of his 2025 Equity Awards (with the vesting of unvested PSU awards deemed earned and vested at target level of performance as of the date of such termination and actual performance for the 2025 Equity Award RSUs being determined as of the date of such termination) if, following the 2-year anniversary of the 2024 Equity Awards grant date, Mr. Dimitrief retires at or older than age 65 and for the 2025 Equity Grants he retires at or older than age 55 with 10 or more years of service to the Company.

2026 Notice and Proxy Statement

Potential Termination Payments
Potential Payments Upon Termination or Change in Control
With respect to Mr. Petras, all unvested NEO Equity Awards will vest in full upon Mr. Petras’ voluntary retirement following the date on which the sum of Mr. Petras’ attained age and years of service with the Company equals or exceeds 65, with the vesting of unvested PSU awards deemed earned and vested at target level of performance as of the date of such termination and actual performance for the 2025 Equity Award SAUs being determined as of the date of such termination. Notwithstanding the foregoing, the NEO Equity Awards for Mr. Petras do not qualify for such vesting credit to the extent they were granted within the 12-month period immediately prior to Mr. Petras’ retirement. As of December 31, 2025, only Mr. Petras was eligible for retirement.
Treatment upon a Change in Control
Under the terms of the NEO Equity Awards, in the event of a “Change in Control” (as defined in the 2020 Incentive Plan) where any outstanding unvested portion of the NEO Equity Awards are not assumed or substituted by the acquirer, such unvested awards will generally vest as of the date of such Change in Control. In the event of a Change in Control where outstanding NEO Equity Awards (other than with respect to the Dimitrief Equity Award) are assumed or substituted by the acquirer and the grantee is terminated by the acquirer without “cause” (as defined in such NEO’s employment agreement or offer letter, as applicable) or with respect to Mr. Petras and Mr. Rutz such executive terminates his employment for “good reason” (as defined in such NEO’s employment agreement), in each case, within the 1 year period immediately following such Change in Control, any then unvested NEO Equity Awards will vest as of the date of such NEO’s termination.
Stock Option Exercise Period
With respect to the NEOs’ stock options, the following stock option exercise periods generally apply: (i) 90 days following a termination of the NEO’s employment other than upon death or Disability or for “cause,” (ii) 12 months following a termination of the NEO’s employment due to death or Disability and (iii) the earlier of (x) the 2-year anniversary of a “qualifying retirement” (or in the case of Mr. Petras, 3-year anniversary of a “qualifying retirement” (as defined in the applicable equity award agreement) or termination of employment by the Company without “cause” or by Mr. Petras with “good reason” (as each is defined in the Amended and Restated CEO Employment Agreement) and (y) the original expiration date of such stock option.
Treatment Specific to Mr. Dimitrief’s Awards
With respect to the stock options and restricted stock granted to Mr. Dimitrief under the 2020 Incentive Plan in November 2022, upon a termination of Mr. Dimitrief’s employment by the Company without “cause” (as defined in the 2020 Incentive Plan), such awards will fully vest. Mr. Dimitrief will also be afforded (i) 30 days following termination of employment by the Company with “cause” and (ii) one year following termination by the Company without “cause” to exercise the stock options that he was granted in November 2022.

Potential Termination Payments
2025 Potential Post-Employment Payments Table
2025 Potential Post-Employment Payments Table
With respect to Mr. Petras, Mr. Lyons, Mr. Rutz and Mr. Dimitrief, the following table shows the estimated payments and value of enhanced or incremental benefits that we would have provided if the triggering events described in the heading of the table had occurred on December 31, 2025 based on our closing stock price of $17.64 on such date:
	Benefit	Termination without “Cause” or Resignation for “Good Reason”(1)	Termination due to Death or Disability	Qualifying Retirement(2)	Termination in Connection with a Change in Control(3)
Michael B. Petras, Jr.	Cash Severance(4)	$2,282,175	—	—	$2,282,175
	COBRA continuation(5)	17,139	—	—	17,139
	Value of accelerated Options RSUs, PSUs and SAUs(6)	17,193,345	$17,193,345	$5,591,588	18,775,406
Jonathan Lyons	Cash Severance(4)	925,577	—	—	925,577
	COBRA continuation	—	—	—	—
	Value of accelerated Options RSUs and PSUs(7)	—	4,090,213	—	4,406,622
Michael P. Rutz	Cash Severance(4)	500,000	—	—	500,000
	COBRA continuation(5)	17,139	—	—	17,139
	Change in Control Bonus(8)	—	—	—	1,500,000
	Value of accelerated Options RSUs and PSUs(9)	—	2,954,695	—	2,851,780
Alexander Dimitrief	Cash Severance	—	—	—	—
	COBRA continuation	—	—	—	—
	Value of accelerated Options RSUs and PSUs(10)	—	2,987,412	—	3,284,046

(1)
Assumes termination of employment results from involuntary termination without “cause,” or, in the case of Mr. Petras or Mr. Rutz, resignation for “good reason.”

(2)
Qualifying retirement means, in the case of Mr. Petras, voluntary retirement following the date on which the sum of Mr. Petras’ attained age and years of service with the Company equals or exceeds 65, in the cases of Mr. Rutz and Mr. Lyons, voluntary retirement at or older than age 55 with 10 or more years of service to the Company, and in the case of Mr. Dimitrief voluntary retirement at or older than age 65. As of December 31, 2025, only Mr. Petras was eligible for retirement.

(3)
Assumes termination of employment results from involuntary termination without “cause,” or in the cases of Mr. Petras or Mr. Rutz, resignation for “good reason,” in each case within 12 months following a Change in Control. With respect to each NEO’s equity awards, amounts reflect the value of the full vesting of unvested equity awards assumed or substituted by the acquirer upon a termination by the Company without “cause” or resignation by the executive with “good reason” within 12 months following a Change in Control.

(4)
As further described above, cash severance is based on each executive’s annual base salary and the severance period specified in the executive’s employment agreement or offer letter and reflects the cash severance each NEO is entitled to upon a termination without “cause” or, in the cases of Mr. Petras or Mr. Rutz, resignation for “good reason.”

2026 Notice and Proxy Statement

Potential Termination Payments
2025 Potential Post-Employment Payments Table
Except for Mr. Petras, who would receive any cash severance payments in a lump sum, each NEO’s cash severance is payable in the form of base salary continuation. Amounts shown reflect the following percentage of each executive’s annual base salary: Mr. Petras: 200%; Mr. Rutz and Mr. Lyons: 100%. Mr. Petras, Mr. Rutz and Mr. Lyons are entitled to cash severance upon a qualifying termination whether or not a Change in Control has occurred. In addition to his base salary continuation, Mr. Lyons receives his target AIP amount for the year of termination, and for purposes of this disclosure Mr. Lyons’ actual AIP target for 2025 is used. Amounts in the table do not reflect accrued but unused vacation as the policy governing vacation for executive officers requires forfeiture of all accrued vacation for the current year not used by the end of the year, and each scenario assumes termination of employment on the last day of the year.
(5)
Amounts reflect the Company’s portion of health and dental insurance premiums payable to Mr. Petras and Mr. Rutz, in the event of a qualifying termination. In such case, executives are entitled to payment of an amount equal to the difference between the monthly COBRA premium over the monthly premium he would have paid for such coverage under the Company’s health plans for the 12 month period following termination of employment.

(6)
Mr. Petras was granted stock options and RSUs on March 6, 2023 that vest or vested on March 2, 2024, March 2, 2025 and March 2, 2026. Mr. Petras was also granted stock options and RSUs on March 4, 2024 that vested or vest on March 4, 2025, March 4, 2026 and March 4, 2027. Mr. Petras was also granted RSUs and SAUs on March 3, 2025, that vest on March 2, 2026, March 2, 2027 and March 2, 2028 and PSUs that vest on December 31, 2027. Amounts shown here reflect the value of the acceleration of Mr. Petras’ equity awards as of December 31, 2025: (A) in the event of termination due to death or Disability, all unvested equity awards that would have vested in the 2 year period immediately following the date of such termination will vest as of the date of Mr. Petras’ termination of employment and (B) in the event of a termination by the Company without “cause” or by Mr. Petras for “good reason” and subject to Mr. Petras satisfying the Release Requirement (as defined in the Amended and Restated CEO Employment Agreement) and not breaching any of the provisions of the general release executed in connection therewith, all unvested equity awards that would have vested in the two-year period immediately following the date of such termination will vest as of the date of termination. The value of accelerated stock options that vest is calculated as the number of shares underlying options that will vest on each qualifying termination multiplied by the difference between the strike price of outstanding stock options, which is $17.59 for stock options granted in 2023 and $14.59 for the stock options granted in 2024, and the price of our stock on December 31, 2025, which was $17.64. The values of the accelerated 2023 Equity Award RSUs, 2024 Equity Award RSUs and 2025 Equity Award RSUs are calculated as the number of shares underlying the RSUs that will vest on each qualifying termination multiplied by the price of our stock on December 31, 2025, which was $17.64. The value of accelerated 2025 Equity Award SAUs is calculated as the number of shares underlying the SAUs at the same level at which they are disclosed in the “Outstanding Equity Awards at 2025 Year-End” table above that will vest on each qualifying termination multiplied by the price of our stock on December 31, 2025, which was $17.64. In the event (i) an acquirer does not assume or substitute the equity awards upon a Change in Control, or (ii) the acquirer does assume or substitute the unvested portion of the equity award and Mr. Petras’ employment is terminated by him for “good reason” or by the acquiror without “cause” within 12 months following a Change in Control, in each case all unvested equity awards will vest in full at target level of performance.

(7)
Mr. Lyons was granted stock options and RSUs on August 7, 2023 that vest on August 5, 2024, August 5, 2025 and August 5, 2026. Mr. Lyons was also granted stock options and RSUs on March 4, 2024 that vested or vest on March 4, 2025, March 4, 2026 and March 4, 2027. Mr. Lyons was also granted RSUs with a performance modifier on March 3, 2025, that vest on March 2, 2026, March 2, 2027 and March 2, 2028 and PSUs that vest on December 31, 2027. Amounts shown here include the value of acceleration of outstanding unvested equity awards in the event of a termination due to death or Disability. The value of accelerated stock options that vest is calculated as the number of shares underlying options that will vest on each qualifying termination multiplied by the difference between the strike price of outstanding stock options, which was $16.89 for stock options granted in 2023 and $14.59 for stock options granted in 2024, and the price of our stock on December 31, 2025, which was $17.64. The values of accelerated 2023 Equity Award RSUs and the 2024 Equity Award RSUs are calculated as the number of shares underlying RSUs that will vest on each qualifying termination multiplied by the price of our stock on December 31, 2025, which was $17.64. In the event (i) an acquirer does not assume or substitute the equity awards or (ii) the acquirer does assume or substitute the unvested portion of the equity award and the NEO’s employment is terminated by the acquiror without “cause” within 12 months following a Change in Control, in each case all unvested equity awards will vest in full at target level of performance.

Potential Termination Payments
2025 Potential Post-Employment Payments Table
(8)
Mr. Rutz is entitled to receive a one-time lump sum cash payment equal to $1,500,000, less applicable tax withholdings, upon a change in control, contingent upon his continued employment through the consummation of a change in control.

(9)
Mr. Rutz was granted stock options and RSUs on March 6, 2023 that vest on March 2, 2024, March 2, 2025 and March 2, 2026. Mr. Rutz was also granted stock options and RSUs on March 4, 2024 that vested or vest on March 4, 2025, March 4, 2026 and March 4, 2027. Mr. Rutz was also granted RSUs with a performance modifier on March 3, 2025, that vest on March 2, 2026, March 2, 2027 and March 2, 2028 and PSUs that vest on December 31, 2027. Amounts shown here include the value of acceleration of outstanding unvested equity awards in the event of a termination due to death or Disability. The value of accelerated stock options that vest is calculated as the number of shares underlying options that will vest on each qualifying termination multiplied by the difference between the strike price of outstanding stock options, which was $17.59 for stock options granted in 2023, and $14.59 for stock options granted in 2024, and the price of our stock on December 31, 2025, which was $17.64. The value of accelerated 2023 Equity Award RSUs and 2024 Equity Award RSUs is calculated as the number of shares underlying RSUs that will vest on each qualifying termination multiplied by the price of our stock on December 31, 2025, which was $17.64. The value of the 2025 Equity Award RSUs is calculated as the number of shares underlying the RSUs at the same level at which they are disclosed in the “Outstanding Equity Awards at 2025 Year-End” table above that will vest on each qualifying termination multiplied by the price of our stock on December 31, 2025, which was $17.64. In the event (i) an acquirer does not assume or substitute the equity awards or (ii) the acquirer does assume or substitute the unvested portion of the equity award and the NEO’s employment is terminated by the acquiror without “cause” or, in the case or Mr. Rutz, by him for “good reason” within 12 months following a Change in Control, in each case all unvested equity awards will vest in full at target level of performance.

(10)
Mr. Dimitrief was granted stock options and RSUs on March 4, 2024 that vested or vest on March 4, 2025, March 4, 2026 and March 4, 2027. Mr. Dimitrief was also granted RSUs with a performance modifier on March 3, 2025, that vest on March 2, 2026, March 2, 2027 and March 2, 2028 and PSUs that vest on December 31, 2027. Amounts shown here include the value of acceleration of the unvested awards in the event of a termination by the Company without “cause” or termination due to death or Disability. The value of accelerated stock options that vest is calculated as the number of shares underlying options that will vest on each qualifying termination multiplied by the difference between the strike price of outstanding stock options, which was $14.59 and the price of our stock on December 31, 2025, which was $17.64. The value of the 2024 Equity Award RSUs is calculated as the number of shares underlying RSUs that will vest on each qualifying termination multiplied by the price of our stock on December 31, 2025, which was $17.64. The value of the accelerated 2025 Equity Award RSUs is calculated as the number of shares underlying the RSUs at the same level at which they are disclosed in the “Outstanding Equity Awards at 2025 Year-End” table above that will vest on each qualifying termination multiplied by the price of our stock on December 31, 2025, which was $17.64. In the event an acquirer does not assume or substitute the award upon a Change in Control, the awards will vest in full at target level of performance.

2026 Notice and Proxy Statement

Equity Compensation Plan Information
2020 Omnibus Incentive Plan
Equity Compensation Plan Information
The following table provides information as of December 31, 2025 with respect to the shares of our common stock that may be issued under our 2020 Incentive Plan.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)(a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))(c)
Equity compensation plans approved by security holders	12,445,144(1)	14.89(2)	13,806,073(3)
Equity compensation plans not approved by security holders	—
Total	12,445,144	14.89	13,806,073

(1)
Includes (i) 4,261,263 shares of common stock issuable upon the vesting of RSUs, PSUs and SAUs awarded under our 2020 Incentive Plan (assuming maximum performance); and (ii) 8,183,881 shares of common stock issuable upon the exercise of outstanding options granted under our 2020 Incentive Plan.

(2)
Excludes RSUs as they have no exercise price.

(3)
Reflects shares available for future issuance under the 2020 Incentive Plan, excluding shares underlying outstanding awards. All of these shares may be issued with respect to award vehicles other than just stock options or share appreciation rights or other rights to acquire shares.

2020 Omnibus Incentive Plan
Prior to our IPO, our Board adopted, and our sole stockholder approved, our 2020 Incentive Plan. The maximum number of shares of our common stock that may be issued under our 2020 Incentive Plan is 27,900,000 shares.
Any employee, director or consultant of the Company is eligible to receive an award under the 2020 Incentive Plan, to the extent that a grant of such award is permitted by applicable law, stock market or exchange rules and regulations, or any accounting or tax rules and regulations. The 2020 Incentive Plan provides for the grant of stock options (including incentive stock options and nonqualified stock options), restricted stock awards, RSUs and other cash-based, equity-based or equity-related awards. Each award granted under the 2020 Incentive Plan will be set forth in a separate award agreement and will indicate the type and terms and conditions of the award.
As provided for under the 2020 Incentive Plan, the administrator of the 2020 Incentive Plan shall be either the Board or a committee appointed by the Board to administer the 2020 Incentive Plan. The Board has designated the LDC Committee to administer the 2020 Incentive Plan and grant awards thereunder. Pursuant to the terms of the 2020 Incentive Plan, the administrator has the authority to authorize a subcommittee consisting of one or more members of the Board (including members who are employees of the Company) or employees of the Company to grant awards to persons who are

Equity Compensation Plan Information
2020 Omnibus Incentive Plan
not “executive officers” of the Company. The LDC Committee has delegated to Mr. Petras, in his capacity as both a Board member and employee, the power to grant, without any further action required by the LDC Committee, a predetermined number of equity awards to employees who are not executive officers of the Company. The purpose of this delegation of authority is to enhance the flexibility of equity award administration within the Company and to facilitate the timely grant of equity incentives to non-executive officer employees, within the limits approved by the LDC Committee or the Board.
Corporate Reorganization and Distribution of Shares
Before our IPO, we were a wholly owned subsidiary of Topco Parent, a Delaware limited partnership. Pursuant to the terms of the corporate reorganization that we completed prior to our IPO, Topco Parent dissolved and in liquidation distributed shares of Sotera Health Company common stock to its limited partners in accordance with the limited partnership agreement of Topco Parent. Each holder of limited partnership interests in Topco Parent prior to our IPO, including Mr. Petras and Mr. Rutz and Ms. Klee and the Sponsors, received an in-kind distribution of shares of our common stock (in certain circumstances subject to restrictions as described below) with respect to those interests as part of the corporate reorganization.
In connection with such distribution, each individual holder of limited partnership interests in Topco Parent prior to the IPO, including our named executive officers and Ms. Klee, executed the Restricted Stock Agreement and Acknowledgment (the “RSA”) in the form filed as an exhibit to our registration statement. The RSA provides that any shares of our common stock distributed to an individual in respect of any partnership interests that were vested as of the distribution were not subject to any vesting or forfeiture restrictions following the IPO. With respect to shares of common stock distributed in respect of any partnership interests that were unvested as of the distribution, the RSA generally provides that such shares shall be subject to the same vesting and forfeiture restrictions that applied to such unvested partnership interests prior to the distribution. Pursuant to the terms of our Stockholders Agreement, following the distribution, shares of our common stock held by members of our management team and certain members of our Board (including Mr. Petras) are subject to transfer restrictions unless such restrictions are otherwise waived by the LDC Committee. See “Stockholders Agreement,” on page 93, for additional information on our Stockholders Agreement.

2026 Notice and Proxy Statement

Pay Versus Performance
2025 Pay Versus Performance Table
Pay Versus Performance
2025 Pay Versus Performance Table
As required by the SEC’s pay versus performance (“PVP”) rules, the following Pay Versus Performance table (“PVP Table”) provides SEC-required information about compensation for 2025 for this Proxy Statement’s NEOs, as well as our named executive officers from our 2025, 2024, 2023 and 2022 Proxy Statements (each of 2021, 2022, 2023, 2024 and 2025 a “Covered Year”). We refer to all of the NEOs or named executive officers covered in the PVP Table below as “PVP NEOs.” The PVP Table also provides information about the results for certain measures of financial performance during those same Covered Years. In reviewing this information, there are a few important things we believe you should consider:
●
The information in columns (b) and (d) of the PVP Table comes directly from this year’s or prior years’ Summary Compensation Tables; and

●
As required by the SEC’s PVP rules, we describe the information in columns (c) and (e) of the PVP Table as “compensation actually paid” (or “CAP”) to the applicable PVP NEOs. However, these CAP amounts may not necessarily reflect the final compensation that our PVP NEOs actually earned or walked away with for their service in the Covered Years.

(a)	(b)(1)	(c)(1)(2)	(d)(3)	(e)(3)(4)	(f)(5)	(g)(5)(6)	(h)(7)	(i)(8)
					Value of initial fixed $100 investment based on:
Year	Summary Compensation Table Total for CEO	Compensation Actually Paid to CEO	Average Summary Compensation Table Total for Non- CEO NEOs	Average Compensation Actually Paid to Non-CEO NEOs	Company Total Stockholder Return	Peer Group Total Stockholder Return	Net Income (Loss) ($ Thousands)	Adjusted EBITDA ($ Thousands)
2025	$10,656,063	$16,713,725	$2,575,341	$3,668,279	$64	$148	77,949	593,801
2024	10,392,468	5,073,064	2,337,051	1,737,819	54	136	44,398	548,574
2023	9,701,005	31,189,170	1,405,960	3,514,502	67	132	51,376	528,029
2022	16,659,858	5,908,688	2,000,869	(872,149)	33	130	(233,570)	506,249
2021	2,197,574	(2,362,888)	658,885	(789,682)	94	132	116,182	481,229
(1)
The CEO in all five reporting years is Michael B. Petras, Jr.; reflects compensation amounts reported in the Summary Compensation Table (“SCT”) for Mr. Petras for the years ended December 31, 2025, 2024, 2023, 2022 and 2021, respectively.

(2)
“Compensation actually paid” (“CAP”) to our CEO in 2025, 2024, 2023, 2022 and 2021 reflects the respective amounts in the SCT, adjusted as required pursuant to Item 402(v) of Regulation S-K.

(3)
The following non-CEO PVP NEOs are included in the average figures shown:

●
2021: Michael Rutz, Scott Leffler, Terrence Hammons and Matthew Klaben

●
2022: Michael Rutz, Scott Leffler, Terrence Hammons, Matthew Klaben, Alexander Dimitrief and Michael Biehl

●
2023: Michael Rutz, Alexander Dimitrief, Michael Biehl and Jonathan Lyons

●
2024: Michael Rutz, Alexander Dimitrief and Jonathan Lyons

●
2025: Michael Rutz, Alexander Dimitrief and Jonathan Lyons

Pay Versus Performance
2025 Pay Versus Performance Table
(4)
Average CAP to our non-CEO NEOs in 2025, 2024, 2023, 2022 and 2021 reflects the respective amounts in the SCT, adjusted pursuant to Item 402(v) of Regulation S-K.

(5)
TSR for the Company and the peer group was calculated as the yearly percentage change in cumulative TSR based on a deemed fixed investment of $100 at market close on December 31, 2020 and in accordance with Items 201(e) and 402(v) of Regulation S-K. Because fiscal years are presented in the table in reverse chronological order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.

(6)
For purposes of this PVP disclosure, our peer group is the S&P 500 Healthcare Index (the “Peer Group”).

(7)
Reflects “Net Income (Loss)” in the Consolidated Statements of Operations and Comprehensive Income (Loss) included in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2025, 2024, 2023, 2022 and 2021 (“Net Income” and “Net Loss,” as applicable). 2022 Net Loss includes a $408 million legal reserve recorded in the fourth quarter of 2022 related to the binding term sheets to settle the EO claims in Cook County, Illinois, subject to the satisfaction or waiver by the Company of the various conditions set forth in the term sheets.

(8)
For purposes of this PVP disclosure, the Company-Selected Measure is Adjusted EBITDA, which is described below.

Equity Valuations. The Company measures stock option grant date fair values using the Black-Scholes option pricing model as of the grant date. For the adjustments to equity compensation required under Item 402(v) of Regulation S-K, stock option fair values as of each measurement date apply the Black-Scholes option pricing model with updated assumptions (i.e., expected term, volatility, dividend yield, risk free rates) and common stock price as of each year end and vesting date. The Company measures the fair value of RSUs, PSUs and restricted common stock awards (“RSAs”) using the closing market price of our common stock as of the grant date. Certain RSUs, PSUs and SAUs awarded in 2025 contain a performance modifier based on the achievement of growth targets of the market value of the Company's common stock price. The fair value of these awards is estimated using a Monte Carlo simulation valuation model, as these awards are subject to a market condition. For the adjustments to equity compensation required under Item 402(v) of Regulation S-K, RSUs and RSAs have been valued using the closing market price of our common stock as of each year end and each vesting date.
The following table indicates the range of assumptions used to determine the value of stock option awards under the Black-Scholes option pricing model granted during 2020 – 2024 at various dates as required to calculate the executive compensation actually paid in 2023:
Grant Year(1)	Expected volatility	Expected life (years)	Risk-free interest rate
2024(2)	60.0%	4.3 – 5.0 years	3.7 – 4.0%
2023(2)	60.0% – 62.5%	3.6 – 4.2 years	3.6 – 4.0%
2022(2)	55.0% – 62.5%	3.1 – 3.5 years	3.6 – 4.0%

(1)
No NEO had option grants in 2025 or 2021.

(2)
Reflects 2025 option vesting date assumptions and assumptions for valuation as of December 31, 2025 for option awards that were granted in 2024, 2023, 2022 and 2020.

The tables below disclose the amounts deducted from, and added to, the Summary Compensation Table total compensation amounts to calculate the Compensation Actually Paid for each of the applicable years, for the CEO and average non-CEO NEOs, as shown in columns (c) and (e) of the PVP Table, respectively (please note that while similar adjustment information was provided in our 2025 Proxy Statement for Covered Year 2024 and in our 2024 Proxy Statement for Covered Years 2023, 2022 and 2021, under applicable SEC guidance, repeating such adjustment information is not required in

2026 Notice and Proxy Statement

Pay Versus Performance
2025 Pay Versus Performance Table
this Proxy Statement because in our view it is not material to our stockholders’ understanding of the information reported in the PVP Table for 2025 or the relationships disclosures provided below):
CEO
Year	Summary Compensation Table Total Compensation	Less: Stock award and option award values reported in Summary Compensation Table for the Covered Year	Plus: Covered Year-end fair value for outstanding equity awards granted in Covered Year	Plus/Less: Change in fair value (from prior year-end to Covered Year-end) of outstanding equity awards granted prior to Covered Year	Plus/Less: Change in fair value (from prior year-end to vesting date) of equity awards granted in prior years that vested in Covered Year	Less: Fair value of stock and option awards forfeited during the Covered Year	CEO CAP
2025	$10,656,063	$(8,022,400)	$12,807,139	$2,283,176	$(1,010,252)	$—	$16,713,725
Average Non-CEO NEOs
Year	Average Summary Compensation Table Total Compensation	Less: Average stock award and option award values reported in Summary Compensation Table for the Covered Year	Plus: Covered Year-end average fair value for outstanding equity awards granted in Covered Year	Plus/Less: Change in fair value (from prior year-end to Covered Year-end) of outstanding equity awards granted prior to Covered Year	Plus/Less: Change in fair value (from prior year-end to vesting date) of equity awards granted in prior years that vested in Covered Year	Less: Fair value of stock and option awards forfeited during the Covered Year	Non-CEO NEO CAP
2025	$2,575,341	$(1,658,720)	$2,567,676	$329,604	$(145,622)	$—	$3,668,279
Relationship between Pay and Performance
The graphs below depict the relationship between each of the CEO and average non-CEO NEO CAP in 2025, 2024, 2023, 2022 and 2021 to each of (1) the TSR of the Company and the S&P 500 Healthcare Index, (2) the Company’s Net Income and (3) the Company’s Adjusted EBITDA, as well as the relationship between (4) the TSR of the Company and (5) the TSR of the S&P 500 Healthcare Index.
The graph below reflects the relationship between each of the CEO and Average Non-CEO NEO CAP (per the SEC’s definition) and the Company’s Net Income and Adjusted EBITDA for the Covered Years.

Pay Versus Performance
Relationship between Pay and Performance
The graph below reflects the relationship between each of the CEO and Average non-CEO NEO CAP (per the SEC’s definition) and the TSR of the Company, and between the TSR of the Company and the TSR of the S&P 500 Health Care Index, for the Covered Years.

2026 Notice and Proxy Statement

Pay Versus Performance
Relationship between Pay and Performance

Pay Versus Performance
2025 Tabular List: Metrics Used to Link Pay and Performance
2025 Tabular List: Metrics Used to Link Pay and Performance
The following financial performance measures represent, in the Company’s assessment, the most important financial measures the Company used to link our CEO and Non-CEO NEO CAP for 2025 to Company performance:
Financial Performance Measures
Free Cash Flow
Adjusted EBITDA
Revenue
Sterigenics Segment Income
Stock Price CAGR
Adjusted EBITDA represents the most important financial performance measure used to link compensation actually paid to the CEO and Non-CEO NEOs for 2025 to Company performance. We define Adjusted EBITDA as earnings before interest, taxes, depreciation, amortization and certain other adjustments that we do not consider in our evaluation of our ongoing operating performance from period to period. These other adjustments include share-based compensation, loss on refinancing of debt, gain or loss on foreign currency, business optimization expenses, professional services relating to EO sterilization facilities, secondary offering and other stockholder activities and accretion of asset retirement obligations. Each of these adjustments are further defined in the Company’s Form 10-K for the year ended December 31, 2025. The Company relies on Adjusted EBITDA because it allows management to more effectively evaluate operating performance from period to period without the impact of certain non-cash and non-routine items that we do not expect to continue at the same level in the future and other items that are not core to our operations. We use Sterigenics Segment Income to evaluate the performance of our Sterigenics reportable segment.
The Company’s Annual Reports on Form 10-K for the years ended on December 31 for each of 2025, 2024, 2023, 2022 and 2021 include additional information on the calculation of Adjusted EBITDA and Sterigenics Segment Income, including non-GAAP reconciliation information. See “Compensation Elements for 2025 — Performance Share Units” and “Compensation Elements for 2025 — Share Appreciation Units” for more information on how Free Cash Flow, Revenue and Stock Price CAGR are determined.
The LDC Committee did not consider the PVP disclosure above in making its pay decisions for any of the years shown. The information in this “Pay Versus Performance” section shall not be deemed to be incorporated by reference into any filing by us under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except to the extent that we specifically incorporate this section by reference in such filing.

2026 Notice and Proxy Statement

CEO Pay Ratio

CEO Pay Ratio
In accordance with the Dodd-Frank Act and applicable SEC rules, we are providing the following information about the relationship of our CEO’s compensation to the compensation of all our employees. For 2025:
●
the annual total compensation of our median employee was $82,784;

●
the annual total compensation of our CEO, as reported in the Summary Compensation Table, was $10,656,063; and

●
the ratio of our CEO’s annual total compensation to the median employee’s annual total compensation was 129 to 1.

To identify our median employee, we used the base salary as of December 31, 2025 of our global population, which included 3,121 employees, excluding our CEO, of which 1,694 were U.S. employees and 1,427 were non-U.S. employees. We have chosen annual base salary as the consistently applied compensation measure used to identify the median employee. Base salary is the primary compensation component for a large portion of our workforce and is the one pay component that has a similar definition and is reported in a similar manner globally. Therefore, annual base salary provides an accurate depiction of total earnings for the purposes of identifying our median employee. Base salaries for employees outside the United States were converted to United States Dollars by applying the applicable foreign exchange rates in effect on December 31, 2025.
In compliance with Item 402(u) and as permitted by SEC rules under a de minimis exemption, we excluded all employees in three countries (Mexico (85 employees), Costa Rica (22 employees) and Thailand (30 employees)) totaling 137 employees (approximately 4.39% of our total workforce) when identifying our median employee. After accounting for the de minimis exemption, 2,984 employees in the U.S. and outside the U.S. were considered for identifying our median employee.
No cost of living adjustments were applied in our methodology. Our median employee’s total compensation of $82,784 was calculated in the same manner as we calculated total compensation for each of the named executive officers in the 2025 Summary Compensation Table.

Proposal 3: Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm
for the Fiscal Year Ending December 31, 2026
Independent Registered Public Accounting Firm Fees
Proposal 3: Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2026
We are asking stockholders to ratify the appointment of Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Although ratification is not legally required, we are submitting the appointment of Ernst & Young to our stockholders for ratification as a matter of good corporate governance practice. If the appointment is not ratified, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the fiscal year if it determines that such a change would be in the best interest of the Company and its stockholders.
The Audit Committee is directly responsible for the appointment, compensation, retention, oversight, evaluation and, when appropriate, replacement of the Company’s independent registered public accounting firm. Ernst & Young has served as the Company’s independent registered public accounting firm since 2019. In selecting the independent auditor, the Audit Committee annually evaluates the firm’s qualifications, performance and independence, including a review of the lead audit partner, and considers the assessments of management and the Company’s internal audit function.
Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions from stockholders.
Independent Registered Public Accounting Firm Fees
The following table shows fees the Company paid for professional services rendered by Ernst & Young for each of the fiscal years ended December 31, 2025 and December 31, 2024. The Audit Committee approved the fees shown in the table in accordance with its pre-approval process.
Fee Category (In thousands)	2025	2024
Audit Fees(1)	$3,113	$3,630
Audit-Related Fees(2)	$20	$23
Tax Fees(3)	$521	$334
All Other Fees	—	—
Total Fees	$3,654	$3,987

(1)
Audit Fees consisted of fees for (a) professional services rendered for the annual audit of Sotera Health’s consolidated financial statements, (b) the audit of Sotera Health’s internal control over financial reporting, (c) review of the interim consolidated financial statements included in quarterly reports and (d) services that are typically provided by an independent registered public accounting firm in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees included fees for assurance and related services that were reasonably related to the performance of the audit or review of Sotera Health’s consolidated financial statements and are not reported under “Audit Fees.”

2026 Notice and Proxy Statement

Proposal 3: Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm
for the Fiscal Year Ending December 31, 2026
Independent Registered Public Accounting Firm Fees
These services include (a) due diligence services pertaining to potential business acquisitions/dispositions, (b) financial audits of employee benefit plans, (c) agreed-upon or expanded audit procedures required to comply with local market requirements, assistance with internal control documentation requirements and (d) annual subscriptions or licensing of online content, such as accounting, tax or regulatory reference tools.
(3)
Tax Fees consisted of fees for professional services for tax compliance and review, and tax planning and advice. These services include assistance regarding federal, state and international tax matters, including compliance, return preparation, tax audits, tax advisory and consulting services.

The Audit Committee has concluded that the provision of the non-audit services described above was compatible with maintaining the independence of Ernst & Young.
The Board recommends a vote “FOR” the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for the fiscal year ending December 31, 2026.
Policy on Audit Committee’s Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee reviews and pre-approves all audit and permissible non-audit services provided to the Company by its independent registered public accounting firm, as well as audit services provided to the Company or its consolidated subsidiaries by any other accounting firm on which the independent registered public accounting firm expressly relies. These services (collectively, “Covered Services”) are reviewed to ensure that the provision of such services does not impair the independence of the independent registered public accounting firm.
Covered Services may include audit services, audit-related services, tax services and certain other non-audit services that the Audit Committee determines will not impair auditor independence. The Audit Committee pre-approval policy provides for the general pre-approval of predictable and recurring Covered Services, together with related fee estimates or arrangements, on an annual basis. Any such general pre-approval is effective for the applicable fiscal year.
All fees paid to Ernst & Young for services rendered during fiscal years 2025 and 2024 under the categories of Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees, as applicable, were pre-approved by the Audit Committee.
The Audit Committee has delegated to its Chair the authority to pre-approve Covered Services that are not subject to general pre-approval, provided that the aggregate estimated fees for such services do not exceed $250,000. In exercising this authority, the Chair considers the nature and scope of the proposed service in light of applicable law and the guidance issued by the SEC and the Public Company Accounting Oversight Board (“PCAOB”) with respect to auditor independence.

Proposal 3: Ratification of the Appointment of Ernst & Young LLP as Our Independent Registered Public Accounting Firm
for the Fiscal Year Ending December 31, 2026
Policy on Audit Committee’s Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The policy also designates the CFO to monitor the performance of all services provided by the independent registered public accounting firm and to assess compliance with the pre-approval policy. The CFO reports to the Audit Committee on a quarterly basis regarding the status of previously approved Covered Services and fees, amounts utilized, any additional approval requests, any services that may require application of the de minimis exception for permissible non-audit services and the results of such monitoring.

2026 Notice and Proxy Statement

Audit Committee Report

Audit Committee Report
The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” with the SEC, and shall not be subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates this Audit Committee Report by reference into a document filed under the Securities Act or the Exchange Act.
Composition
The Audit Committee of the Board is comprised of Vincent K. Petrella, Karen A. Flynn, Ann R. Klee, Kenneth D. Krause and David E. Wheadon. The Board has determined that each member of the Audit Committee meets the independence and financial literacy requirements of applicable SEC rules and Nasdaq listing standards. The Board has further determined that Mr. Petrella qualifies as an “audit committee financial expert” as defined by SEC rules.
Responsibilities
The Audit Committee operates under a written charter adopted by the Board, which is reviewed annually and updated as appropriate. The Audit Committee is responsible for overseeing the Company’s accounting and financial reporting processes, its relationship with its independent registered public accounting firm, its compliance with legal and regulatory requirements and its policies and procedures relating to risk assessment and risk management.
Management is responsible for maintaining the Company’s books and records, preparing the Company’s financial statements and maintaining effective internal control over financial reporting. The independent registered public accounting firm is responsible for auditing the Company’s annual consolidated financial statements and internal control over financial reporting.
Review with Management and Independent Registered Public Accounting Firm
The Audit Committee hereby reports that:
1.
The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm, Ernst & Young, together and separately, the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

2.
The Audit Committee has discussed with Ernst & Young the matters required to be discussed by applicable requirements of the PCAOB and the SEC.

3.
The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young required by applicable requirements of the PCAOB regarding Ernst & Young’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young their independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board, and the Board approved, that the Company’s audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC.

Audit Committee Report

The Audit Committee has appointed Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 and recommends that the stockholders ratify the appointment.
Respectfully submitted,
The Audit Committee
Vincent K. Petrella, Chair
Karen A. Flynn
Ann R. Klee
Kenneth D. Krause
David E. Wheadon

2026 Notice and Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information regarding the beneficial ownership of our common stock as of March 27, 2026 by:
●
each person or group who is known by us to own beneficially more than 5% of our outstanding shares of common stock;

●
each of our Named Executive Officers;

●
each of our directors; and

●
all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. We have based the calculation of the percentage of beneficial ownership on 285,156,440 shares of common stock outstanding, as of March 27, 2026. For purposes of calculating each person’s percentage ownership, common stock issuable pursuant to options exercisable within 60 days of March 27, 2026 and common stock issuable in connection with outstanding RSUs that will vest within 60 days of March 27, 2026 are included as outstanding and beneficially owned for that person, and are deemed outstanding for purposes of computing the percentage ownership of that person only. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder. Unless otherwise indicated, this table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the table or footnotes below, the address for each beneficial owner is c/o Sotera Health, 9100 South Hills Blvd, Suite 300, Broadview Heights, Ohio 44147.
Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned
5% Stockholders:
Investment funds and entities affiliated with Warburg Pincus(2)	19,102,952	6.70%
Investment funds and entities affiliated with GTCR(3)	12,735,301	4.47%
Darsana Capital Partners LP(4)	25,000,000	8.77%
Sculptor Capital LP(5)	21,000,000	7.36%
Sessa Capital LP(6)	20,550,000	7.21%
BlackRock, Inc.(7)	17,739,027	6.22%
Named Executive Officers and Directors:
Michael B. Petras, Jr.(8)	9,533,003	3.34%
Jonathan M. Lyons(9)	164,175	*
Michael P. Rutz(10)	683,111	*
Alexander Dimitrief(11)	950,874	*
Ruoxi Chen(12)	19,183,733	6.73%

Security Ownership of Certain Beneficial Owners and Management

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Shares Beneficially Owned
Sean L. Cunningham(13)	12,816,082	4.49%
Karen A. Flynn(14)	39,221	*
Ann R. Klee(15)	125,956	*
Robert B. Knauss(12)	19,157,885	6.72%
Kenneth D. Krause	—	*
Richard G. Kyle	—	*
James C. Neary(12)	19,183,733	6.73%
Vincent K. Petrella(16)	80,781	*
Christopher A. Simon(17)	19,132	*
David E. Wheadon(18)	74,912	*
All Executive Officers and Directors as a group (15 Persons)	43,806,694	15.36%

*
Represents beneficial ownership of less than 1%

(1)
Shares shown in the table above include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.

(2)
Consists of (i) 15,287,717 shares held of record by Bull Holdco L.P., a Delaware limited partnership (“Bull Holdco”) and (ii) 3,815,235 shares held of record by Bull Co-Invest L.P., a Delaware limited partnership (“WP Bull”).

Effective August 5, 2021, the Warburg Pincus Sponsors (as defined below), other than WP Bull, distributed their shares of common stock (the “Contributed Shares”) to Bull Holdco, pursuant to the terms of a Contribution and Exchange Agreement among such persons and Bull Holdco. The Warburg Pincus Sponsors (as defined below and other than WP Bull) share limited partnership ownership in Bull Holdco on a pro rata basis in accordance with their respective numbers of Contributed Shares. WP Bull Holdco GP LLC, a Delaware limited liability company, is the general partner of Bull Holdco, and WP XI (as defined below) is the sole member of WP Bull Holdco GP LLC.
The “Warburg Pincus Sponsors” include Warburg Pincus Private Equity XI, L.P., a Delaware limited partnership (“WP XI”), Warburg Pincus Private Equity XI-B, L.P., a Delaware limited partnership (“WP XI-B”), Warburg Pincus Private Equity XI-C, L.P., a Cayman Islands exempted limited partnership (“WP XI-C”), WP XI Partners, L.P., a Delaware limited partnership (“WP XIP”), Warburg Pincus XI Partners, L.P., a Delaware limited partnership (“WP XI Partners”) and WP Bull.
Warburg Pincus XI, L.P., a Delaware limited partnership (“WP XI GP”), is the general partner of each of (i) WP XI, (ii) WP XI-B, (iii) WP XI Partners and (iv) WP XIP. WP Global LLC, a Delaware limited liability company (“WP Global”), is the general partner of WP XI GP. Warburg Pincus Partners II, L.P., a Delaware limited partnership (“WPP II”), is the managing member of WP Global. Warburg Pincus Partners GP LLC, a Delaware limited liability company (“WPP GP LLC”), is the general partner of WPP II. Warburg Pincus & Co., a New York general partnership (“WP”), is the managing member of WPP GP LLC.
Warburg Pincus (Cayman) XI, L.P., a Cayman Islands exempted limited partnership (“WP XI Cayman GP”), is the general partner of WP XI-C (WP XI-C and, together with WP XI, WP XI-B, WP XI Partners and WP XIP, the “WP XI Funds”). Warburg Pincus XI-C, LLC, a Delaware limited liability company (“WP XI-C LLC”), is the general partner of WP XI Cayman GP. Warburg Pincus Partners II (Cayman), L.P., a Cayman Islands exempted limited partnership (“WPP II Cayman”), is the managing member of WPXI-C LLC.Warburg Pincus (Bermuda) Private Equity GP Ltd.,a Bermuda exempted company (“WP Bermuda GP”), is the general partner of WPP II Cayman. WP Bull Manager LLC, a Delaware limited Liability company (“WP Bull Manager”), is the general partner of WP Bull. WP is managing member of WP Bull Manager. Warburg Pincus LLC, a New York limited liability company (“WP LLC”), is the manager of the WP XI Funds. The address of the Warburg Pincus Sponsors is 450 Lexington Avenue, New York, New York 10017.

2026 Notice and Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

(3)
Includes (i) 10,107,727 shares held of record by GTCR Fund XI/A LP, (ii) 2,546,564 shares held of record by GTCR Fund XI/C LP and (iii) 81,010 shares held of record by GTCR Co-Invest XI LP (collectively, the “GTCR Sponsors”). GTCR Partners XI/A&C LP is the general partner of each of GTCR Fund XI/A LP and GTCR Fund XI/C LP. GTCR Investment XI LLC is the general partner of each of GTCR Co-Invest XI LP and GTCR Partners XI/A&C LP. GTCR Investment XI LLC is managed by a board of managers (the “GTCR Board of Managers”) consisting of Mark M. Anderson, Aaron D. Cohen, Sean L. Cunningham, David A. Donnini, Constantine S. Mihas and Collin E. Roche, and no single person has voting or dispositive authority over the shares. Each of GTCR Partners XI/A&C LP, GTCR Investment XI LLC and the GTCR Board of Managers may be deemed to share beneficial ownership of the shares held of record by the GTCR Stockholders, and each of the individual members of the GTCR Board of Managers disclaims beneficial ownership of the shares held of record by the GTCR Stockholders except to the extent of his pecuniary interest therein. The address for each of the GTCR Stockholders, GTCR Partners XI/A&C LP and GTCR Investment XI LLC is 300 North LaSalle Street, Suite 5600, Chicago, Illinois, 60654.

(4)
Includes shared voting power and shared dispositive power over all shares by Darsana Capital Partners LP, Darsana Capital Partners GP LLC, Darsana Master Fund LP, Darsana Capital GP LLC and Anand Desai (collectively, “Darsana”), according to a Schedule 13G filed on November 14, 2025. The address for Darsana is 40 West 57th Street, 22nd Floor, New York, New York 10019.

(5)
Includes shared voting power and shared dispositive power over all shares by Sculptor Capital LP, Sculptor Capital II LP, Sculptor Capital Holding Corp, Sculptor Capital Holding II LLC, Sculptor Capital Management Inc, Sculptor Master Fund Ltd. (collectively, “Sculptor”), according to a Schedule 13G filed on February 13, 2026. The address for Sculptor is 9 West 57th Street, 40th Floor, New York, NY 10019.

(6)
Includes shared voting power and shared dispositive power over all shares by Sessa Capital (Master) L.P., Sessa Capital Special Opportunity Fund II, L.P., Sessa Capital GP LLC, Sessa Capital IM, L.P., Sessa Capital IM GP, LLC, and John Petry (collectively, “Sessa”), according to a Schedule 13G filed on February 17, 2026. The address for Sessa is 888 Seventh Avenue, 30th Floor, New York, NY 10019.

(7)
Consists of (i) 0 shares of common stock subject to shared voting power, (ii) 17,194,322 shares of common stock subject to sole voting power and (iii) 17,739,027 shares of common stock subject to sole dispositive power by BlackRock, Inc. (“BlackRock”), according to a Schedule 13G filed on January 21, 2026. The address for BlackRock is 50 Hudson Yards, New York, NY 10001.

(8)
Mr. Petras is the grantor and trustee of estate planning trusts (the “Petras Trusts”). As a result, Mr. Petras may have voting and investment control over, and may be deemed to be the beneficial owner of, an aggregate of 4,819,393 shares of common stock owned by the Petras Trusts. Includes 241,210 shares of common stock and 4,472,400 shares underlying options that are currently exercisable or exercisable within 60 days of March 27, 2026.

(9)
Consists of 87,299 shares of common stock and 76,876 shares underlying options that are currently exercisable or exercisable within 60 days of March 27, 2026.

(10)
Consists of 408,200 shares of common stock and 274,911 shares underlying options that are currently exercisable or exercisable within 60 days of March 27, 2026.

(11)
Consists of 280,425 shares of common stock and 670,449 shares underlying options that are currently exercisable or exercisable within 60 days of March 27, 2026. Mr. Dimitrief retired from the Company effective March 31, 2026.

(12)
Includes 19,102,952 shares of common stock beneficially owned by the Warburg Pincus Sponsors because of the affiliations of Mr. Chen, Mr. Knauss and Mr. Neary with the Warburg Pincus Sponsors. Mr. Chen, Mr. Knauss and Mr. Neary each disclaim beneficial ownership of all shares of common stock owned by the Warburg Pincus Sponsors except to the extent of any indirect pecuniary interests therein. Also includes for Mr. Chen and Mr. Neary (i) 61,649 shares of common stock, for Mr. Knauss (ii) 35,801 shares of common stock, and for Mr. Chen, Mr. Neary and Mr. Knauss (iii) 19,132 shares of common stock issuable in connection with RSUs granted under our non-employee director compensation policy, which will vest within 60 days of March 27, 2026.

(13)
Includes 12,375,301 shares of common stock beneficially owned by the GTCR Sponsors because of the affiliations of Mr. Cunningham with the GTCR entities. Mr. Cunningham disclaims beneficial ownership of all shares of common stock owned by the GTCR entities except to the extent of any indirect pecuniary interests therein. Also includes (i) 61,649 shares of common stock and (ii)19,132 shares of common stock issuable in connection with RSUs granted under our non-employee director compensation policy, which will vest within 60 days of March 27, 2026.

(14)
Consists of 20,089 shares of common stock and 19,132 shares of common stock issuable in connection with RSUs granted under our non-employee director compensation policy, which will vest within 60 days of March 27, 2026.

Security Ownership of Certain Beneficial Owners and Management

(15)
Consists of 106,824 shares of common stock and 19,132 shares of common stock issuable in connection with RSUs granted under our non-employee director compensation policy, which will vest within 60 days of March 27, 2026.

(16)
Consists of 61,649 shares of common stock and 19,132 shares of common stock issuable in connection with RSUs granted under our non-employee director compensation policy, which will vest within 60 days of March 27, 2026.

(17)
Consists of 19,132 shares of common stock issuable in connection with RSUs granted under our non-employee director compensation policy, which will vest within 60 days of March 27, 2026.

(18)
Consists of 55,780 shares of common stock and 19,132 shares of common stock issuable in connection with RSUs granted under our non-employee director compensation policy, which will vest within 60 days of March 27, 2026.

2026 Notice and Proxy Statement

Certain Relationships and Related Party Transactions
Registration Rights Agreement
Certain Relationships and Related Party Transactions
Under SEC rules, a related person is an executive officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities since the beginning of the last fiscal year or an immediate family member of any of the foregoing.
Other than the transactions described below, and compensation agreements and other arrangements which are described in the sections “Compensation Discussion and Analysis” and “Employment Agreements” since January 1, 2025, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest. We believe the terms of the transactions described below were comparable to the terms we could have obtained in arms-length dealings with unrelated third parties.
From time to time, we do business with other companies affiliated with certain holders of our common stock. We believe that all such arrangements have been entered into in the ordinary course of business and have been conducted on an arm’s-length basis.
Registration Rights Agreement
We are a party to a second amended and restated registration rights agreement (the “Registration Rights Agreement”) with certain holders of our common stock. Pursuant to the Registration Rights Agreement, we have agreed to register under the Securities Act the sale of shares of our common stock under specified circumstances, including the 31,838,253 shares held by the Sponsors as of March 27, 2026. After registration pursuant to these rights, these shares will become freely tradable without restriction under the Securities Act.
Notwithstanding any contractual restrictions on the sale of our shares, Warburg Pincus or GTCR may require us to register all or part of their shares of common stock in accordance with the Securities Act and the Registration Rights Agreement. The net aggregate offering price of shares that either Warburg Pincus or GTCR propose to sell in any demand registration must be at least $50 million, or such holder must propose to sell all such holder’s shares if the net aggregate offering price of such shares is less than $50 million. Each of Warburg Pincus and GTCR is entitled to request unlimited demand registrations, but in each case, we are not obligated to effect more than three long-form registrations on Form S-1 or four marketed underwritten shelf take-downs each year at the request of Warburg Pincus or more than three long-form registrations on Form S-1 or four marketed underwritten shelf take-downs each year at the request of GTCR. We also are not obligated to effect more than one marketed underwritten offering in any consecutive 90-day period without the consent of Warburg Pincus or GTCR. There is no limitation on the number of unmarketed underwritten offerings that we may be obligated to effect at the request of Warburg Pincus or GTCR. We have specified rights to delay the filing or initial effectiveness of, or suspend the use of, any registration statement filed or to be filed in connection with an exercise of a holder’s demand registration rights.
In addition, if we propose to file a registration statement under the Securities Act with respect to specified offerings of shares of our common stock, we must allow holders of shares subject to registration rights to include their shares in that registration, subject to specified conditions and limitations.

Certain Relationships and Related Party Transactions
Registration Rights Agreement
These registration rights are subject to specified conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration in certain circumstances and our right to delay a registration statement under specified circumstances. Pursuant to the Registration Rights Agreement, we are required to pay all registration expenses and indemnify each participating holder with respect to each registration of registrable shares that is affected.
Pursuant to the Registration Rights Agreement, the Company has facilitated the following secondary offerings to date:
●
On March 17, 2021, we filed a registration statement on Form S-1 registering 25,000,000 shares of our common stock for sale by certain of its holders, including 22,520,970 shares held by the Sponsors. Following this sale, Warburg Pincus and GTCR’s beneficial ownership of our outstanding common stock was reduced to 37.26% and 24.84%, respectively.

●
On February 27, 2024, we filed a shelf registration statement on Form S-3 for the offer, issuance and sale of an indeterminate amount of our common stock by our Sponsors and certain individuals. On March 4, 2024, these stockholders sold a total of 28,750,000 shares, including 27,657,271 of which were sold by our Sponsors. Following this sale, Warburg Pincus and GTCR’s beneficial ownership of our outstanding common stock was reduced to 31.40% and 20.94%, respectively.

●
On September 4, 2024, we entered into an underwriting agreement relating to the sale of 25,000,000 shares of our common stock by our Sponsors at a price of $15.03 per share. Following this sale, Warburg Pincus and GTCR’s beneficial ownership of our outstanding common stock was reduced to 26.07% and 17.38%, respectively. As a result, the Company no longer qualified as a “controlled company” within Nasdaq corporate governance standards.

●
On September 3, 2025, we entered into an underwriting agreement relating to the sale of 20,000,000 shares of our common stock at a price of $15.35 per share. Following this sale, Warburg Pincus and GTCR’s beneficial ownership of our outstanding common stock was reduced to 21.77% and 14.51%, respectively.

●
On November 6, 2025, we entered into an underwriting agreement relating to the sale of 30,000,000 shares of our common stock at a price of $15.70 per share. Following this sale, Warburg Pincus and GTCR’s beneficial ownership of our outstanding common stock was reduced to 15.43% and 10.28%, respectively.

●
On March 4, 2026, we entered into an underwriting agreement relating to the sale of 25,000,000 shares of our common stock at a price of $15.27 per share. Following this sale, after taking into account other sales made on an unregistered basis, Warburg Pincus and GTCR’s beneficial ownership of our outstanding common stock was reduced to 6.72% and 4.48%, respectively.

In each case, the Company did not receive any proceeds from these offerings.

2026 Notice and Proxy Statement

Certain Relationships and Related Party Transactions
Stockholders Agreement
Stockholders Agreement
We and the Sponsors are party to a Stockholders Agreement. Our Stockholders Agreement provides that, for so long as the Stockholders Agreement is in effect, we and the Sponsors are required to take all actions reasonably necessary, subject to applicable regulatory and stock exchange listing requirements (including director independence requirements), to cause the membership of the Board and any committees of the Board to be consistent with the terms of the agreement.
Director Designees; Committee Membership
Under the terms of our Stockholders Agreement, for so long as each of our Sponsors holds certain percentages of the shares of common stock that they held immediately following our IPO, each is entitled to designate a certain number of directors for election to our Board, which designees are reviewed by the NCG Committee. See “Corporate Governance — Structure and Role of the Board of Directors — Certain Sponsor Rights.” Warburg Pincus had previously designated Mr. Chen, Mr. Knauss and Mr. Neary as nominees to our Board; GTCR had previously designated Mr. Cunningham as a nominee to our Board and is designating Mr. Cunningham as its current nominee.
The NCG Committee reviews Board committee composition annually. Subject to applicable law and Nasdaq rules, the Stockholders Agreement entitles Warburg Pincus and GTCR to representation on each Board committee proportionate to the number of directors they are entitled to designate on our Board, which right each Sponsor may elect to exercise in its discretion. In addition, the Stockholders Agreement entitles Warburg Pincus to appoint the chair of our LDC Committee for so long as Warburg Pincus has the right to designate at least one director for election to our Board.
Removal of Directors
While the Company no longer qualifies as a “controlled company” as a result of the Company’s secondary offering in September 2025, a director designated by investment funds and entities affiliated with either Warburg Pincus or GTCR, respectively, may be removed with or without cause by the affirmative vote of the holders of at least a majority of the votes that all the stockholders would be entitled to vote in any annual election of directors or class of directors and with the consent of Warburg Pincus or GTCR, respectively.
Quorum
For so long as investment funds and entities affiliated with Warburg Pincus have the right to designate at least one director for election to our Board and for so long as investment funds and entities affiliated with GTCR have the right to designate at least one director for election to our Board, in each case, a quorum of our Board will not exist without at least one director designee of each of Warburg Pincus and GTCR present at such meeting; provided that if a meeting of our Board fails to achieve a quorum due to the absence of a director designee of Warburg Pincus or GTCR, as applicable, the presence of at least one director designee of Warburg Pincus or GTCR, as applicable, will not be required for a quorum to exist at the next meeting of our Board.
Transfer Restrictions
Except for certain permitted transfers, management stockholders are restricted from transferring more than a number of vested shares of our common stock equal to the product of (i) the number of

Certain Relationships and Related Party Transactions
Stockholders Agreement
shares of our common stock owned by the management stockholders multiplied by (ii) a fraction, the numerator of which is the number of shares of our common stock sold by the Sponsors in a public or private sale to a third party and the denominator of which is the total number of shares of our common stock held by the Sponsors immediately prior to such public or private sale. These transfer restrictions apply only to shares of common stock held by management stockholders at closing of the IPO (or securities issued in respect thereof), expire upon the sixth anniversary of the completion of the IPO and may be waived prior to their expiration at the discretion of the LDC Committee.
Corporate Opportunities
To the fullest extent permitted by law, we have, on behalf of ourselves, our subsidiaries and our and their respective stockholders, renounced any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity that may be presented to Warburg Pincus, GTCR or any of their respective affiliates, partners, principals, directors, officers, members, managers, employees or other representatives, and no such person has any duty to communicate or offer such business opportunity to us or any of our subsidiaries or shall be liable to us or any of our subsidiaries or any of our or its stockholders for breach of any duty, as a director or officer or otherwise, by reason of the fact that such person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to us or our subsidiaries, unless, in the case of any such person who is a director or officer of ours, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of ours.
Indemnification
Two of our subsidiaries, GTCR and Warburg Pincus have been named co-defendants in past and pending tort lawsuits related to alleged use, emissions and releases of EO from certain facilities. Our Sponsors have also received subpoenas in connection with various lawsuits against the Company. In satisfaction of our indemnity obligations, we are bearing the costs incurred by indemnitees in defending these actions and responding to those subpoenas.
Limitation of Liability and Indemnification of Officers and Directors
Our amended and restated certificate of incorporation provides for indemnification of directors and officers to the fullest extent permitted by law, including payment of expenses in advance of resolution of any such matter. Our amended and restated certificate of incorporation eliminates the potential personal monetary liability of our directors to us or our stockholders for breaches of their duties as directors to the fullest extent permitted by the DGCL. Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL. At the 2024 Annual Meeting of Stockholders, our stockholders approved an amendment to our amended and restated certificate of incorporation to add a provision exculpating officers of the Company from personal liability for monetary damages associated with claims of breach of the duty of care as permitted under the DGCL. Consistent with the DGCL, the amendment permits exculpation only for direct claims brought by stockholders (as opposed to derivative claims made by stockholders on behalf of the

2026 Notice and Proxy Statement

Certain Relationships and Related Party Transactions
Limitation of Liability and Indemnification of Officers and Directors
corporation or claims brought by the Company itself). Further, as with the director exculpation provision contained in our amended and restated certificate of incorporation, the amendment does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or liability arising out of any transaction in which the officer derived an improper personal benefit.
We have entered into indemnification agreements with our directors and officers that are broader than the mandatory indemnification rights required by the DGCL. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our amended and restated certificate of incorporation and amended and restated bylaws against all expenses, judgments, fines and amounts paid in settlement of any claim. The indemnification agreements also provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our amended and restated certificate of incorporation and amended and restated bylaws. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and officers, and in satisfaction of our indemnity obligations, we have borne the costs of the defense of those current and former directors and officers who were named as defendants or respondents to subpoenas as described in the preceding section, “Stockholders Agreement —Indemnification.”
The limitation of liability and indemnification provisions included in our amended and restated certificate of incorporation and the indemnification agreements with our directors and officers may discourage stockholders from bringing lawsuits against our directors and officers for alleged breaches of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though any such action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlements and awards of damages against directors and officers as required by these indemnification provisions.
We maintain Side-A directors and officers liability insurance policies under which, subject to the terms, conditions, exclusions and limits of the policies, defense and indemnity coverage is provided to our directors and officers for claims alleging a breach of duty or other wrongful acts as a director or officer, including claims relating to public securities matters. Our directors and officers liability insurance policies since the time of the IPO do not provide coverage to the Company for the Company’s indemnification of directors and officers or for direct claims against the Company.
Certain of our non-employee directors may, through their relationships with their employers, be insured or indemnified against certain liabilities incurred in their capacity as members of our Board. Although directors designated for election to our Board by Warburg Pincus or GTCR may have certain rights to indemnification, advancement of expenses or insurance provided or obtained by Warburg Pincus or GTCR, we have agreed in our Stockholders Agreement that we will be the indemnitor of first resort, will advance the full amount of expenses incurred by each such director and, to the extent that Warburg Pincus or GTCR or their insurers make any payment to, or advance any expenses to, any such director, we will reimburse those investment funds and entities and their insurers for such amounts.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been

Certain Relationships and Related Party Transactions
Limitation of Liability and Indemnification of Officers and Directors
informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Policies and Procedures for Related Party Transactions
Pursuant to our written related party transactions policy, the Audit Committee of the Board is responsible for evaluating each related party transaction and determining whether the transaction at issue is fair, reasonable and within our policy and whether it should be ratified and approved. The Audit Committee, in making such determinations, considers various factors, including the benefit of the transaction to us, the terms of the transaction and whether they are at arm’s-length and in the ordinary course of our business, whether the transaction would impair the independence of an otherwise independent director, the direct or indirect nature of the related person’s interest in the transaction, the size and expected term of the transaction and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards. The Audit Committee reviews, at least annually, a summary of our transactions with our directors and officers and with firms that employ our directors, as well as any other related person transactions, including the transactions below.
Curia Global (“Curia”) is a contract research, development and manufacturing organization and a customer of our Nelson Labs business segment. Curia is an affiliate of Warburg Pincus, one of our Sponsors. We recorded sales of approximately $1.0 million to Curia in 2025.
Quantum Health (“Quantum”) is a consumer health care navigation company and a vendor to us. Quantum is an affiliate of Warburg Pincus, one of our Sponsors. We paid approximately $0.4 million to Quantum in 2025.
City Wide Facility Solutions (“City Wide”) is a commercial cleaning and facility maintenance company and a vendor to us. City Wide is an affiliate of Warburg Pincus, one of our Sponsors. We paid approximately $0.4 million to City Wide in 2025.
PPC Flex, LLC (“PPC Flex”) is an advanced flexible packaging manufacturer and a vendor to us. PPC Flex is an affiliate of Warburg Pincus, one of our Sponsors. We paid approximately $125,000 to PPC Flex in 2025.

2026 Notice and Proxy Statement

Other Information
2027 Stockholder Proposals
Other Information
2027 Stockholder Proposals
Proposals by stockholders for inclusion in our proxy statement and form of proxy for the Annual Meeting to be held in 2027 pursuant to Rule 14a-8 of the Exchange Act should be addressed to the Corporate Secretary, Sotera Health Company, 9100 South Hills Blvd, Suite 300, Broadview Heights, Ohio 44147. Proposals must be received at this address no later than December 9, 2026. To be valid, the proposal must meet the requirements of Rule 14a-8. Rule 14a-8 and related guidance provide that certain stockholder proposals may be excluded from a proxy statement. We will evaluate any stockholder proposal received and may exclude such stockholder proposal if permitted in accordance with such rule and guidance. We suggest that proposals be forwarded by certified mail, return receipt requested.
Annual Meeting Advance Notice Requirements
Under Article II, Section 2.14 of our amended and restated bylaws, for a stockholder to submit a proposal or to nominate any director at next year’s annual meeting of stockholders, written notice must be addressed to the Corporate Secretary, Sotera Health Company, 9100 South Hills Blvd, Suite 300, Broadview Heights, Ohio 44147 and be received not earlier than the opening of business 120 days before, and not later than the close of business 90 days before, the first anniversary of the date of the preceding year’s annual meeting of stockholders, provided next year’s annual meeting is called for on a date that is within 30 days before or after such anniversary date. Assuming that next year’s annual meeting is held on schedule, we must receive written notice between January 21, 2027 and February 20, 2027 of an intention to introduce a nomination or other item of business at that meeting that meets all the requirements contained in our amended and restated bylaws.

Questions and Answers About the Proxy Statement and Our 2026 Annual Meeting of Stockholders

Questions and Answers About the Proxy Statement and Our 2026 Annual Meeting of Stockholders
Q:
Why am I receiving these materials?

A:
The Board is providing these materials to you in connection with its solicitation of proxies for use at the Company’s Annual Meeting. The Annual Meeting will be held on Thursday, May 21, 2026. The Annual Meeting will be held online at www.virtualshareholdermeeting.com/SHC2026 via a live audio webcast. Stockholders are invited to attend the Annual Meeting via the live audio webcast and to vote on the proposals described in this Proxy Statement.

These proxy materials are being provided on or about April 8, 2026 to all stockholders of record of Sotera Health as of March 27, 2026.
Q:
What information is contained in these materials?

A:
This Proxy Statement contains important information regarding the Annual Meeting, the proposals on which you are being asked to vote, the voting process and procedures and information you may find useful in determining how to vote.

If you requested to receive printed proxy materials, these materials also include an accompanying proxy card. If you received more than one proxy card, this generally means your shares are registered differently or are in more than one account. Please provide voting instructions for each proxy card or, if you vote via the internet or by telephone, vote once for each proxy card you receive to ensure all your shares are voted.
Q:
What proposals will be voted on at the Annual Meeting? What are the Board’s recommendations?

A:
The following table describes the proposals to be voted on at the Annual Meeting and the Board’s voting recommendations:

Proposal	Board Voting Recommendation
1. Election of Sean L. Cunningham, Richard G. Kyle, Vincent K. Petrella and Christopher A. Simon as Class III directors to our Board	FOR these director nominees
2. Approval, on an advisory basis, of the compensation of our named executive officers	FOR
3. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026	FOR
At the time this Proxy Statement was mailed, we were not aware of any other matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement and in the notice accompanying this Proxy Statement.

2026 Notice and Proxy Statement

Questions and Answers About the Proxy Statement and Our 2026 Annual Meeting of Stockholders

Q:
What is the record date? How many shares are entitled to vote?

A:
Stockholders who own Sotera Health common stock at the close of business on March 27, 2026, the record date, are entitled to vote at the Annual Meeting. On the record date, there were 285,156,440 shares of outstanding common stock of Sotera Health. Each share of Sotera Health common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Most Sotera Health stockholders hold their shares as beneficial owners (through a broker, bank, or other nominee) rather than as a stockholder of record (directly in their own name).

Stockholders of Record. If your shares of Sotera Health common stock are registered directly in your name with Sotera Health’s transfer agent, Computershare, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you. As a stockholder of record, you have the right to grant your voting proxy directly to Sotera Health or to vote electronically at the Annual Meeting. If you requested printed proxy materials, we have enclosed an accompanying proxy card for you to use. You may also submit voting instructions via the Internet or by telephone by following the instructions on the accompanying proxy card, as described below under “How can I vote my shares?”
Beneficial Owners. If your shares of Sotera Health common stock are held in a brokerage account or by a broker, bank, or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank, or other nominee, which is considered the stockholder of record with respect to those shares. As a beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote the shares in your account. However, because you are not the stockholder of record, you may not vote these shares electronically at the Annual Meeting unless you follow the instructions from your broker, bank or other nominee. Your broker, bank, or other nominee has included a voting instruction form for you to use to direct them how to vote your shares. Please instruct your broker, bank, or other nominee how to vote your shares using the voting instruction form you received from them.
Q:
Can I attend the Annual Meeting?

A:
Sotera Health stockholders on the record date or their legal proxy holders may attend the Annual Meeting online at www.virtualshareholdermeeting.com/SHC2026. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.

Q:
How can I vote my shares?

A:
You may vote over the internet, by telephone, by mail, or electronically at the Annual Meeting. Votes submitted by telephone or over the internet must be received by 11:59 p.m., Eastern Daylight Time, on Wednesday, May 20, 2026, unless otherwise indicated.

Questions and Answers About the Proxy Statement and Our 2026 Annual Meeting of Stockholders

Voting over the internet. To vote over the internet, please follow either the instructions included on your proxy card or the voting instructions you receive by e-mail or that are being provided via the internet. You will be asked to provide the 16-digit control number on your Notice of Internet Availability or Voting Instruction Form. If you vote over the internet, you do not need to complete and mail a proxy card.
Voting by Telephone. To vote by telephone, dial 1-800-690-6903 and follow the recorded instructions. You will be asked to provide the 16-digit control number on your Notice of Internet Availability or Voting Instruction Form. If you vote by telephone, you do not need to complete and mail a proxy card.
Voting by Mail. If you have requested printed proxy materials, you may vote by mail by signing the proxy card and returning it in the prepaid and addressed envelope enclosed with the proxy materials. By signing and returning the proxy card, you are authorizing the individuals named on the proxy card to vote your shares at the Annual Meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the Annual Meeting so that your shares of Sotera Health common stock will be voted if you are unable to attend the Annual Meeting. If you receive more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all your shares are voted. Your printed proxy materials may also indicate methods whereby you may vote by telephone or over the internet instead of signing, dating and returning the proxy card by mail.
Voting Electronically at the Meeting. If you attend the virtual Annual Meeting and plan to vote electronically at the Annual Meeting, you can vote by following the instructions provided when you log in to the online virtual Annual Meeting platform. If you are a stockholder of record, you have the right to vote electronically at the Annual Meeting. If you are the beneficial owner of shares held in street name, you may also vote electronically at the Annual Meeting if you follow the instructions from your broker, bank or other nominee to vote those shares.
Q:
Can I change my vote or revoke my proxy?

A:
If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the Annual Meeting. To change your vote or revoke your proxy, you must:

●
Sign and return a later-dated proxy card, or enter a new vote over the internet or by telephone;

●
Provide written notice of the revocation to Sotera Health’s Corporate Secretary at: Sotera Health Company, Attention: Erika Ostrowski, Corporate Secretary, 9100 South Hills Blvd., Suite 300, Broadview Heights, Ohio 44147, before the proxies vote your shares at the Annual Meeting; or

●
Attend the virtual Annual Meeting and vote electronically at the meeting.

If you are a beneficial stockholder, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, trust, bank or other nominee.
Only the latest validly-executed proxy that you submit will be counted.
Q:
What is the quorum requirement for the Annual Meeting?

A:
A majority of the voting power of the outstanding shares of common stock entitled to vote must

2026 Notice and Proxy Statement

Questions and Answers About the Proxy Statement and Our 2026 Annual Meeting of Stockholders

be present at the Annual Meeting to constitute a quorum and to conduct business at the Annual Meeting. Your shares of Sotera Health common stock are counted as present if you vote in person at the Annual Meeting, over the internet, by telephone, or by submitting a properly executed proxy card by mail.
Abstentions and broker non-votes are counted as present for the purpose of determining a quorum.
Q:
How are votes counted?

A:
The following table describes how voting results will be tabulated.

Proposal	Voting Options	Required Vote	Effect of Abstentions and Broker Non-Votes	Broker Discretionary Voting Allowed?	Advisory Proposal?
1. Election of director nominees	FOR or WITHHELD with respect to each of the director nominees	Plurality vote of shares present or represented by proxy(1)	No effect — not counted as a “vote cast”	No	No
2. Approval, on an advisory basis, of the compensation of our named executive officers	FOR, AGAINST or ABSTAIN	Majority of the shares present or represented by proxy and entitled to vote on the subject matter	Broker non-votes will have no effect — not counted as a “vote cast” Abstentions will have the effect of a “vote against”	No	Yes
3. Ratification of the appointment of independent auditors	FOR, AGAINST or ABSTAIN	Majority of the shares present or represented by proxy and entitled to vote on the subject matter	Broker non-votes are not expected for this routine proposal Abstentions will have the effect of a “vote against”	Yes	Yes

(1)
While our directors are elected by a plurality voting standard, we have adopted a majority voting policy for the election of directors in our Corporate Governance Guidelines. Pursuant to the majority voting policy, in an uncontested election, a director nominee must receive more votes cast “FOR” his or her election than votes “WITHHELD” to be elected. If any nominee for director receives a greater number of votes “withheld” than votes “for” such election, our Corporate Governance Guidelines require that such person must promptly tender his or her resignation to the NCG Committee following certification of the vote and the NCG Committee shall recommend such action(s) to be taken to the Board for their review and consideration.

If you are a stockholder of record and you sign and return your proxy card without giving specific voting instructions, your shares will be voted on the proposals as recommended by our Board and in accordance with the discretion of the persons named on the proxy card with respect to any other matters that may properly come before the Annual Meeting.
If your shares are held in street name and you do not instruct your broker on a timely basis on how to vote your shares, your brokerage firm, in its discretion, may either leave your shares unvoted

Questions and Answers About the Proxy Statement and Our 2026 Annual Meeting of Stockholders

or vote your shares on routine matters. Only the ratification of Ernst & Young LLP as our independent registered public accounting firm is a routine matter. Without your voting instructions, your brokerage firm cannot vote your shares on Proposal 1 or Proposal 2. These unvoted shares, called “broker non-votes,” refer to shares held by brokers who have not received voting instructions from their clients and who do not have discretionary authority to vote on non-routine matters. Broker non-votes are not considered entitled to vote on non-routine proposals. Broker non-votes will have no effect on the outcome of the election of any director nominee or of the advisory vote on named executive officer compensation.
Q:
Who will count the votes? Where can I find the voting results of the Annual Meeting?

A:
An inspector of elections appointed for the Annual Meeting will tabulate the votes. Preliminary voting results will be announced at the Annual Meeting. Final voting results will be reported in a Current Report on Form 8-K, which will be filed with the SEC within four business days following the Annual Meeting.

Q:
Who will bear the cost of soliciting votes for the Annual Meeting?

A:
Sotera Health will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials.

Q:
Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials in the mail?

A:
In accordance with SEC rules, we are furnishing proxy materials to our stockholders primarily via the internet, instead of mailing printed copies of those materials to each stockholder. On April 8, 2026, we commenced mailing a Notice of Internet Availability to our stockholders (other than those who had previously requested electronic or paper delivery) containing instructions on how to access our proxy materials, including this Proxy Statement and our Annual Report. The Notice of Internet Availability also instructs you on how to vote over the internet.

This process is designed to expedite stockholders’ receipt of proxy materials, reduce the cost of the Annual Meeting and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.
Q:
I share an address with another stockholder, and we received only one paper copy or we received multiple paper copies of the proxy materials. How can I obtain an additional copy, or a single copy, as applicable, of the proxy materials?

A:
Under a practice approved by the SEC called “householding,” stockholders who have the same address and last name and who do not participate in electronic delivery of proxy materials will receive only one mailed copy of our proxy materials, unless one or more of these stockholders

2026 Notice and Proxy Statement

Questions and Answers About the Proxy Statement and Our 2026 Annual Meeting of Stockholders

notifies us that he or she wishes to receive individual copies. Stockholders who participate in householding will continue to receive separate proxy cards.
If you share an address with another stockholder and received only one set of proxy materials and would like to request a separate paper copy of these materials, please contact the Broadridge Householding Department by phone at 1-866-540-7095 or by mail to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717.
If you are eligible for householding, but you and other stockholders of record with whom you share an address currently receive multiple copies of the proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of the proxy materials for your household, please contact the Broadridge Householding Department at the aforementioned phone number or address.

Board of Directors

Back row left to right: **Robert B. Knauss**, Managing Director, Warburg Pincus; **Christopher A. Simon**, President and Chief Executive Officer, Haemonetics; **Karen A. Flynn**, Former Senior Vice President and Chief Commercial Officer, Catalent Pharma Solutions; **James C. Neary**, Managing Director, Co-Head of U.S. Private Equity, Warburg Pincus; **Ruoxi Chen**, Managing Director, Warburg Pincus; **Sean L. Cunningham**, Managing Director, GTCR; **David E. Wheadon, M.D.**, Former Senior Vice President, Global Regulatory Affairs, Patient Safety and Quality Assurance, AstraZeneca PLC; **Constantine S. Mihas**, Managing Director, GTCR (resigned from the Board of Directors, effective March 16, 2026)

Seated left to right: **Vincent K. Petrella**, Lead Independent Director, Sotera Health; Former Executive Vice President, Chief Financial Officer and Treasurer, Lincoln Electric Holdings, Inc.; **Michael B. Petras, Jr.**, Chairman and Chief Executive Officer, Sotera Health; **Ann R. Klee**, Former Executive Vice President of Business Development & External Affairs, Suffolk Construction

Not pictured: **Kenneth D. Krause**, Executive Vice President and Chief Financial Officer, Rollins, Inc.; **Richard G. Kyle**, Former President and Chief Executive Officer, The Timken Company

Executive Management

Michael B. Petras, Jr.
Chairman and Chief Executive Officer, Sotera Health

Riaz Bandali
President, Nordion

Michael P. Rutz
President, Sterigenics

Joseph A. Shrawder
President, Nelson Labs

Kristin A. Gibbs
Chief Marketing Officer, Sotera Health

Robert G. Hauzie
Chief Information Officer, Sotera Health

William (BJ) O. Lehmann
Senior Vice President, Corporate Development & Strategy, Sotera Health

Danielle J. Menture
Senior Vice President, Global Environmental, Health & Safety and Sustainability, Sotera Health

Erika Ostrowski
Senior Vice President, General Counsel and Corporate Secretary, Sotera Health

Sally R. Turner
Chief Human Resources Officer, Sotera Health

Sotera Health

Sterigenics. Nordion. Nelson Labs.

Sotera Health Company • 9100 South Hills Blvd, Suite 300 • Broadview Heights, OH 44147 • 440.262.1410 • Nasdaq: SHC

soterahealth.com

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYV90987-P45569For WithholdFor Against AbstainFor Against Abstain! !! !! ! Director Nominees:1. Elect the four following Class III director nominees to serve until the 2029 Annual Meeting of Stockholders:2. Approve, on an advisory basis, the compensation of our named executive officers.Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.SOTERA HEALTH COMPANYThe Board of Directors recommends you vote FOR the following:The Board of Directors recommends you vote FOR the following proposal:3. Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.The Board of Directors recommends you vote FOR the following proposal:1a. Sean L. Cunningham1b. Richard G. Kyle1c. Vincent K. Petrella1d. Christopher A. Simon! ! !! ! !! !SCAN TO VIEW MATERIALS & VOTE wSOTERA HEALTH COMPANY9100 SOUTH HILLS BLVD, SUITE 300BROADVIEW HEIGHTS, OH 44147VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode aboveUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 20, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.During The Meeting - Go to www.virtualshareholdermeeting.com/SHC2026You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on May 20, 2026. Have your proxy card in hand when you call and then follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V90988-P45569Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement, Annual Report and Form 10-K are available at www.proxyvote.com.SOTERA HEALTH COMPANYTHIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORSANNUAL MEETING OF STOCKHOLDERSMAY 21, 2026The stockholder(s) hereby appoint(s) Michael B. Petras, Jr. and Erika Ostrowski, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Sotera Health Company that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 9:00 a.m., Eastern Daylight Time on May 21, 2026, at www.virtualshareholdermeeting.com/SHC2026, and any adjournment or postponement thereof.THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL DIRECTOR NOMINEES, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" ALL DIRECTOR NOMINEES, "FOR" PROPOSAL 2, AND "FOR" PROPOSAL 3.PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.CONTINUED AND TO BE SIGNED ON REVERSE SIDE